Exhibit 10(o), Form 10-K
Kansas City Life Insurance Company

Summary Plan Description

Kansas City Life Insurance Company
Employee Medical Plan
Choice Plus
Effective: January 1, 2013
Group Number: 715040

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS PLAN

TABLE OF CONTENTS
SECTION 1 – WELCOME    1
SECTION 2 - INTRODUCTION    3
Eligibility    3
Cost of Coverage    6
How to Enroll    6
When Coverage Begins    7
HIPAA Special Enrollment Events    7
Changing Your Coverage    8
SECTION 3 - HOW THE PLAN WORKS    10
Network and Non-Network Benefits    10
Eligible Expenses    11
Annual Deductible    11
Copayment    12
Coinsurance    12
Out-of-Pocket Maximum    12
SECTION 4 - PERSONAL HEALTH SUPPORT    13
Requirements for Notifying Personal Health Support    14
Special Note Regarding Mental Health and Substance Use Disorder Services    15
Special Note Regarding Medicare    16
SECTION 5 - PLAN HIGHLIGHTS    17
SECTION 6 - ADDITIONAL COVERAGE DETAILS    25
Ambulance Services    25
Cancer Resource Services (CRS)    26
Congenital Heart Disease (CHD) Surgeries    26
Dental Services - Accident Only    27
Diabetes Services    28
Durable Medical Equipment (DME)    29
Emergency Health Services - Outpatient    31
Hearing Aids    32
Home Health Care    32

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Hospice Care    33
Hospital - Inpatient Stay    33
Kidney Resource Services (KRS)    34
Lab, X-Ray and Diagnostics - Outpatient    35
Lab, X-Ray and Major Diagnostics - CT, PET Scans, MRI, MRA and Nuclear Medicine - Outpatient    35
Mental Health Services    35
Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders    36
Nutritional Counseling    37
Obesity Surgery    38
Ostomy Supplies    39
Pharmaceutical Products - Outpatient    39
Physician Fees for Surgical and Medical Services    39
Physician's Office Services - Sickness and Injury    39
Pregnancy - Maternity Services    40
Preventive Care Services    41
Prosthetic Devices    42
Reconstructive Procedures    42
Rehabilitation Services - Outpatient Therapy and Manipulative Treatment    43
Scopic Procedures - Outpatient Diagnostic and Therapeutic    44
Skilled Nursing Facility/Inpatient Rehabilitation Facility Services    45
Substance Use Disorder Services    46
Surgery - Outpatient    47
Therapeutic Treatments - Outpatient    47
Transplantation Services    48
Travel and Lodging    49
Urgent Care Center Services    50
Vision Examinations    50
Wigs    50
SECTION 7 - RESOURCES TO HELP YOU STAY HEALTHY    51
www.myuhc.com    51

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Optum® NurseLineSM    53
Live Nurse Chat    54
Live Events on www.myuhc.com    54
Healthy Pregnancy Program    54
Treatment Decision Support    55
UnitedHealth PremiumSM Program    55
SECTION 8 - EXCLUSIONS: WHAT THE MEDICAL PLAN WILL NOT COVER    57
Alternative Treatments    57
Dental    57
Devices, Appliances and Prosthetics    58
Drugs    59
Experimental or Investigational or Unproven Services    59
Foot Care    60
Medical Supplies and Equipment    60
Mental Health/Substance Use Disorder    61
Nutrition    62
Personal Care, Comfort or Convenience    62
Physical Appearance    63
Preexisting Conditions    64
Procedures and Treatments    64
Providers    66
Reproduction    66
Services Provided under Another Plan    67
Transplants    67
Travel    68
Types of Care    68
Vision and Hearing    68
All Other Exclusions    69
SECTION 9 - CLAIMS PROCEDURES    71
Network Benefits    71
Non-Network Benefits    71
Prescription Drug Benefit Claims    71

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If Your Provider Does Not File Your Claim    71
Health Statements    72
Explanation of Benefits (EOB)    73
Initial Claim Determination    73
Claim Denials and Appeals    74
Federal External Review Program    76
Limitation of Action    82
SECTION 10 - COORDINATION OF BENEFITS (COB)    83
Determining Which Plan is Primary    83
When This Plan is Secondary    84
When a Covered Person Qualifies for Medicare    85
Medicare Cross-Over Program    85
Right to Receive and Release Needed Information    86
Overpayment and Underpayment of Benefits    86
SECTION 11 - SUBROGATION AND REIMBURSEMENT    88
Right of Recovery    88
Right to Subrogation    88
Right to Reimbursement    89
Third Parties    89
Subrogation and Reimbursement Provisions    89
SECTION 12 - WHEN COVERAGE ENDS    92
Continuing Coverage Through COBRA    93
When COBRA Ends    99
Uniformed Services Employment and Reemployment Rights Act    100
FMLA Leave    101
SECTION 13 - OTHER IMPORTANT INFORMATION    102
Qualified Medical Child Support Orders (QMCSOs)    102
Your Relationship with UnitedHealthcare and Kansas City Life Insurance Company    102
Relationship with Providers    103
Your Relationship with Providers    104
Interpretation of Benefits    104

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Information and Records    104
Incentives to Providers    105
Incentives to You    106
Rebates and Other Payments    106
Workers' Compensation Not Affected    106
Future of the Plan    106
Plan Document    107
SECTION 14 - GLOSSARY    108
SECTION 15 - PRESCRIPTION DRUGS    122
Prescription Drug Coverage Highlights    122
Identification Card (ID Card) – Network Pharmacy    123
Benefit Levels    123
Retail    124
Mail Order    124
Designated Pharmacy    125
Assigning Prescription Drugs to the PDL    125
Notification Requirements    126
Prescription Drug Benefit Claims    127
Limitation on Selection of Pharmacies    127
Supply Limits    127
If a Brand-name Drug Becomes Available as a Generic    127
Prescription Drugs that are Chemically Equivalent    127
Special Programs    127
Rebates and Other Discounts    128
Coupons, Incentives and Other Communications    128
Exclusions - What the Prescription Drug Plan Will Not Cover    128
Glossary - Prescription Drugs    130
SECTION 16 - IMPORTANT ADMINISTRATIVE INFORMATION: ERISA    133
ATTACHMENT I - HEALTH CARE REFORM NOTICES    138
Patient Protection and Affordable Care Act (“PPACA”)    138
ADDENDUM - PARENTSTEPS®    139

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Introduction    139
What is ParentSteps?    139
Registering for ParentSteps    139
Selecting a Contracted Provider    140
Visiting Your Selected Health Care Professional    140
Obtaining a Discount    140
Speaking with a Nurse    140
Additional ParentSteps Information    140

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 1 – WELCOME

Quick Reference Box

■	Member services, claim inquiries, Personal Health Support and Mental Health/Substance Use Disorder Administrator: (888) 567-4659;

■	Claims submittal address: UnitedHealthcare - Claims, P.O. Box 30555, Salt Lake City, Utah 84130-0555; and

■	Online assistance: www.myuhc.com.

Kansas City Life Insurance Company is pleased to provide you with this Summary Plan Description (SPD), which describes the health Benefits available to you and your covered family members under the Kansas City Life Employee Medical Plan. It includes summaries of:

•	who is eligible;

•	services that are covered, called Covered Health Services;

•	services that are not covered, called Exclusions;

•	how Benefits are paid; and

•	your rights and responsibilities under the Plan.
This SPD is designed to meet your information needs and the disclosure requirements of the Employee Retirement Income Security Act of 1974 (ERISA). It supersedes any previous printed or electronic SPD for this Plan.

Kansas City Life Insurance Company intends to continue this Plan, but reserves the right, in its sole discretion, to modify, change, revise, amend or terminate the Plan at any time, for any reason, and without prior notice. This SPD is not to be construed as a contract of or for employment. If there should be an inconsistency between the contents of this summary and the contents of the Plan, your rights shall be determined under the Plan and not under this summary.

UnitedHealthcare is a private healthcare claims administrator. UnitedHealthcare's goal is to give you the tools you need to make wise healthcare decisions. UnitedHealthcare also helps your employer to administer claims. Although UnitedHealthcare will assist you in many ways, it does not guarantee any Benefits. Kansas City Life Insurance Company is solely responsible for paying Benefits described in this SPD.
Please read this SPD thoroughly to learn how the Kansas City Life Employee Medical Plan works. If you have questions contact your local Human Resources department or call the number on the back of your ID card.

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How To Use This SPD

■	Read the entire SPD, and share it with your family. Then keep it in a safe place for future reference.

■	Many of the sections of this SPD are related to other sections. You may not have all the information you need by reading just one section.

■	You can request printed copies of your SPD by contacting Human Resources.

■	Capitalized words in the SPD have special meanings and are defined in Section 14, Glossary.

■	If eligible for coverage, the words "you" and "your" refer to Covered Persons as defined in Section 14, Glossary.

■	Kansas City Life Insurance Company is also referred to as Company.

■	If there is a conflict between this SPD and any benefit summaries (other than Summaries of Material Modifications) provided to you, this SPD will control.

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SECTION 2 - INTRODUCTION

What this section includes:

■	Who's eligible for coverage under the Plan;

■	The factors that impact your cost for coverage;

■	Instructions and timeframes for enrolling yourself and your eligible Dependents;

■	When coverage begins; and

■	When you can make coverage changes under the Plan.

Eligibility
You are eligible to enroll in the Plan as of the first day of the month coincident with or following your date of hire if you are classified by Kansas City Life Insurance Company on its payroll records as a full-time employee.
You are not eligible to participate in the Plan if you are classified by Kansas City Life Insurance Company in any category other than a full-time employee, including

•	regularly scheduled to work less than 30 hours per week,

•	a seasonal or temporary employee,

•	a leased employee,

•	an independent contractor, or

•	a member of a collective bargaining unit, unless the collective bargaining agreement provides for your participation in the Plan.
A person not classified by Kansas City Life Insurance Company as an employee will not be eligible to participate in the Plan regardless of whether a court or tax or regulatory authority determines that the person is an employee.
You are also eligible to enroll in the Plan if you satisfy retiree eligibility requirements.
Your eligible Dependents may also participate in the Plan. An eligible Dependent is considered to be:

•	your Spouse, as defined in Section 14, Glossary;

•
your or your Spouse's child who is under age 26, including a natural child, stepchild, a legally adopted child, a child placed for adoption or a child for whom you or your Spouse are the legal guardian; or

•	An unmarried, disabled child provided the following requirements are satisfied:

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•	child has been covered under a previous medical Plan and the child became disabled prior to the limiting age of this Plan. Proof of prior coverage and disability will be required.

-	the child is unable to be self-supporting due to a mental or physical handicap or disability and, thus, depends mainly on you for support;

-	the child became disabled prior to the limiting age above;

-
the child is covered under this plan as of the limiting age, or the child is enrolled during your initial enrollment period and is continuously covered under another plan or policy through the effective date of coverage under this plan;

-
you provide to Kansas City Life Insurance Company proof of the child’s incapacity and dependency within 31 days of the date coverage would otherwise have ended because the child reaches the limiting age; and

-	you provide proof, upon Kansas City Life Insurance Company’s request, that the child continues to meet these requirements.
The proof might include medical examinations at Kansas City Life Insurance Company’s expense. However, you will not be asked for this information more than once a year. If you do not supply such proof within 31 days, the Plan will no longer pay Benefits for that child.
Coverage will continue, as long as the enrolled Dependent is incapacitated and dependent upon you, unless coverage is otherwise terminated in accordance with the terms of the Plan.
To be eligible for coverage under the Plan, a Dependent must reside within the United States.
Note: Your Dependents may not enroll in the Plan unless you are also enrolled. If you and your Spouse are both covered under the Kansas City Life Employee Medical Plan, you may each be enrolled as a Participant or be covered as a Dependent of the other person, but not both. In addition, if you and your Spouse are both covered under the Kansas City Life Employee Medical Plan, only one parent may enroll your child as a Dependent.
A Dependent also includes a child for whom health care coverage is required through a Qualified Medical Child Support Order or other court or administrative order, as described in Section 13, Other Important Information.
You are required to provide proof of your dependents’ eligibility upon request. False or misrepresented eligibility information will cause both your coverage and your dependents’ coverage to be irrevocably terminated (retroactively to the extent permitted by law), and could be grounds for employee discipline up to and including termination. Failure to provide timely notice of loss of eligibility will be considered intentional misrepresentation.
RETIREE ELIGIBILITY
Retired employees (as defined in Section 14) who satisfy eligibility requirements outlined below may continue coverage by paying the applicable premium for Medical Benefits.

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(Premiums for retiree medical coverage may vary depending on your years of service at retirement.) Employees hired on or after January 1, 2005 are not eligible for retiree medical coverage under the Plan. While the employer expects retiree coverage to continue, the employer reserves the right to modify or discontinue retiree coverage at any time. Retired employees, dependents and surviving spouses who are eligible for Medicare are not eligible to continue coverage under this Plan for the Prescription Drug Program.
Active Employees Who Become Eligible to Retire in the Future – Medical
Employees Hired On or After 1/1/2000 but prior to 1/1/2005 – If you were hired on or after 1/1/2000 but prior to 1/1/2005 and you retire with a minimum of one hundred twenty (120) months of service and you continuously participated in the medical Plan during the last sixty (60) months of employment immediately prior to retirement you are eligible for retiree medical Plan coverage.
Employees Hired Prior to 1/1/2000 - If you were hired prior to 1/1/2000 and you continuously participated in the medical Plan during the last sixty (60) months of employment immediately prior to retirement, you are eligible for retiree medical Plan coverage.
If you are eligible for retiree medical coverage, you may also enroll your Spouse and your dependent children in retiree coverage as long as they were enrolled in the Plan on your date of retirement. If you drop coverage for yourself, your spouse or your dependents at any time, you will not be eligible to re-enroll those individuals in retiree coverage at any future date. If you obtain a new spouse or dependent by marriage, birth or adoption, however, you may add the new spouse or dependent to coverage as long as you notify Human Resources within 31 days of the marriage, birth or adoption.
If, while you are on retiree medical coverage, you are rehired by Kansas City Life Insurance Company in a position classified as full-time employee, your retiree medical coverage will cease and you will become eligible for coverage as an active employee. When you later terminate your employment, you will retain your eligibility for retiree medical coverage (but your additional service after your initial retirement will not be taken into account to determine your premiums). If you are rehired as a part-time employee, your retiree medical coverage will continue.
Retiree coverage for you and your spouse and dependents may continue until it would otherwise end under the terms of the Plan (e.g., you cease making premium payments, divorce, child ceasing to be an eligible dependent, fraud).
NOTE: If you are an active employee and you have satisfied all requirements to be eligible for retiree medical coverage when you retire, you will lose such eligibility if your schedule drops to part-time status at any time prior to your retirement (even if you return to full-time status before your retirement).
SURVIVING SPOUSE ELIGIBLITY

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Surviving spouses of Retired Employees who die while both are covered under the Plan may continue retiree medical coverage. Coverage of the Retired Employee’s eligible dependents may also continue after the Retired Employee’s death until it would otherwise end under the terms of the Plan (e.g., ceasing to be an eligible dependent) or until the surviving spouse is no longer covered under the plan. (Note that eligible dependents may not continue coverage if there is no surviving spouse who also continues coverage.)
Surviving spouses of active employees who die while working for Kansas City Life Insurance Company may elect retiree medical coverage under the Plan if they were covered under the Plan at the time of the employee’s death and the employee would have been eligible for retiree medical coverage under the rules stated above if the employee had retired on the date preceding his or her death. If the surviving spouse continues coverage, coverage of any dependent children of the deceased employee may also be continued (until it would otherwise end under the Plan). Other spouses and dependent children who lose coverage on account of the employee’s death will be entitled to COBRA coverage (as explained in Section 12).
When Both Spouses Are Covered by This Plan as the Result of Current or Past Employment with the Employer
If, within a family, both spouses have or have had an employee/employer relationship with the employer, and are covered under this Plan as an employee, dependent or, retiree, and meet the eligibility criteria for retiree medical coverage, such spouse may elect to change his or her coverage options or those of his or her dependents who are currently covered under the Plan in the event that coverage for the other spouse terminates or one of the spouses experiences a status change, i.e., active to retiree. In this instance, the change of coverage options must be made within thirty (31) days of the status change or termination of one spouse’s coverage.
Cost of Coverage
You and Kansas City Life Insurance Company share in the cost of the Plan. Your contribution amount depends on the Plan you select and the family members you choose to enroll.
Employee (non-retiree) contributions are deducted from your paychecks on a before-tax basis. Before-tax dollars come out of your pay before federal income and Social Security taxes are withheld - and in most states, before state and local taxes are withheld. This gives your contributions a special tax advantage and lowers the actual cost to you.
Your contributions are subject to review and Kansas City Life Insurance Company reserves the right to change your contribution amount from time to time.
Contribution rates will be communicated to you each year at open enrollment.

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How to Enroll
To enroll, notify Human Resources within 31 days of the date you first become eligible for medical Plan coverage. If you do not enroll within 31 days, you will need to wait until the next annual Open Enrollment to make your benefit elections unless you have a change in status.
Each year during annual Open Enrollment, you have the opportunity to review and change your medical election. Any changes you make during Open Enrollment will become effective the following January 1.

Important
If you wish to change your benefit election following your marriage, birth of a child, adoption of a child, placement for adoption of a child or other family status change, you must contact Human Resources within 31 days of the event. Otherwise, you will need to wait until the next annual Open Enrollment to change your elections.

When Coverage Begins
If Human Resources receives your properly completed enrollment during your initial enrollment period, coverage will begin on the first day of the month coincident with or following your date of hire. If you do not enroll during your initial enrollment period, but enroll during an open enrollment period, your coverage will begin on the following January 1. Coverage for your Dependents will start on the date your coverage begins, provided you have enrolled them in a timely manner.
Coverage for a Spouse or Dependent stepchild that you acquire via marriage becomes effective the first of the month following the date Human Resources receives the enrollment form you completed to add your newly acquired dependents provided you notify Human Resources within 31 days of the date of your marriage. Coverage for Dependent children acquired through birth, adoption, or placement for adoption is effective the date of the family status change, provided you notify Human Resources within 31 days of the birth, adoption, or placement.
HIPAA Special Enrollment Events
If you decline enrollment for Medical benefits for yourself or your eligible dependents because of other health insurance or group health plan coverage, you may be able to enroll yourself and your eligible dependents in the Medical benefits provided under this Plan if you or your eligible dependents lose eligibility for that other coverage (or if the other employer stops contributing towards your or your dependents’ other coverage). However, you must request enrollment within 31 days after you or your eligible dependents’ other coverage ends (or after the other employer stops contributing toward the other coverage).
In addition, if you have a new dependent as a result of marriage, birth, adoption, or placement for adoption, you may be able to enroll yourself, your spouse and your new eligible dependent

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children. However, you must request enrollment within 31 days after the marriage, birth, adoption, or placement for adoption.
If you request a change due to a special enrollment event within the 31 day timeframe, coverage will be effective the date of birth, adoption or placement for adoption. For all other events, coverage will be effective the first of the month following your request for enrollment.
The Plan must allow a HIPAA special enrollment for employees and dependents who are eligible but not enrolled if they lose Medicaid or CHIP coverage because they are no longer eligible, or they become eligible for a state’s premium assistance program. Employees have 60 days from the date of the Medicaid/CHIP event to request enrollment under the Plan.
If you request this change, coverage will be effective the first of the month following your request for enrollment. Specific restrictions may apply, depending on federal and state law.
Changing Your Coverage
You may make coverage changes during the year only if you experience a change in family status. The change in coverage must be consistent with the change in status (e.g., you cover your Spouse following your marriage, your child following an adoption, etc.). The following are considered family status changes for purposes of the Plan:

•	your marriage, divorce, legal separation or annulment;

•	the birth, adoption, placement for adoption or legal guardianship of a child;

•	the death of a Dependent;

•	your Dependent child no longer qualifying as an eligible Dependent or becomes eligible for his or her own employer’s Plan;

•	you or your eligible Dependent who were enrolled in an HMO no longer live or work in that HMO's service area and no other benefit option is available to you or your eligible Dependent;

•	benefits are no longer offered by the Plan to a class of individuals that include you or your eligible Dependent;

•
a change in your or your Spouse's employment, position or work schedule that impacts eligibility for health coverage, including termination of commencement of employment, change from full-time to part-time or vice versa, a strike or lockout;

•	a HIPAA Special Enrollment, including:

-	loss of other coverage under another employer’s plan,

-	loss of coverage due to the exhaustion of another employer's COBRA benefits, provided you were paying for premiums on a timely basis,

-
cessation of employer contributions under another plan (This is true even if you or your eligible Dependent continues to receive coverage under the prior Plan and to pay the amounts previously paid by the employer),

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•
termination of your or your Dependent’s Medicaid or Children’s Health Insurance Program (CHIP) coverage as a result of loss of eligibility (you must contact Human Resources within 60 days of termination);

•	you or your Dependent become eligible for a premium assistance subsidy under Medicaid or CHIP (you must contact Human Resources within 60 days of determination of subsidy eligibility);

•	a court or administrative order;

•
your spouse or Dependent child(ren) is employed and his or her employer’s plan allows for a change in your family member’s coverage (either during that employer’s Open Enrollment period or due to a mid-year election change permitted under the Internal Revenue Code), you may be able to make a corresponding election change under the Plan. For example, if your spouse elects family coverage during his or her employer’s open enrollment period, you may request to end your coverage under the Plan;

Unless otherwise noted above, if you wish to change your elections, you must notify Human Resources within 31 days of the change in family status (60 days for certain events as noted above). Otherwise, you will need to wait until the next annual Open Enrollment.
While some of these changes in status are similar to qualifying events under COBRA, you, or your eligible Dependent, do not need to elect COBRA continuation coverage to take advantage of the special enrollment rights listed above. These will also be available to you or your eligible Dependent if COBRA is elected.
Consistency Requirements for Changes in Status
Except for election changes due to a HIPAA special enrollment, the changes you make to your coverage must be “on account of and correspond with” the event. To satisfy the “consistency rule,” both the event and the corresponding change in coverage must meet all the following requirements:

•
Effect on eligibility: The event must affect eligibility for coverage under the Plan or under a plan sponsored by your dependent’s employer. This includes any time you become eligible (or ineligible) for coverage or if the event results in an increase or decrease in the number of your dependent child(ren) who may benefit from coverage under the Plan.

•
Corresponding election change: The election change must correspond with the event. For example, if your dependent child(ren) loses eligibility for coverage under the terms of the health plan, you may cancel health coverage only for that dependent child(ren). You may not cancel coverage for yourself or other covered dependents.

Note: Any child under age 26 who is placed with you for adoption will be eligible for coverage on the date the child is placed with you, even if the legal adoption is not yet final. If you do not legally adopt the child, all medical Plan coverage for the child will end when the placement ends. No provision will be made for continuing coverage (such as COBRA coverage) for the child.

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Change in Family Status - Example
Jane is married and has two children who qualify as Dependents. At annual Open Enrollment, she elects not to participate in Kansas City Life Insurance Company's medical Plan, because her husband, Tom, has family coverage under his employer's medical Plan. In June, Tom loses his job as part of a downsizing. As a result, Tom loses his eligibility for medical coverage. Due to this family status change, Jane can elect family medical coverage under Kansas City Life Insurance Company's medical Plan outside of annual Open Enrollment.

SECTION 3 - HOW THE PLAN WORKS

What this section includes:

■	Network and Non-Network Benefits;

■	Eligible Expenses;

■	Annual Deductible;

■	Copayment;

■	Coinsurance; and

■	Out-of-Pocket Maximum.

Network and Non-Network Benefits
As a participant in this Plan, you have the freedom to choose the Physician or health care professional you prefer each time you need to receive Covered Health Services. The choices you make affect the amounts you pay, as well as the level of Benefits you receive and any benefit limitations that may apply.
You are eligible for the Network level of Benefits under this Plan when you receive Covered Health Services from Physicians and other health care professionals who have contracted with UnitedHealthcare to provide those services. For facility services, these are Benefits for Covered Health Services that are provided at a Network facility. Emergency Health Services, including the services of either a Network or non-Network Emergency room Physician, are always paid as Network Benefits. Covered Health Services provided in a Network facility by a non-Network consulting Physician, anesthesiologist, pathologist and radiologist will be paid as Non-Network Benefits.
Certain Physicians and providers have been identified as a Designated Facility or Physician. Designated Network Benefits apply to Covered Health Services that are provided by a Network Physician or other provider that is identified as a Designated Facility or Physician. Designated Network Benefits are available only for specific Covered Health Services as identified in Section 5, Plan Highlights.

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Generally, when you receive Covered Health Services from a Network provider, you pay less than you would if you receive the same care from a non-Network provider. Therefore, in most instances, your out-of-pocket expenses will be less if you use a Network provider.
If you choose to seek care outside the Network, the Plan generally pays Benefits at a lower level. You are required to pay the amount that exceeds the Eligible Expense. The amount in excess of the Eligible Expense could be significant, and this amount does not apply to the Out-of-Pocket Maximum. You may want to ask the non-Network provider about their billed charges before you receive care. Emergency services received at a non-Network Hospital are covered at the Network level.

Looking for a Network Provider?
In addition to other helpful information, www.myuhc.com, UnitedHealthcare's consumer website, contains a directory of health care professionals and facilities in UnitedHealthcare's Network. While Network status may change from time to time, www.myuhc.com has the most current source of Network information. Use www.myuhc.com to search for Physicians available in your Plan.

Network Providers
UnitedHealthcare or its affiliates arrange for health care providers to participate in a Network. At your request, UnitedHealthcare will send you a directory of Network providers free of charge. Keep in mind, a provider's Network status may change. To verify a provider's status or request a provider directory, you can call UnitedHealthcare at the toll-free number on your ID card or log onto www.myuhc.com.
Network providers are independent practitioners and are not employees of Kansas City Life Insurance Company or UnitedHealthcare.
Possible Limitations on Provider Use
If UnitedHealthcare determines that you are using health care services in a harmful or abusive manner, you may be required to select a Network Physician to coordinate all of your future Covered Health Services. If you don't make a selection within 31 days of the date you are notified, UnitedHealthcare will select a Network Physician for you. In the event that you do not use the Network Physician to coordinate all of your care, any Covered Health Services you receive will be paid at the non-Network level.
Eligible Expenses
Eligible Expenses are charges for Covered Health Services that are provided while the Plan is in effect, determined according to the definition in Section 14, Glossary. For certain Covered Health Services, the Plan will not pay these expenses until you have met your Annual Deductible. Kansas City Life Insurance Company has delegated to UnitedHealthcare the discretion and authority to decide whether a treatment or supply is a Covered Health

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Service and how the Eligible Expenses will be determined and otherwise covered under the Plan.

Don't Forget Your ID Card
Remember to show your UnitedHealthcare ID card every time you receive health care services from a provider. If you do not show your ID card, a provider has no way of knowing that you are enrolled under the Plan.

Annual Deductible
The Annual Deductible is the amount of Eligible Expenses you must pay each calendar year for Covered Health Services before you are eligible to begin receiving Benefits. There are separate Network and non-Network Annual Deductibles for this Plan. The amounts you pay toward your Annual Deductible accumulate over the course of the calendar year.
Amounts paid toward the Annual Deductible for Covered Health Services that are subject to a visit or day limit will also be calculated against that maximum benefit limit. As a result, the limited benefit will be reduced by the number of days or visits you used toward meeting the Annual Deductible.
Copayment
A Copayment (Copay) is the amount you pay each time you receive certain Covered Health Services. The Copay is a flat dollar amount and is paid at the time of service or when billed by the provider. Copays do not count toward the Out-of-Pocket-Maximum. Copays do not count toward the Annual Deductible. If the Eligible Expense is less than the Copay, you are only responsible for paying the Eligible Expense and not the Copay.
Coinsurance
Coinsurance is the percentage of Eligible Expenses that you are responsible for paying. Coinsurance is a fixed percentage that applies to certain Covered Health Services after you meet the Annual Deductible.

Coinsurance – Example
Let's assume that you receive Plan Benefits for outpatient surgery from a Network provider. Since the Plan pays 80% after you meet the Annual Deductible, you are responsible for paying the other 20%. This 20% is your Coinsurance.

Out-of-Pocket Maximum
The annual Out-of-Pocket Maximum is the most you pay each calendar year for Covered Health Services. There is a separate Out-of-Pocket Maximum for Network and Non-Network Benefits. If your eligible out-of-pocket expenses in a calendar year exceed the annual

12        SECTION 3 – HOW THE PLAN WORKS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

maximum, the Plan pays 100% of Eligible Expenses for Covered Health Services through the end of the calendar year.
The following table identifies what does and does not apply toward your Out-of-Pocket Maximum:

Plan Features	Applies to the Out-of-Pocket Maximum?
Copays	No
Payments toward the Annual Deductible	Yes
Coinsurance Payments	Yes
Charges for non-Covered Health Services	No
The amounts of any reductions in Benefits you incur by not notifying Personal Health Support	No
Charges that exceed Eligible Expenses	No

SECTION 4 - PERSONAL HEALTH SUPPORT

What this section includes:

■	An overview of the Personal Health Support program; and

■	Covered Health Services for which you need to contact Personal Health Support.

UnitedHealthcare provides a program called Personal Health Support designed to encourage personalized, efficient care for you and your covered Dependents.
Personal Health Support Nurses center their efforts on prevention, education, and closing any gaps in your care. The goal of the program is to ensure you receive the most appropriate and cost-effective services available. A Personal Health Support Nurse is notified when you or your provider calls the toll-free number on your ID card regarding an upcoming treatment or service.
If you are living with a chronic condition or dealing with complex health care needs, UnitedHealthcare may assign to you a primary nurse, referred to as a Personal Health Support Nurse to guide you through your treatment. This assigned nurse will answer questions, explain options, identify your needs, and may refer you to specialized care programs. The Personal Health Support Nurse will provide you with their telephone number so you can call them with questions about your conditions, or your overall health and well-being.
Personal Health Support Nurses will provide a variety of different services to help you and your covered family members receive appropriate medical care. Program components and

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

notification requirements are subject to change without notice. As of the publication of this SPD, the Personal Health Support program includes:

•
Admission counseling - For upcoming inpatient Hospital admissions for certain conditions, a Treatment Decision Support Nurse may call you to help answer your questions and to make sure you have the information and support you need for a successful recovery.

•
Inpatient care advocacy - If you are hospitalized, a nurse will work with your Physician to make sure you are getting the care you need and that your Physician's treatment Plan is being carried out effectively.

•
Readmission Management - This program serves as a bridge between the Hospital and your home if you are at high risk of being readmitted. After leaving the Hospital, if you have a certain chronic or complex condition, you may receive a phone call from a Personal Health Support Nurse to confirm that medications, needed equipment, or follow-up services are in place. The Personal Health Support Nurse will also share important health care information, reiterate and reinforce discharge instructions, and support a safe transition home.

•
Risk Management - Designed for participants with certain chronic or complex conditions, this program addresses such health care needs as access to medical specialists, medication information, and coordination of equipment and supplies. Participants may receive a phone call from a Personal Health Support Nurse to discuss and share important health care information related to the participant's specific chronic or complex condition.

If you do not receive a call from a Personal Health Support Nurse but feel you could benefit from any of these programs, please call the toll-free number on your ID card.
Requirements for Notifying Personal Health Support
There are some Network Benefits for which you are responsible for notifying Personal Health Support. However, Network providers are generally responsible for notifying Personal Health Support before they provide these services to you.
When you choose to receive certain Covered Health Services from non-Network providers, you are responsible for notifying Personal Health Support before you receive these Covered Health Services. In many cases, your Non-Network Benefits will be reduced if Personal Health Support is not notified.
The services that require Personal Health Support notification are:

•	ambulance – non-emergent air and ground;

•	Congenital Heart Disease services;

•	dental services - accident only;

•	Durable Medical Equipment for items that will cost more than $1,000 to purchase or rent;

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•	home health care;

•	hospice care - inpatient;

•	Hospital Inpatient Stay, including Emergency admission;

•	maternity care that exceeds the delivery timeframes as described in Section 6, Additional Coverage Details;

•	obesity surgery;

•	outpatient therapeutics – dialysis;

•	Reconstructive Procedures;

•	Skilled Nursing Facility/Inpatient Rehabilitation Facility Services; and

•	transplantation services.
For notification timeframes, and reductions in Benefits that apply if you do not notify Personal Health Support, see Section 6, Additional Coverage Details.
Contacting Personal Health Support is easy.
Simply call the toll-free number on your ID card.

Special Note Regarding Mental Health and Substance Use Disorder Services
You must provide pre-service notification as described below. You are not required to provide pre-service notification when you seek these services from Network providers. Network providers are responsible for notifying the Mental Health/Substance Use Disorder Administrator before they provide these services to you.
When Benefits are provided for any of the services listed below, the following services require notification:

•
Mental Health Services - inpatient services (including Partial Hospitalization/Day Treatment and services at a Residential Treatment Facility); intensive outpatient program treatment; outpatient electro-convulsive treatment; psychological testing; extended outpatient treatment visits beyond 45 - 50 minutes in duration, with or without medication management;

•
Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders -inpatient services (including Partial Hospitalization/Day treatment and services at a Residential Treatment Facility); intensive outpatient program treatment; outpatient electro-convulsive treatment; psychological testing; extended outpatient treatment visits beyond 45 - 50 minutes in duration, with or without medication management;

•
Substance Use Disorder Services - inpatient services (including Partial Hospitalization/Day Treatment and services at a Residential Treatment Facility); intensive outpatient program treatment; outpatient electro-convulsive treatment; psychological testing; extended outpatient treatment visits beyond 45 - 50 minutes in duration, with or without medication management.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

For a scheduled admission, you must notify the Mental Health/Substance Use Disorder Administrator prior to the admission, or as soon as reasonably possible for non-scheduled admissions (including Emergency admissions). If you fail to notify the Mental Health/Substance Use Disorder Administrator as required, Benefits will be reduced to 50% of Eligible Expenses.
In addition, you must notify the Mental Health/Substance Use Disorder Administrator before the following services are received. If you fail to notify the Mental Health/Substance Use Disorder Administrator as required, Benefits will be reduced to 50% of Eligible Expenses. Services requiring prior notification are:

•	intensive outpatient program treatment;

•	outpatient electro-convulsive treatment;

•	psychological testing; and

•	extended outpatient treatment visits beyond 45 - 50 minutes in duration, with or without medication management.
Special Note Regarding Medicare
If you are enrolled in Medicare and Medicare pays benefits before the Plan, you are not required to notify Personal Health Support before receiving Covered Health Services. Since Medicare pays benefits first, the Plan will pay Benefits second as described in Section 10, Coordination of Benefits (COB).

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SECTION 5 - PLAN HIGHLIGHTS

Plan Features	Network	Non-Network
Copays[1]
■ Emergency Health Services (copay waived if admitted)	$200	$200
■ Urgent Care Center Services	$20	$40
Annual Deductible[2]
■ Individual	$800	$1,600
■ Family (not to exceed $800 per Covered Person for Network Benefits or not to exceed $1,600 per Covered Person for Non-Network Benefits)	$1,600	$3,200
Annual Out-of-Pocket Maximum[2]
■ Individual	$2,000	$4,000
■ Family (not to exceed $2,000 per Covered Person for Network Benefits or not to exceed $4,000 per Covered Person for Non-Network Benefits)	$4,000	$8,000
Lifetime Maximum Benefit[3] There is no dollar limit to the amount the Plan will pay for essential Benefits during the entire period you are enrolled in this Plan.	Unlimited
1In addition to these Copays, you may be responsible for meeting the Annual Deductible for the Covered Health Services described in the chart on the following pages. With the exception of Emergency Health Services and Urgent Care Center Services, a Copay does not apply when you visit a non-Network provider.
2Copays do not apply toward the Annual Deductible and Out-of-Pocket Maximum. The Annual Deductible applies toward the Out-of-Pocket Maximum for all Covered Health Services.
3Generally the following are considered to be essential benefits under the Patient Protection and Affordable Care Act: Ambulatory patient services; emergency services, hospitalization; maternity and newborn care, mental health and substance use disorder services (including behavioral health treatment); prescription drugs; rehabilitative and habilitative services and devices; laboratory services; preventive and wellness services and chronic disease management; and pediatric services, including oral and vision care.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

This table provides an overview of the Plan's coverage levels. For detailed descriptions of your Benefits, refer to Section 6, Additional Coverage Details.

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Ambulance Services
■ Emergency Ambulance	80% after you meet the Annual Deductible	80% after you meet the Network Annual Deductible
■ Non-Emergency Ambulance	80% after you meet the Annual Deductible	80% after you meet the Network Annual Deductible
Cancer Resource Services (CRS)2
■ Hospital Inpatient Stay	80% after you meet the Annual Deductible	Not Covered
Congenital Heart Disease (CHD) Surgeries	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Dental Services - Accident Only Up to $3,000 per calendar year. Benefits are further limited to a maximum of $900 per tooth.	80% after you meet the Annual Deductible	80% after you meet the Network Annual Deductible
Diabetes Services
Diabetes Self-Management and Training/ Diabetic Eye Examinations/Foot Care
Depending upon where the Covered Health Service is provided, Benefits for diabetes self-management and training/diabetic eye examinations/foot care will be paid the same as those stated under each Covered Health Service category in this section.

Diabetes Self-Management Items ■ diabetes equipment ■ diabetes supplies	Benefits for diabetes equipment will be the same as those stated under Durable Medical Equipment in this section.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Durable Medical Equipment (DME)
Up to $5,000 per calendar year this is a combined limit with prosthetic devices. This limitation will not apply to the extent the items are determined to be essential health benefits.
	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Emergency Health Services - Outpatient Copay is waived if admitted.	80% after you pay a $200 Copay and after you meet the Annual Deductible	80% after you pay a $200 Copay and after you meet the Network Annual Deductible
Hearing Aids Up to $5,000 per calendar year	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Home Health Care Up to 60 visits per calendar year	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Hospice Care	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Kidney Resource Services (KRS) (These Benefits are for Covered Health Services provided through KRS only)	80% after you meet the Annual Deductible	Not Covered
Lab, X-Ray and Diagnostics - Outpatient	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Lab, X-Ray and Major Diagnostics – CT, PET, MRI, MRA and Nuclear Medicine - Outpatient	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible

19        SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Mental Health Services
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Physician's Office Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Physician's Office Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Nutritional Counseling Up to three visits per condition per lifetime	80% after you meet the Annual Deductible	Not Covered
Obesity Surgery
■ Physician's Office Services	80% after you meet the Annual Deductible	Not Covered
■ Physician Fees for Surgical and Medical Services	80% after you meet the Annual Deductible	Not Covered
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	Not Covered
See Section 6, Additional Coverage Details for limits
Ostomy Supplies	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Pharmaceutical Products - Outpatient	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Physician Fees for Surgical and Medical Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ UnitedHealth Premium Program These Benefits are for Covered Health Services provided by a Network Physician designated in the UnitedHealth Premium Program for:	80% after you meet the Annual Deductible	Not Applicable to Non-Network
all specialties except family medicine, internal medicine, obstetrics/gynecology, and pediatrics for which we provide designation.
You can determine the specific services for which benefits are available by going to www.myuhc.com or by calling the telephone number on your ID card.
Physician's Office Services - Sickness and Injury	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ UnitedHealth Premium Program These Benefits are for Covered Health Services provided by a Network Physician designated in the UnitedHealth Premium Program for:	80% after you meet the Annual Deductible	Not Applicable to Non-Network
all specialties except family medicine, internal medicine, obstetrics/gynecology, and pediatrics for which we provide designation.
You can determine the specific services for which benefits are available by going to www.myuhc.com or by calling the telephone number on your ID card.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Pregnancy – Maternity Services Benefits for Dependent Children are not covered.
■ Physician's Office Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Physician Fees for Surgical and Medical Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
A Deductible will not apply for a newborn child whose length of stay in the Hospital is the same as the mother's length of stay.
Preventive Care Services
■ Physician Office Services, Lab, X-ray or Other Preventive Tests and Breast Pumps	100%	Not Covered
Prosthetic Devices
Up to $5,000 per calendar year this is a combined limit with Durable Medical Equipment. This limitation will not apply to the extent the items are determined to be essential health benefits.
	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Reconstructive Procedures
■ Physician's Office Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Physician Fees for Surgical and Medical Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible

22        SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
■ Prosthetic Devices	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Surgery - Outpatient See Section 6, Additional Coverage Details	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Rehabilitation Services - Outpatient Therapy and Manipulative Treatment See Section 6, Additional Coverage Details, for visit limit	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Scopic Procedures - Outpatient Diagnostic and Therapeutic	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Skilled Nursing Facility/Inpatient Rehabilitation Facility Services Up to 60 days per calendar year	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Substance Use Disorder Services
■ Hospital - Inpatient Stay	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
■ Physician's Office Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Surgery - Outpatient	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Therapeutic Treatments - Outpatient	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible
Transplantation Services	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible Benefits are limited to $30,000 per transplant

23        SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Travel and Lodging (If services rendered by a Designated Facility; $10,000 maximum per Lifetime)	For patient and companion(s) of patient undergoing cancer, Congenital Heart Disease treatment or transplant procedures
Urgent Care Center Services (Copay is per visit)	80% after you pay a $20 Copay and after you meet the Annual Deductible	50% after you pay a $40 Copay and after you meet the Annual Deductible
Vision Examinations Up to 1 exam per every 2 calendar years.	80% after you meet the Annual Deductible	Not Covered
Wigs 1 per Lifetime	80% after you meet the Annual Deductible	50% after you meet the Annual Deductible

 [1]You must notify Personal Health Support, as described in Section 4, Personal Health Support to receive full Benefits before receiving certain Covered Health Services from a non-Network provider. In general, if you visit a Network provider, that provider is responsible for notifying Personal Health Support before you receive certain Covered Health Services. See Section 6, Additional Coverage Details for further information.

[2]These Benefits are for Covered Health Services provided through CRS at a Designated Facility. For oncology services not provided through CRS, the Plan pays Benefits as described under Physician's Office Services - Sickness and Injury, Physician Fees for Surgical and Medical Services, Hospital - Inpatient Stay, Surgery - Outpatient, Scopic Procedures - Outpatient Diagnostic and Therapeutic Lab, X-Ray and Diagnostics – Outpatient, and Lab, X-Ray and Major Diagnostics – CT, PET, MRI, MRA and Nuclear Medicine – Outpatient.

SECTION 6 - ADDITIONAL COVERAGE DETAILS

What this section includes:

■	Covered Health Services for which the Plan pays Benefits; and

■	Covered Health Services that require you to notify Personal Health Support before you receive them, and any reduction in Benefits that may apply if you do not call Personal Health Support.

This section supplements the second table in Section 5, Plan Highlights.
While the table provides you with benefit limitations along with Copayment, Coinsurance and Annual Deductible information for each Covered Health Service, this section includes descriptions of the Benefits. These descriptions include any additional limitations that may apply, as well as Covered Health Services for which you must call Personal Health Support. The Covered Health Services in this section appear in the same order as they do in the table for easy reference. Services that are not covered are described in Section 8, Exclusions.

24        SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Ambulance Services
The Plan covers Emergency ambulance services and transportation provided by a licensed ambulance service to the nearest Hospital that offers Emergency Health Services. See Section 14, Glossary for the definition of Emergency.
Ambulance service by air is covered in an Emergency if ground transportation is impossible, or would put your life or health in serious jeopardy. If special circumstances exist, UnitedHealthcare may pay Benefits for Emergency air transportation to a Hospital that is not the closest facility to provide Emergency Health Services.
When transportation is initiated by UnitedHealthcare from a non-network Hospital to a network Hospital when the member was admitted in an emergency life threatening situation and is later stabilized, the ambulance fee will be waived.
The Plan also covers transportation provided by a licensed professional ambulance, (either ground or air ambulance, as UnitedHealthcare determines appropriate) between facilities when the transport is:

■	from a non-Network Hospital to a Network Hospital;

■	to a Hospital that provides a higher level of care that was not available at the original Hospital;

■	to a more cost-effective acute care facility; or

■	from an acute facility to a sub-acute setting.

Please remember that you must notify Personal Health Support for non-Emergency ambulance services as soon as possible prior to transport. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Cancer Resource Services (CRS)
The Plan pays Benefits for oncology services provided by Designated Facilities participating in the Cancer Resource Services (CRS) program. Designated Facility is defined in Section 14, Glossary.
For oncology services and supplies to be considered Covered Health Services, they must be provided to treat a condition that has a primary or suspected diagnosis relating to cancer. If you or a covered Dependent has cancer, you may:

■	be referred to CRS by a Personal Health Support Nurse;

■	call CRS toll-free at (866) 936-6002; or

■	visit www.urncrs.com.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

To receive Benefits for a cancer-related treatment, you are not required to visit a Designated Facility. If you receive oncology services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

■	Physician's Office Services - Sickness and Injury;

■	Physician Fees for Surgical and Medical Services;

■	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

■	Therapeutic Treatments - Outpatient;

■	Hospital - Inpatient Stay; and

■	Surgery - Outpatient.
Note: The services described under Travel and Lodging are Covered Health Services only in connection with cancer-related services received at a Designated Facility.

To receive Benefits under the CRS program, you must contact CRS prior to obtaining Covered Health Services. The Plan will only pay Benefits under the CRS program if CRS provides the proper notification to the Designated Facility provider performing the services (even if you self refer to a provider in that Network).

Congenital Heart Disease (CHD) Surgeries
The Plan pays Benefits for Congenital Heart Disease (CHD) services ordered by a Physician and received at a CHD Resource Services program. Benefits are available for the following CHD services:

■	outpatient diagnostic testing;

■	evaluation;

■	surgical interventions;

■	interventional cardiac catheterizations (insertion of a tubular device in the heart);

■	fetal echocardiograms (examination, measurement and diagnosis of the heart using ultrasound technology); and

■	approved fetal interventions.
CHD services other than those listed above are excluded from coverage, unless determined by United Resource Networks or Personal Health Support to be proven procedures for the involved diagnoses. Contact United Resource Networks at (888) 936-7246 or Personal Health Support at the toll-free number on your ID card for information about CHD services.
If you receive Congenital Heart Disease services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

■	Physician's Office Services - Sickness and Injury;

26        SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■	Physician Fees for Surgical and Medical Services;

■	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

■	Therapeutic Treatments – Outpatient;

■	Hospital - Inpatient Stay; and

■	Surgery - Outpatient.

Please remember for Non-Network Benefits, you must notify United Resource Networks or Personal Health Support as soon as CHD is suspected or diagnosed. If United Resource Networks or Personal Health Support is not notified, Benefits for Covered Health Services will be reduced to 50% of Eligible Expenses.

Note: The services described under Travel and Lodging are Covered Health Services only in connection with CHD services received at a Congenital Heart Disease Resource Services program.
Dental Services - Accident Only
Dental services are covered by the Plan when all of the following are true:

■	treatment is necessary because of accidental damage;

■	dental damage does not occur as a result of normal activities of daily living or extraordinary use of the teeth;

■	dental services are received from a Doctor of Dental Surgery or a Doctor of Medical Dentistry; and

■
the dental damage is severe enough that initial contact with a Physician or dentist occurs within 72 hours of the accident. (You may request an extension of this time period provided that you do so within 60 days of the Injury and if extenuating circumstances exist due to the severity of the Injury.)

The following services are also covered by the Plan:

■	dental services related to medical transplant procedures;

■	initiation of immunosuppressives (medication used to reduce inflammation and suppress the immune system); and

■	direct treatment of cancer or cleft palate.
Dental services for final treatment to repair the damage caused by accidental Injury must be started within three months of the accident unless extenuating circumstances exist (such as prolonged hospitalization or the presence of fixation wires from fracture care) and completed within 12 months of the accident.
The Plan pays for treatment of accidental Injury only for:

■	emergency examination;

27        SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■	necessary diagnostic x-rays;

■	endodontic (root canal) treatment;

■	temporary splinting of teeth;

■	prefabricated post and core;

■	simple minimal restorative procedures (fillings);

■	extractions;

■	post-traumatic crowns if such are the only clinically acceptable treatment; and

■	replacement of lost teeth due to the Injury by implant, dentures or bridges.
Any combination of Network and Non-Network Benefits are limited to $3,000 per year. Benefits are further limited to a maximum of $900 per tooth.

Please remember that you must notify Personal Health Support as soon as possible, but at least five business days before follow-up (post-Emergency) treatment begins. You do not have to provide notification before the initial Emergency treatment. If you don’t notify Personal Health Support, Benefits will be reduced to 50% of Eligible Expenses.

28        SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Diabetes Services
The Plan pays Benefits for the Covered Health Services identified below.

Covered Diabetes Services
Diabetes Self-Management and Training/Diabetic Eye Examinations/Foot Care
Benefits include outpatient self-management training for the treatment of diabetes, education and medical nutrition therapy services. These services must be ordered by a Physician and provided by appropriately licensed or registered healthcare professionals.

Benefits under this section also include medical eye examinations (dilated retinal examinations) and preventive foot care for Covered Persons with diabetes.
Diabetic Self-Management Items
Insulin pumps and supplies for the management and treatment of diabetes, based upon the medical needs of the Covered Person including, but not limited to:
■    blood glucose monitors;
■    insulin syringes with needles;
■    blood glucose and urine test strips;
■    ketone test strips and tablets; and
■    lancets and lancet devices.
Insulin pumps are subject to all the conditions of coverage stated under Durable Medical Equipment in this section.
Benefits for diabetes equipment that meet the definition of Durable Medical Equipment are subject to the limit stated under Durable Medical Equipment in this section.

Please remember for Non-Network Benefits, you must notify Personal Health Support before obtaining any Durable Medical Equipment for the management and treatment of diabetes if the purchase, rental, repair or replacement of DME will cost more than $1,000. You must purchase or rent the DME from the vendor Personal Health Support identifies. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Durable Medical Equipment (DME)
The Plan pays for Durable Medical Equipment (DME) that is:

■	ordered or provided by a Physician for outpatient use;

■	used for medical purposes;

■	not consumable or disposable;

■	not of use to a person in the absence of a Sickness, Injury or disability;

29        SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■	durable enough to withstand repeated use; and

■	appropriate for use in the home.
If more than one piece of DME can meet your functional needs, you will receive Benefits only for the most Cost-Effective piece of equipment. Benefits are provided for a single unit of DME (example: one insulin pump) and for repairs of that unit. If you rent or purchase a piece of Durable Medical Equipment that exceeds this guideline, you may be responsible for any cost difference between the piece you rent or purchase and the piece UnitedHealthcare has determined is the most Cost-Effective.
Examples of DME include but are not limited to:

■	equipment to administer oxygen;

■	equipment to assist mobility, such as a standard wheelchairs;

■	Hospital beds;

■	delivery pumps for tube feedings;

■	burn garments;

■	insulin pumps and all related necessary supplies as described under Diabetes Services in this section;

■
external cochlear devices and systems. Surgery to place a cochlear implant is also covered by the Plan. Cochlear implantation can either be an inpatient or outpatient procedure. See Hospital - Inpatient Stay, Rehabilitation Services - Outpatient Therapy and Surgery - Outpatient in this section;

■
braces that stabilize an injured body part, including necessary adjustments to shoes to accommodate braces. Braces that stabilize an injured body part and braces to treat curvature of the spine are considered Durable Medical Equipment and are a Covered Health Service. Braces that straighten or change the shape of a body part are orthotic devices and are excluded from coverage. Dental braces are also excluded from coverage.; and

■	equipment for the treatment of chronic or acute respiratory failure or conditions.
The Plan also covers tubings, nasal cannulas, connectors and masks used in connection with DME.
Benefits also include speech aid devices and tracheo-esophageal voice devices required for treatment of severe speech impediment or lack of speech directly attributed to Sickness or Injury. Benefits for the purchase of speech aid devices and tracheo-esophageal voice devices are available only after completing a required three-month rental period. Benefits are limited as stated below.
Note: DME is different from prosthetic devices – see Prosthetic Devices in this section.
Any combination of Network Benefits and Non-Network Benefits for the purchase, repair and replacement of DME and Prosthetic Devices is limited to $5,000 per calendar year.

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Benefits for speech aid devices and tracheo-esophageal voice devices are limited to the purchase of one device during the entire period of time a Covered Person is enrolled under the Plan. Speech aid and tracheo-esophageal voice devices are not included in the annual limits stated above.
Benefits are provided for the repair/replacement of a type of Durable Medical Equipment once every three calendar years.
At UnitedHealthcare’s discretion, replacements are covered for damage beyond repair with normal wear and tear, when repair costs exceed new purchase price, or when a change in the Covered Person’s medical condition occurs sooner than the three year timeframe. Repairs, including the replacement of essential accessories, such as hoses, tubes, mouth pieces, etc., for necessary DME are only covered when required to make the item/device serviceable and the estimated repair expense does not exceed the cost of purchasing or renting another item/device. Requests for repairs may be made at anytime and are not subject to the three year timeline for replacement.

Please remember for Non-Network Benefits, you must notify Personal Health Support if the purchase, rental, repair or replacement of DME will cost more than $1,000. You must purchase or rent the DME from the vendor Personal Health Support identifies. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Emergency Health Services - Outpatient
The Plan's Emergency services Benefit pays for outpatient treatment at a Hospital or Alternate Facility when required to stabilize a patient or initiate treatment.
If you are admitted as an inpatient to a Network Hospital directly from the Emergency room, you will not have to pay the Copay for Emergency Health Services. The Benefits for an Inpatient Stay in a Network Hospital will apply instead.
Network Benefits will be paid for an Emergency admission to a non-Network Hospital as long as Personal Health Support is notified within one business day of the admission or on the same day of admission if reasonably possible after you are admitted to a non-Network Hospital. If you continue your stay in a non-Network Hospital after the date your Physician determines that it is medically appropriate to transfer you to a Network Hospital, Non-Network Benefits will apply.
Benefits under this section are not available for services to treat a condition that does not meet the definition of an Emergency.

Please remember for Non-Network Benefits, you must notify Personal Health Support within one business day of the admission or on the same day of admission if reasonably possible if you are admitted to a Hospital as a result of an Emergency. If Personal Health

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Support is not notified, Benefits for the Inpatient Hospital Stay will be reduced to 50% of Eligible Expenses.

Hearing Aids
The Plan pays Benefits for hearing aids required for the correction of a hearing impairment (a reduction in the ability to perceive sound which may range from slight to complete deafness). Hearing aids are electronic amplifying devices designed to bring sound more effectively into the ear. A hearing aid consists of a microphone, amplifier and receiver.
Benefits are available for a hearing aid that is purchased as a result of a written recommendation by a Physician. Benefits are provided for the hearing aid and for charges for associated fitting and testing.
Benefits do not include bone anchored hearing aids. Bone anchored hearing aids are a Covered Health Service for which Benefits are available under the applicable medical/surgical Covered Health Services categories in this section only for Covered Persons who have either of the following:

■	craniofacial anomalies whose abnormal or absent ear canals preclude the use of a wearable hearing aid; or

■	hearing loss of sufficient severity that it would not be adequately remedied by a wearable hearing aid.
Any combination of Network Benefits and Non-Network Benefits is limited to $5,000 per calendar year. Benefits are limited to a single purchase (including repair/replacement) every three calendar years.
Home Health Care
Covered Health Services are services that a Home Health Agency provides if you need care in your home due to the nature of your condition. Services must be:

■	ordered by a Physician;

■	provided by or supervised by a registered nurse in your home, or provided by either a home health aide or licensed practical nurse and supervised by a registered nurse;

■	not considered Custodial Care, as defined in Section 14, Glossary; and

■	provided on a part-time, intermittent schedule when Skilled Care is required. Refer to Section 14, Glossary for the definition of Skilled Care.
Personal Health Support will decide if Skilled Care is needed by reviewing both the skilled nature of the service and the need for Physician-directed medical management. A service will not be determined to be "skilled" simply because there is not an available caregiver.

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Any combination of Network Benefits and Non-Network Benefits is limited to 60 visits per calendar year. One visit equals four hours of Skilled Care services. This visit limit does not include any service which is billed only for the administration of intravenous infusion.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before receiving services or as soon as reasonably possible. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Hospice Care
Hospice care is an integrated program recommended by a Physician which provides comfort and support services for the terminally ill. Hospice care can be provided on an inpatient or outpatient basis and includes physical, psychological, social and spiritual care for the terminally ill person, and short-term grief counseling for immediate family members while the Covered Person is receiving hospice care. Benefits are available only when hospice care is received from a licensed hospice agency, which can include a Hospital.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before receiving services. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Hospital - Inpatient Stay
Hospital Benefits are available for:

■	non-Physician services and supplies received during an Inpatient Stay;

■	room and board in a Semi-private Room (a room with two or more beds); and

■	Physician services for radiologists, anesthesiologists, pathologists and Emergency room Physicians.
The Plan will pay the difference in cost between a Semi-private Room and a private room only if a private room is necessary according to generally accepted medical practice.
Benefits for an Inpatient Stay in a Hospital are available only when the Inpatient Stay is necessary to prevent, diagnose or treat a Sickness or Injury. Benefits for other Hospital-based Physician services are described in this section under Physician Fees for Surgical and Medical Services.
Benefits for Emergency admissions and admissions of less than 24 hours are described under Emergency Health Services and Surgery - Outpatient, Scopic Procedures - Diagnostic and Therapeutic Services, and Therapeutic Treatments - Outpatient, respectively.

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Please remember for Non-Network Benefits, you must notify Personal Health Support as follows:
■ for elective admissions: five business days before admission or as soon as reasonably possible;
■ for Emergency admissions (also termed non-elective admissions): within two business days, or as soon as is reasonably possible.
If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.
What is Coinsurance?
Coinsurance is the amount you pay for a Covered Health Service, not including the Copay and/or the Deductible.

For example, if the Plan pays 80% of Eligible Expenses for care received from a Network provider, your Coinsurance is 20%.

Kidney Resource Services (KRS)
The Plan pays Benefits for Comprehensive Kidney Solution (CKS) that covers both chronic kidney disease and End Stage Renal Disease (ESRD) disease provided by Designated Facilities participating in the Kidney Resource Services (KRS) program. Designated Facility is defined in Section 14, Glossary.
In order to receive Benefits under this program, KRS must provide the proper notification to the Network provider performing the services. This is true even if you self refer to a Network provider participating in the program. Notification is required:

■	prior to vascular access placement for dialysis; and

■	prior to any ESRD services.
You or a covered Dependent may:

■	be referred to KRS by Personal Health Support; or

■	call KRS toll-free at (888) 936-7246 and select the KRS prompt.
To receive Benefits related to ESRD and chronic kidney disease, you are not required to visit a Designated Facility. If you receive services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

■	Physician's Office Services - Sickness and Injury;

■	Physician Fees for Surgical and Medical Services;

■	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

■	Therapeutic Treatments - Outpatient;

■	Hospital - Inpatient Stay; and

■	Surgery - Outpatient.

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To receive Benefits under the KRS program, you must contact KRS prior to obtaining Covered Health Services. The Plan will only pay Benefits under the KRS program if KRS provides the proper notification to the Designated Facility provider performing the services (even if you self refer to a provider in that Network).

Lab, X-Ray and Diagnostics - Outpatient
Services for Sickness and Injury-related diagnostic purposes, received on an outpatient basis at a Hospital or Alternate Facility or in a Physician's office include, but are not limited to:

■	lab and radiology/x-ray; and

■	mammography.
Benefits under this section include:

■	the facility charge and the charge for supplies and equipment and

■	Physician services for radiologists, anesthesiologists and pathologists.
When these services are performed in a Physician's office, Benefits are described under Physician's Office Services - Sickness and Injury in this section.
Benefits for other Physician services, including anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services. Lab, X-ray and diagnostic services for preventive care are described under Preventive Care Services in this section. CT scans, PET scans, MRI, MRA, nuclear medicine and major diagnostic services are described under Lab, X-Ray and Major Diagnostics - CT, PET Scans, MRI, MRA and Nuclear Medicine - Outpatient in this section.
Lab, X-Ray and Major Diagnostics - CT, PET Scans, MRI, MRA and Nuclear Medicine - Outpatient
Services for CT scans, PET scans, MRI, MRA, nuclear medicine, and major diagnostic services received on an outpatient basis at a Hospital or Alternate Facility or in a Physician's office.
Benefits under this section include:

■	the facility charge and the charge for supplies and equipment.

■	Physician services for radiologists, anesthesiologists and pathologists.
When these services are performed in a Physician's office, Benefits are described under Physician's Office Services - Sickness and Injury in this section. Benefits for other Physician services, including anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

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Mental Health Services
Mental Health Services include those received on an inpatient basis in a Hospital or Alternate Facility, and those received on an outpatient basis in a provider’s office or at an Alternate Facility.
Benefits include the following services provided on either an outpatient or inpatient basis:

■	diagnostic evaluations and assessment;

■	treatment planning;

■	referral services;

■	medication management;

■	individual, family, therapeutic group and provider-based case management services; and

■	crisis intervention.
Benefits include the following services provided on an inpatient basis:

■	Partial Hospitalization/Day Treatment; and

■	services at a Residential Treatment Facility.
Benefits include the following services on an outpatient basis:

■	Intensive Outpatient Treatment.
The Mental Health/Substance Use Disorder Administrator determines coverage for all levels of care. If an Inpatient Stay is required, it is covered on a Semi-private Room basis.
You are encouraged to contact the Mental Health/Substance Use Disorder Administrator for referrals to providers and coordination of care.
Special Mental Health Programs and Services
Special programs and services that are contracted under the Mental Health/Substance Use Disorder Administrator may become available to you as part of your Mental Health Services benefit. The Mental Health Services Benefits and financial requirements assigned to these programs or services are based on the designation of the program or service to inpatient, Partial Hospitalization/Day Treatment, Intensive Outpatient Treatment, outpatient or a Transitional Care category of benefit use. Special programs or services provide access to services that are beneficial for the treatment of your Mental Illness which may not otherwise be covered under this Plan. You must be referred to such programs through the Mental Health/Substance Use Disorder Administrator, who is responsible for coordinating your care or through other pathways as described in the program introductions. Any decision to participate in such program or service is at the discretion of the Covered Person and is not mandatory.

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Please remember for Non-Network Benefits, you must notify the MH/SUD Administrator to receive these Benefits. Please call the phone number that appears on your ID card. Without notification, Benefits will be reduced to 50% of Eligible Expenses.

Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders
The Plan pays Benefits for psychiatric services for Autism Spectrum Disorders that are both of the following:

■	provided by or under the direction of an experienced psychiatrist and/or an experienced licensed psychiatric provider; and

■	focused on treating maladaptive/stereotypic behaviors that are posing danger to self, others or property and impairment in daily functioning.
These Benefits describe only the psychiatric component of treatment for Autism Spectrum Disorders. Medical treatment of Autism Spectrum Disorders is a Covered Health Service for which Benefits are available under the applicable medical Covered Health Services categories as described in this section.
Benefits include the following services provided on either an outpatient or inpatient basis:

■	diagnostic evaluations and assessment;

■	treatment planning;

■	referral services;

■	medication management;

■	individual, family, therapeutic group and provided-based case management services; and

■	crisis intervention.
Benefits include the following services provided on an inpatient basis:

■	Partial Hospitalization/Day Treatment; and

■	services at a Residential Treatment Facility.
Benefits include the following services provided on an outpatient basis:

■	Intensive Outpatient Treatment.
The Mental Health/Substance Use Disorder Administrator determines coverage for all levels of care. If an Inpatient Stay is required, it is covered on a Semi-private Room basis.
You are encouraged to contact the Mental Health/Substance Use Disorder Administrator for referrals to providers and coordination of care.

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Please remember for Non-Network Benefits, you must notify the MH/SUD Administrator to receive these Benefits. Please call phone number that appears on your ID card. Without notification, Benefits will be reduced to 50% of Eligible Expenses.
Nutritional Counseling
The Plan will pay for Covered Health Services for medical education services provided in a Physician's office by an appropriately licensed or healthcare professional when:

■	education is required for a disease in which patient self-management is an important component of treatment; and

■	there exists a knowledge deficit regarding the disease which requires the intervention of a trained health professional.
Some examples of such medical conditions include:

■	coronary artery disease;

■	congestive heart failure;

■	severe obstructive airway disease;

■	gout (a form of arthritis);

■	renal failure;

■	phenylketonuria (a genetic disorder diagnosed at infancy); and

■	hyperlipidemia (excess of fatty substances in the blood).
Benefits are limited to three individual sessions in your lifetime for each medical condition. This limit applies to non-preventive nutritional counseling services only.
When nutritional counseling services are billed as a preventive care service, these services will be paid as described under Preventive Care Services in this section.
Obesity Surgery
The Plan covers surgical treatment of obesity provided by or under the direction of a Physician provided either of the following is true:

■	you have a minimum Body Mass Index (BMI) of 40; or

■	you have a minimum BMI of 35 with complicating co-morbidities (such as sleep apnea or diabetes) directly related to, or exacerbated by obesity.

Benefits are available for obesity surgery services that meet the definition of a Covered Health Service, as defined in Section 14, Glossary and are not Experimental or Investigational or Unproven Services.

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You will have access to a certain Network of Designated Facilities and Physicians participating in the Bariatric Resource Services (BRS) program, as defined in Section, Glossary, for obesity surgery services.
For obesity surgery services to be considered Covered Health Services under the BRS program, you must contact Bariatric Resource Services and speak with a nurse consultant prior to receiving services. You can contact Bariatric Resource Services by calling toll-free at 888-936-7246.

Please remember for Network Benefits, you must notify Personal Health Support as soon as the possibility of obesity surgery arises. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Ostomy Supplies
Benefits for ostomy supplies are limited to:

■	pouches, face plates and belts;

■	irrigation sleeves, bags and catheters; and

■	skin barriers.
Pharmaceutical Products - Outpatient
The Plan pays for Pharmaceutical Products that are administered on an outpatient basis in a Hospital, Alternate Facility, Physician's office, or in a Covered Person's home. Examples of what would be included under this category are antibiotic injections in the Physician's office or inhaled medication in an Urgent Care Center for treatment of an asthma attack.
Benefits under this section are provided only for Pharmaceutical Products which, due to their characteristics (as determined by UnitedHealthcare), must typically be administered or directly supervised by a qualified provider or licensed/certified health professional. Benefits under this section do not include medications that are typically available by prescription order or refill at a pharmacy.
Physician Fees for Surgical and Medical Services
The Plan pays Physician fees for surgical procedures and other medical care received from a Physician in a Hospital, Skilled Nursing Facility, Inpatient Rehabilitation Facility, Alternate Facility, or for Physician house calls.
When these services are performed in a Physician's office, Benefits are described under Physician's Office Services - Sickness and Injury in this section.
Physician's Office Services - Sickness and Injury
Benefits are paid by the Plan for Covered Health Services received in a Primary Physician's office for the evaluation and treatment of a Sickness or Injury. Benefits are provided under

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this section regardless of whether the Physician's office is free-standing, located in a clinic or located in a Hospital. Benefits under this section include allergy injections and hearing exams in case of Injury or Sickness.
Benefits for preventive services are described under Preventive Care in this section.
When a test is performed or a sample is drawn in the Physician's office and then sent outside the Physician's office for analysis or testing, Benefits for lab, radiology/x-rays and other diagnostic services that are performed outside the Physician's office are described in Lab, X-ray and Diagnostics - Outpatient.

Please Note
Your Physician does not have a copy of your SPD, and is not responsible for knowing or communicating your Benefits.

Pregnancy - Maternity Services
Benefits for Pregnancy will be paid at the same level as Benefits for any other condition, Sickness or Injury. This includes all maternity-related medical services for prenatal care, postnatal care, delivery, and any related complications. Pregnancy Maternity Services for dependent children are not covered.
The Plan will pay Benefits for an Inpatient Stay of at least:

■	48 hours for the mother and newborn child following a vaginal delivery; or

■	96 hours for the mother and newborn child following a cesarean section delivery.
These are federally mandated requirements under the Newborns' and Mothers' Health Protection Act of 1996 which apply to this Plan. The Hospital or other provider is not required to get authorization for the time periods stated above. Authorizations are required for longer lengths of stay. If the mother agrees, the attending Physician may discharge the mother and/or the newborn child earlier than these minimum timeframes.
Both before and during a Pregnancy, Benefits include the services of a genetic counselor when provided or referred by a Physician. These Benefits are available to all Covered Persons in the immediate family. Covered Health Services include related tests and treatment.
Benefits for Dependent Children
Pregnancy Benefits for Dependent children are limited to Covered Health Services for Complications of Pregnancy. For a complete definition of Complications of Pregnancy, see Section 14, Glossary.
Benefits are payable for Covered Health Services for the treatment of Complications of Pregnancy given to a Dependent child while covered under this Plan. Benefits for Complications of Pregnancy are paid in the same way as Benefits for any other Sickness.

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Benefits for Complications of Pregnancy which result in the delivery of a child are payable for at least:

■	48 hours of inpatient care for the mother and newborn child following a normal vaginal delivery; or

■	96 hours of inpatient care for the mother and newborn child following a cesarean section.
These are federally mandated requirements under the Newborns’ and Mothers’ Health Protection Act of 1996 which apply to this Plan. The Hospital or other provider is not required to get authorization for the time periods stated above. Authorizations are required for longer lengths of stay. If the mother agrees, the attending Physician may discharge the mother and/or the newborn child earlier than these minimum timeframes.
The following are not considered Complications of Pregnancy:

■	false labor;

■	occasional spotting;

■	rest prescribed by a Physician;

■	morning sickness; or

■	other conditions that may be connected with a difficult Pregnancy but are not a classifiably distinct complication.

Please remember for Non-Network Benefits, you must notify Personal Health Support as soon as reasonably possible if the Inpatient Stay for the mother and/or the newborn will be longer than the timeframes indicated above. If Personal Health Support is not notified, Benefits for the extended stay will be reduced to 50% of Eligible Expenses.

Healthy moms and babies
The Plan provides a special prenatal program to help during Pregnancy. Participation is voluntary and free of charge. See Section 7, Resources to Help you Stay Healthy, for details.

Preventive Care Services
The Plan pays Benefits for Preventive care services provided on an outpatient basis at a Physician's office, an Alternate Facility or a Hospital encompass medical services that have been demonstrated by clinical evidence to be safe and effective in either the early detection of disease or in the prevention of disease, have been proven to have a beneficial effect on health outcomes and include the following as required under applicable law:

■	evidence-based items or services that have in effect a rating of "A" or "B" in the current recommendations of the United States Preventive Services Task Force;

■	immunizations that have in effect a recommendation from the Advisory Committee on Immunization Practices of the Centers for Disease Control and Prevention;

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■
with respect to infants, children and adolescents, evidence-informed preventive care and screenings provided for in the comprehensive guidelines supported by the Health Resources and Services Administration; and

■	with respect to women, such additional preventive care and screenings as provided for in comprehensive guidelines supported by the Health Resources and Services Administration
For questions about your preventive care Benefits under this Plan call the number on the back of your ID card.
Preventive care Benefits defined under the Health Resources and Services Administration (HRSA) requirement include the cost of renting one breast pump per Pregnancy in conjunction with childbirth. Benefits for breast pumps also include the cost of purchasing one breast pump per Pregnancy in conjunction with childbirth. These Benefits are described under Section 5, Plan Highlights, under Covered Health Services.
Benefits are only available if breast pumps are obtained from a DME provider, Hospital or Physician.
Prosthetic Devices
Benefits are paid by the Plan for prosthetic devices and appliances that replace a limb or body part, or help an impaired limb or body part work. Examples include, but are not limited to:

■	artificial arms, legs, feet and hands;

■	artificial face, eyes, ears and noses; and

■	breast prosthesis following mastectomy as required by the Women's Health and Cancer Rights Act of 1998, including mastectomy bras and lymphedema stockings for the arm.
Benefits under this section are provided only for external prosthetic devices and do not include any device that is fully implanted into the body other than breast prostheses.
If more than one prosthetic device can meet your functional needs, Benefits are available only for the most Cost-Effective prosthetic device. The device must be ordered or provided either by a Physician, or under a Physician's direction. If you purchase a prosthetic device that exceeds these minimum specifications, the Plan may pay only the amount that would have paid for the prosthetic that meets the minimum specifications, and you may be responsible for paying any difference in cost.
Any combination of Network Benefits and Non-Network Benefits for the purchase, repair and replacement of prosthetic devices and DME is limited to $5,000 per calendar year.
Benefits are provided for the replacement of a type of prosthetic device once every three calendar years.

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Once this limit is reached, Benefits continue to be available for items required by the Women's Health and Cancer Rights Act of 1998.
Note: Prosthetic devices are different from DME - see Durable Medical Equipment (DME) in this section.
Reconstructive Procedures
Reconstructive Procedures are services performed when the primary purpose of the procedure is either to treat a medical condition or to improve or restore physiologic function for an organ or body part. Reconstructive procedures include surgery or other procedures which are associated with an Injury, Sickness or Congenital Anomaly. The primary result of the procedure is not a changed or improved physical appearance.
Improving or restoring physiologic function means that the organ or body part is made to work better. An example of a Reconstructive Procedure is surgery on the inside of the nose so that a person's breathing can be improved or restored.
Benefits for Reconstructive Procedures include breast reconstruction following a mastectomy and reconstruction of the non-affected breast to achieve symmetry. Replacement of an existing breast implant is covered by the Plan if the initial breast implant followed mastectomy. Other services required by the Women's Health and Cancer Rights Act of 1998, including breast prostheses and treatment of complications, are provided in the same manner and at the same level as those for any other Covered Health Service. You can contact UnitedHealthcare at the telephone number on your ID card for more information about Benefits for mastectomy-related services.
There may be times when the primary purpose of a procedure is to make a body part work better. However, in other situations, the purpose of the same procedure is to improve the appearance of a body part. Cosmetic procedures are excluded from coverage. Procedures that correct an anatomical Congenital Anomaly without improving or restoring physiologic function are considered Cosmetic Procedures. A good example is upper eyelid surgery. At times, this procedure will be done to improve vision, which is considered a Reconstructive Procedure. In other cases, improvement in appearance is the primary intended purpose, which is considered a Cosmetic Procedure. This Plan does not provide Benefits for Cosmetic Procedures, as defined in Section 14, Glossary.
The fact that a Covered Person may suffer psychological consequences or socially avoidant behavior as a result of an Injury, Sickness or Congenital Anomaly does not classify surgery (or other procedures done to relieve such consequences or behavior) as a reconstructive procedure.

Please remember that you must notify Personal Health Support five business days before undergoing a Reconstructive Procedure. When you provide notification, Personal Health Support can determine whether the service is considered reconstructive or cosmetic.

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Cosmetic Procedures are always excluded from coverage. If you don’t notify Personal Health Support, Benefits will be reduced to 50% of Eligible Expenses.

Rehabilitation Services - Outpatient Therapy and Manipulative Treatment
The Plan provides short-term outpatient rehabilitation services for the following types of therapy:

■	physical therapy;

■	occupational therapy;

■	Manipulative treatment;

■	speech therapy;

■	post-cochlear implant aural therapy;

■	pulmonary rehabilitation; and

■	cardiac rehabilitation.
For all rehabilitation services, a licensed therapy provider, under the direction of a Physician, must perform the services.
The Plan will pay Benefits for speech therapy only when the speech impediment or dysfunction results from Injury, Sickness, stroke, cancer, autism spectrum disorders or a Congenital Anomaly, or is needed following the placement of a cochlear implant.
Any combination of Network and Non-Network Benefits are limited to:

■	unlimited per calendar year for Network physical therapy, with Clinical Support oversight;

■	20 visits per calendar year for Non-Network physical therapy;

■	20 visits per calendar year for occupational therapy;

■	20 visits per calendar year for Manipulative Treatment;

■	20 visits per calendar year for speech therapy;

■	30 visits per calendar year for post-cochlear implant aural therapy;

■	20 visits per calendar year for pulmonary rehabilitation therapy; and

■	36 visits per calendar year for cardiac rehabilitation therapy.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before receiving Manipulative Treatment or as soon as reasonably possible. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

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Scopic Procedures - Outpatient Diagnostic and Therapeutic
The Plan pays for diagnostic and therapeutic scopic procedures and related services received on an outpatient basis at a Hospital or Alternate Facility.
Diagnostic scopic procedures are those for visualization, biopsy and polyp removal. Examples of diagnostic scopic procedures include colonoscopy, sigmoidoscopy, and endoscopy.
Benefits under this section include:

■	the facility charge and the charge for supplies and equipment; and

■	Physician services for radiologists, anesthesiologists and pathologists.
When these services are performed in a Physician's office, Benefits are described under Physician's Office Services - Sickness and Injury in this section. Benefits for other Physician services are described in this section under Physician Fees for Surgical and Medical Services.
Please note that Benefits under this section do not include surgical scopic procedures, which are for the purpose of performing surgery. Benefits for surgical scopic procedures are described under Surgery - Outpatient. Examples of surgical scopic procedures include arthroscopy, laparoscopy, bronchoscopy, hysteroscopy.
Skilled Nursing Facility/Inpatient Rehabilitation Facility Services
Facility services for an Inpatient Stay in a Skilled Nursing Facility or Inpatient Rehabilitation Facility are covered by the Plan. Benefits include:

■	non-Physician services and supplies received during the Inpatient Stay;

■	room and board in a Semi-private Room (a room with two or more beds); and

■	Physician services for radiologists, anesthesiologists and pathologists..
Benefits are available when skilled nursing and/or Inpatient Rehabilitation Facility services are needed on a daily basis. Benefits are also available in a Skilled Nursing Facility or Inpatient Rehabilitation Facility for treatment of a Sickness or Injury that would have otherwise required an Inpatient Stay in a Hospital.
Benefits for other Physician services are described in this section under Physician Fees for Surgical and Medical Services.
UnitedHealthcare will determine if Benefits are available by reviewing both the skilled nature of the service and the need for Physician-directed medical management. A service will not be determined to be "skilled" simply because there is not an available caregiver.
Benefits are available only if:

■	the initial confinement in a Skilled Nursing Facility or Inpatient Rehabilitation Facility was or will be a cost-effective alternative to an Inpatient Stay in a Hospital; and

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■	you will receive skilled care services that are not primarily Custodial Care.
Skilled care is skilled nursing, skilled teaching, and skilled rehabilitation services when:

■	it is delivered or supervised by licensed technical or professional medical personnel in order to obtain the specified medical outcome, and provide for the safety of the patient;

■	it is ordered by a Physician;

■	it is not delivered for the purpose of assisting with activities of daily living, including but not limited to dressing, feeding, bathing or transferring from a bed to a chair; and

■	it requires clinical training in order to be delivered safely and effectively.
You are expected to improve to a predictable level of recovery. Benefits can be denied or shortened for Covered Persons who are not progressing in goal-directed rehabilitation services or if discharge rehabilitation goals have previously been met.
Note: The Plan does not pay Benefits for Custodial Care or Domiciliary Care, even if ordered by a Physician, as defined in Section 14, Glossary.
Any combination of Network Benefits and Non-Network Benefits is limited to 60 days per calendar year.

Please remember for Non-Network Benefits, you must notify Personal Health Support as follows:
■ for elective admissions: five business days before admission;
■ for Emergency admissions (also termed non-elective admissions): within two business days, or as soon as is reasonably possible.

If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Substance Use Disorder Services
Substance Use Disorder Services include those received on an inpatient basis in a Hospital or an Alternate Facility and those received on an outpatient basis in a provider’s office or at an Alternate Facility.
Benefits include the following services provided on either an inpatient or outpatient basis:

■	diagnostic evaluations and assessment;

■	treatment planning;

■	referral services;

■	medication management;

■	individual, family, therapeutic group and provider-based case management;

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■	crisis intervention; and

■	detoxification (sub-acute/non-medical).
Benefits include the following services provided on an inpatient basis:

■	Partial Hospitalization/Day Treatment; and

■	services at a Residential Treatment Facility.
Benefits include the following services provided on an outpatient basis:

■	Intensive Outpatient Treatment.
The Mental Health/Substance Use Disorder Administrator determines coverage for all levels of care. If an Inpatient Stay is required, it is covered on a Semi-private Room basis.
You are encouraged to contact the Mental Health/Substance Use Disorder Administrator for referrals to providers and coordination of care.
Special Substance Use Disorder Programs and Services
Special programs and services that are contracted under the Mental Health/Substance Use Disorder Administrator may become available to you as part of your Substance Use Disorder Services benefit. The Substance Use Disorder Benefits and financial requirements assigned to these programs or services are based on the designation of the program or service to inpatient, Partial Hospitalization/Day Treatment, Intensive Outpatient Treatment, outpatient or a Transitional Care category of benefit use. Special programs or services provide access to services that are beneficial for the treatment of your substance use disorder which may not otherwise be covered under this Plan. You must be referred to such programs through the Mental Health/Substance Use Disorder Administrator, who is responsible for coordinating your care or through other pathways as described in the program introductions. Any decision to participate in such program or service is at the discretion of the Covered Person and is not mandatory.
Please remember for Non-Network Benefits, you must notify the MH/SUD Administrator to receive these Benefits. Please call phone number that appears on your ID card. Without notification, Benefits will be reduced to50% of Eligible Expenses.
Surgery - Outpatient
The Plan pays for surgery and related services received on an outpatient basis at a Hospital or Alternate Facility.
Benefits under this section include:

■	the facility charge and the charge for supplies and equipment; and

■	certain surgical scopic procedures (examples of surgical scopic procedures include arthroscopy, laparoscopy, bronchoscopy, hysteroscopy); and

■	Physician services for radiologists, anesthesiologists and pathologists.

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Benefits for other Physician services are described in this section under Physician Fees for Surgical and Medical Services. When these services are performed in a Physician's office, Benefits are described under Physician's Office Services - Sickness and Injury in this section.
Therapeutic Treatments - Outpatient
The Plan pays Benefits for therapeutic treatments received on an outpatient basis at a Hospital or Alternate Facility, including but not limited to dialysis (both hemodialysis and peritoneal dialysis), intravenous chemotherapy or other intravenous infusion therapy and radiation oncology.
Covered Health Services include medical education services that are provided on an outpatient basis at a Hospital or Alternate Facility by appropriately licensed or registered healthcare professionals when:

■	education is required for a disease in which patient self-management is an important component of treatment; and

■	there exists a knowledge deficit regarding the disease which requires the intervention of a trained health professional.
Benefits under this section include:

■	the facility charge and the charge for related supplies and equipment; and

■	Physician services for anesthesiologists, pathologists and radiologists. Benefits for other Physician services are described in this section under Physician Fees for Surgical and Medical Services.
When these services are performed in a Physician's office, Benefits are described under Physician's Office Services.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before scheduled services are received or, for non-scheduled services, within one business day or as soon as reasonably possible. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Transplantation Services
Inpatient facility services (including evaluation for transplant, organ procurement and donor searches) for transplantation procedures must be ordered by a provider. Benefits are available to the donor and the recipient when the recipient is covered under this Plan. The transplant must meet the definition of a Covered Health Service and cannot be Experimental or Investigational, or Unproven. Examples of transplants for which Benefits are available include but are not limited to:

■	heart;

■	heart/lung;

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■	lung;

■	kidney;

■	kidney/pancreas;

■	liver;

■	liver/kidney;

■	liver/intestinal;

■	pancreas;

■	intestinal; and

■
bone marrow (either from you or from a compatible donor) and peripheral stem cell transplants, with or without high dose chemotherapy. Not all bone marrow transplants meet the definition of a Covered Health Service

Benefits are also available for cornea transplants. You are not required to notify United Resource Networks or Personal Health Support of a cornea transplant nor is the cornea transplant required to be performed at a Designated Facility.
Donor costs that are directly related to organ removal are Covered Health Services for which Benefits are payable through the organ recipient's coverage under the Plan.
The Plan has specific guidelines regarding Benefits for transplant services. Contact United Resource Networks at (888) 936-7246 or Personal Health Support at the telephone number on your ID card for information about these guidelines.
Note: The services described under Travel and Lodging are Covered Health Services only in connection with transplant services received at a Designated Facility.

Please remember for Non-Network Benefits, you must notify United Resource Networks or Personal Health Support as soon as the possibility of a transplant arises (and before the time a pre-transplantation evaluation is performed at a transplant center). If United Resource Networks or Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Travel and Lodging
United Resource Networks will assist the patient and family with travel and lodging arrangements related to:

■	Congenital Heart Disease (CHD);

■	transplantation services; and

■	cancer-related treatments.

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For travel and lodging services to be covered, the patient must be receiving services at a Designated Facility.
The Plan covers expenses for travel, lodging and meals for the patient, provided he or she is not covered by Medicare, and a companion as follows:

■
transportation of the patient and one companion who is traveling on the same day(s) to and/or from the site of the cancer-related treatment, the CHD service, or the transplant for the purposes of an evaluation, the procedure or necessary post-discharge follow-up;

■
Eligible Expenses for lodging and meals for the patient (while not a Hospital inpatient) and one companion. Benefits are paid at a per diem (per day) rate of up to $100 per day for the patient plus one companion; or

■
if the patient is an enrolled Dependent minor child, the transportation expenses of two companions will be covered and lodging and meal expenses will be reimbursed at a per diem rate up to $100 per day.

Travel and lodging expenses are only available if the recipient lives more than 50 miles from the Designated Facility (for CRS and transplantation) or the CHD facility. UnitedHealthcare must receive valid receipts for such charges before you will be reimbursed. Examples of travel expenses may include:

■	airfare at coach rate;

■	taxi or ground transportation; or

■	mileage reimbursement at the IRS rate for the most direct route between the patient's home and the Designated Facility.
A combined overall maximum Benefit of $10,000 per Covered Person applies for all travel, lodging and meal expenses reimbursed under this Plan in connection with all cancer treatments and transplant procedures and CHD treatments during the entire period that person is covered under this Plan.

Support in the event of serious illness
If you or a covered family member has cancer or needs an organ or bone marrow transplant, UnitedHealthcare can put you in touch with quality treatment centers around the country.

Urgent Care Center Services
The Plan provides Benefits for services, including professional services, received at an Urgent Care Center, as defined in Section 14, Glossary. When Urgent Care services are provided in a Physician's office, the Plan pays Benefits as described under Physician's Office Services - Sickness and Injury earlier in this section.
Vision Examinations
The Plan pays Benefits for:

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■	vision screenings, which could be performed as part of an annual physical examination in a provider's office (vision screenings do not include refractive examinations to detect vision impairment); and

■	one routine vision exam, including refraction, to detect vision impairment by a provider in the provider's office every other calendar year.
Wigs
The Plan pays Benefits for wigs and other scalp hair prosthesis only for the reason of hair loss resulting from treatment of a malignancy, burns or surgery in which case the Plan pays for one wig per Covered Person per Lifetime.
SECTION 7 - RESOURCES TO HELP YOU STAY HEALTHY

What this section includes:
Health and well-being resources available to you:

■	www.myuhc.com;

■	Optum® NurseLineSM;

■	Live Nurse Chat;

■	Treatment Decision Support;

■	Healthy Pregnancy Program; and

■	UnitedHealth PremiumSM Program on www.myuhc.com.

Kansas City Life Insurance Company believes in giving you the tools you need to be an educated health care consumer. To that end, Kansas City Life Insurance Company has made available several convenient educational and support services, accessible by phone and the Internet, which can help you to:

■	take care of yourself and your family members;

■	manage a chronic health condition; and

■	navigate the complexities of the health care system.

NOTE:
Information obtained through the services identified in this section is based on current medical literature and on Physician review. It is not intended to replace the advice of a doctor. The information is intended to help you make better health care decisions and take a greater responsibility for your own health. UnitedHealthcare and Kansas City Life Insurance Company are not responsible for the results of your decisions from the use of the information, including, but not limited to, your choosing to seek or not to seek professional medical care, or your choosing or not choosing specific treatment based on the text.

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www.myuhc.com
UnitedHealthcare's member website, www.myuhc.com, provides information at your fingertips anywhere and anytime you have access to the Internet. www.myuhc.com opens the door to a wealth of health information and convenient self-service tools to meet your needs.
Health Information
With www.myuhc.com you can:

■	research a health condition and treatment options to get ready for a discussion with your Physician;

■	search for Network providers available in your Plan through the online provider directory;

■	access all of the content and wellness topics from NurseLine including Live Nurse Chat 24 hours a day, seven days a week;

■	complete a health risk assessment to identify health habits you can improve, learn about healthy lifestyle techniques and access health improvement resources;

■	use the treatment cost estimator to obtain an estimate of the costs of various procedures in your area; and

■	use the Hospital comparison tool to compare Hospitals in your area on various patient safety and quality measures.
Self-Service Tools
Visit www.myuhc.com and:

■	make real-time inquiries into the status and history of your claims;

■	view eligibility and Plan Benefit information, including Copays and Annual Deductibles;

■	view and print all of your Explanation of Benefits (EOBs) online; and

■	order a new or replacement ID card, print a temporary ID card, or check on an ID card request.

Registering on www.myuhc.com
If you have not already registered as a www.myuhc.com subscriber, simply go to www.myuhc.com and click on "Register Now." Have your UnitedHealthcare ID card handy. The enrollment process is quick and easy.

Health Assessment

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You are invited to learn more about your health and wellness at www.myuhc.com and are encouraged to participate in the online health assessment. The health assessment is an interactive questionnaire designed to help you identify your healthy habits as well as potential health risks.
Your health assessment is kept confidential. Completing the assessment will not impact your Benefits or eligibility for Benefits in any way.
To find the health assessment, log in to www.myuhc.com. After logging in, access your personalized Health & Wellness page and click the Health Assessment link. If you need any assistance with the online assessment, please call the number on the back of your ID card.
Health Improvement Plan
You can start a Health Improvement Plan at any time. This Plan is created just for you and includes information and interactive tools, plus online health coaching recommendations based on your profile.
Online coaching is available for:

■	nutrition;

■	exercise,

■	weight management;

■	stress;

■	smoking cessation;

■	bariatric surgery;

■	diabetes; and

■	heart health.
To help keep you on track with your Health Improvement Plan and online coaching, you’ll also receive personalized messages and reminders – Kansas City Life Insurance Company's way of helping you meet your health and wellness goals.
Optum® NurseLineSM
Optum NurseLine is a toll-free telephone service that puts you in immediate contact with an experienced registered nurse any time, 24 hours a day, seven days a week. Nurses can provide health information for routine or urgent health concerns. When you call, a registered nurse may refer you to any additional resources that Kansas City Life Insurance Company has available to help you improve your health and well-being or manage a chronic condition. Call any time when you want to learn more about:

■	a recent diagnosis;

■	a minor Sickness or Injury;

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■	men's, women's, and children's wellness;

■	how to take prescription drugs safely;

■	self-care tips and treatment options;

■	healthy living habits; or

■	any other health related topic.
NurseLine gives you another convenient way to access health information. By calling the same toll-free number, you can listen to one of the Health Information Library's over 1,100 recorded messages. There are also 590 messages available in Spanish.
NurseLine is available to you at no cost. To use this convenient service, simply call the toll-free number on the back of your ID card.
Note: If you have a medical emergency, call 911 instead of calling NurseLine.

Your child is running a fever and it's 1:00 AM. What do you do?
Call NurseLine toll-free at the number on your ID card, any time, 24 hours a day, seven days a week. You can count on NurseLine to help answer your health questions.

Live Nurse Chat
With NurseLine, you also have access to nurses online. To use this service, log onto www.myuhc.com and click "Live Nurse Chat" in the top menu bar. You'll instantly be connected with a registered nurse who can answer your general health questions any time, 24 hours a day, seven days a week. You can also request an e-mailed transcript of the conversation to use as a reference.
Note: If you have a medical emergency, call 911 instead of logging onto www.myuhc.com.
Live Events on www.myuhc.com
Periodically, www.myuhc.com hosts live events with leading health care professionals. After viewing a presentation, you can chat online with the experts. Topics include:

■	weight control;

■	parenting;

■	heart disease;

■	relationships; and

■	depression.
For details, or to participate in a live event, log onto www.myuhc.com.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Want to learn more about a condition or treatment?
Log on to www.myuhc.com and research health topics that are of interest to you. Learn about a specific condition, what the symptoms are, how it is diagnosed, how common it is, and what to ask your Physician.

Healthy Pregnancy Program
If you are pregnant and enrolled in the medical Plan, you can get valuable educational information and advice by calling the toll-free number on your ID card. This program offers:

■	maternity nurses on duty 24 hours a day;

■	a free copy of The Healthy Pregnancy Guide;

■	a phone call from a maternity nurse halfway through your Pregnancy, to see how things are going;

■	a phone call from a nurse approximately four weeks postpartum to give you information on infant care, feeding, nutrition, immunizations and more; and

■	a copy of an available publication, for example, Healthy Baby Book, which focuses on the first two years of life.
Participation is completely voluntary and without extra charge. To take full advantage of the program, you are encouraged to enroll within the first 12 weeks of Pregnancy. You can enroll any time, up to your 34th week. To enroll, call the toll-free number on the back of your ID card.
As a program participant, you can call any time, 24 hours a day, seven days a week, with any questions or concerns you might have.
Treatment Decision Support
In order to help you make informed decisions about your health care, UnitedHealthcare has a program called Treatment Decision Support. This program targets specific conditions as well as the treatments and procedures for those conditions.
This program offers:

■	access to accurate, objective and relevant health care information;

■	coaching by a nurse through decisions in your treatment and care;

■	expectations of treatment; and

■	information on high quality providers and programs.
Conditions for which this program is available include:

■	back pain;

■	knee & hip replacement;

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■	prostate disease;

■	prostate cancer;

■	benign uterine conditions;

■	breast cancer;

■	coronary disease; and

■	bariatric surgery.
Participation is completely voluntary and without extra charge. If you think you may be eligible to participate or would like additional information regarding the program, please contact the number on the back of your ID card.
UnitedHealth PremiumSM Program
UnitedHealthcare designates Network Physicians and facilities as UnitedHealth Premium Program Physicians or facilities for certain medical conditions. Physicians and facilities are evaluated on two levels - quality and efficiency of care. The UnitedHealth Premium Program was designed to:

■	help you make informed decisions on where to receive care;

■	provide you with decision support resources; and

■	give you access to Physicians and facilities across areas of medicine that have met UnitedHealthcare's quality and efficiency criteria.
For details on the UnitedHealth Premium Program including how to locate a UnitedHealth Premium Physician or facility, log onto www.myuhc.com or call the toll-free number on your ID card.
Tobacco Cessation Program
UnitedHealthcare provides a tobacco cessation program to help smokers withdraw from nicotine dependence. By participating in this program, you will more than double your chance of successfully quitting tobacco.
This six (6) month program offers:

■	home fulfillment of up to 8 weeks of over-the-counter nicotine replacement therapy, patches or gum;

■	toll free telephone access to a dedicated tobacco cessation coach (you will receive up to eight (8) scheduled coaching sessions and may place unlimited calls for support when you have a question);

■	help to identify and avoid common reasons why quit attempts fail, including weight gain and stress management; and

■	educational articles, quizzes and progress tracking tools designed to provide support through this program.

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Participation is completely voluntary and without extra charge. If you think you may be eligible to participate or would like additional information regarding the program, please call the number on the back of your ID card.
SECTION 8 - EXCLUSIONS: WHAT THE MEDICAL PLAN WILL NOT COVER

What this section includes:

■	Services, supplies and treatments that are not Covered Health Services, except as may be specifically provided for in Section 6, Additional Coverage Details.

The Plan does not pay Benefits for the following services, treatments or supplies even if they are recommended or prescribed by a provider or are the only available treatment for your condition.
When Benefits are limited within any of the Covered Health Services categories described in Section 6, Additional Coverage Details, those limits are stated in the corresponding Covered Health Service category in Section 5, Plan Highlights. Limits may also apply to some Covered Health Services that fall under more than one Covered Health Service category. When this occurs, those limits are also stated in Section 5, Plan Highlights. Please review all limits carefully, as the Plan will not pay Benefits for any of the services, treatments, items or supplies that exceed these benefit limits.
Please note that in listing services or examples, when the SPD says "this includes," or "including but not limiting to", it is not UnitedHealthcare's intent to limit the description to that specific list. When the Plan does intend to limit a list of services or examples, the SPD specifically states that the list "is limited to."
Alternative Treatments

1.	acupressure;

2.	acupuncture;

3.	aromatherapy;

4.	hypnotism;

5.	massage therapy;

6.	rolfing (holistic tissue massage); and

7.
art therapy, music therapy, dance therapy, horseback therapy and other forms of alternative treatment as defined by the National Center for Complimentary and Alternative Medicine (NCCAM) of the National Institutes of Health. This exclusion does not apply to Manipulative Treatment and osteopathic care for which Benefits are provided as described in Section 6, Additional Coverage Details.

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Dental

1.	dental care, except as identified under Dental Services - Accident Only in Section 6, Additional Coverage Details;
Dental care that is required to treat the effects of a medical condition, but that is not necessary to directly treat the medical condition, is excluded. Examples include treatment of dental caries resulting from dry mouth after radiation treatment or as a result of medication.
Endodontics, periodontal surgery and restorative treatment are excluded.

2.	diagnosis or treatment of or related to the teeth, jawbones or gums. Examples include:

-	extractions (including wisdom teeth);

-	restoration and replacement of teeth;

-	medical or surgical treatments of dental conditions; and

-	services to improve dental clinical outcomes;
This exclusion does not apply to accident-related dental services for which Benefits are provided as described under Dental Services – Accident Only in Section 6, Additional Coverage Details.

3.	dental implants , bone grafts, and other implant-related procedures;
This exclusion does not apply to accident-related dental services for which Benefits are provided as described under Dental Services – Accident Only in Section 6, Additional Coverage Details.

4.	dental braces (orthodontics);

5.	dental X-rays, supplies and appliances and all associated expenses, including hospitalizations and anesthesia; and
This exclusion does not apply to dental care (oral examination, X-rays, extractions and non-surgical elimination of oral infection) required for the direct treatment of a medical condition for which Benefits are available under the Plan, as identified in Section 6, Additional Coverage Details.

6.
treatment of congenitally missing (when the cells responsible for the formation of the tooth are absent from birth), malpositioned or supernumerary (extra) teeth, even if part of a Congenital Anomaly such as cleft lip or cleft palate.

Devices, Appliances and Prosthetics

1.	devices used specifically as safety items or to affect performance in sports-related activities;

2.	orthotic appliances and devices, except when all of the following are met:

-	prescribed by a Physician for a medical purpose; and

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

-	custom manufactured or custom fitted to an individual Covered Person.
Examples of excluded orthotic appliances and devices include but are not limited to, foot orthotics, cranial bands, or any braces that can be obtained without a Physician’s order. This exclusion does not include diabetic footwear which may be covered for a Covered Person with diabetic foot disease.

3.	the following items are excluded, even if prescribed by a Physician:

-	blood pressure cuff/monitor;

-	enuresis alarm;

-	non-wearable external defibrillator;

-	trusses; and

-	ultrasonic nebulizers;

4.	the repair and replacement of prosthetic devices when damaged due to misuse, malicious breakage or gross neglect;

5.	the replacement of lost or stolen prosthetic devices;

6.
devices and computers to assist in communication and speech except for speech generating devices and tracheo-esophageal voice devices for which Benefits are provided as described under Durable Medical Equipment in Section 6, Additional Coverage Details; and

7.	oral appliances for snoring.
Drugs
The exclusions listed below apply to the medical portion of the Plan only. Prescription Drug coverage is excluded under the medical plan because it is a separate benefit. Coverage may be available under the Prescription Drug portion of the Plan. See Section 15, Prescription Drugs, for coverage details and exclusions.

1.	prescription drugs for outpatient use that are filled by a prescription order or refill;

2.
self-injectable medications (This exclusion does not apply to medications which, due to their characteristics, as determined by UnitedHealthcare, must typically be administered or directly supervised by a qualified provider or licensed/certified health professional in an outpatient setting);

3.	growth hormone therapy;

4.	non-injectable medications given in a Physician's office except as required in an Emergency and consumed in the Physician's office; and

5.	over the counter drugs and treatments.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Experimental or Investigational or Unproven Services

1.	Experimental or Investigational Services or Unproven Services, unless the Plan has agreed to cover them as defined in Section 14, Glossary.
This exclusion applies even if Experimental or Investigational Services or Unproven Services, treatments, devices or pharmacological regimens are the only available treatment options for your condition.
Foot Care

1.
routine foot care, except when needed for severe systemic disease or preventive foot care for Covered Persons with diabetes for which Benefits are provided as described under Diabetes Services in Section 6, Additional Coverage Details. Routine foot care services that are not covered include:

-	cutting or removal of corns and calluses except as deemed medically necessary by attending Physician;

-	nail trimming or cutting; and

-	debriding (removal of dead skin or underlying tissue);

2.	hygienic and preventive maintenance foot care. Examples include:

-	cleaning and soaking the feet;

-	applying skin creams in order to maintain skin tone; and

-	other services that are performed when there is not a localized Sickness, Injury or symptom involving the foot;

This exclusion does not apply to preventive foot care for Covered Persons who are at risk of neurological or vascular disease arising from diseases such as diabetes.

3.	treatment of flat feet;

4.	shoe inserts;

5.	arch supports;

6.	shoes (standard or custom), lifts and wedges; and

7.	shoe orthotics.
Medical Supplies and Equipment

1.	prescribed or non-prescribed medical and disposable supplies. Examples include elastic stockings, ace bandages, diabetic strips, and syringes;
This exclusion does not apply to:

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

-	Disposable supplies necessary for the effective use of Durable Medical Equipment for which Benefits are provided as described under Durable Medical Equipment in this SPD.

-	Diabetic supplies for which Benefits are provided as described under Diabetes Services in the SPD.

-	Ostomy bags and related supplies for which Benefits are provided as described under Ostomy Supplies in this SPD and

-	Urinary catheters and Ostomy bags and related supplies.

2.	tubings, nasal cannulas, connectors and masks except when used with Durable Medical Equipment;

3.	the repair and replacement of Durable Medical Equipment when damaged due to misuse, malicious breakage or gross neglect as described under Durable Medical Equipment in this SPD;

4.	the replacement of lost or stolen Durable Medical Equipment as described under Durable Medical Equipment in this SPD; and

5.	deodorants, filters, lubricants, tape, appliance clears, adhesive, adhesive remover or other items that are not specifically identified in Section 6, Additional Coverage Details.
Mental Health/Substance Use Disorder
Exclusions listed directly below apply to services described under Mental Health Services, Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders and/or Substance Use Disorder Services in Section 6, Additional Coverage Details.

1.	services performed in connection with conditions not classified in the current edition of the Diagnostic and Statistical Manual of the American Psychiatric Association;

2.
services or supplies for the diagnosis or treatment of Mental Illness, alcoholism or substance use disorders that, in the reasonable judgment of the Mental Health/Substance Use Disorder Administrator, are any of the following:

-	not consistent with generally accepted standards of medical practice for the treatment of such conditions;

-
not consistent with services backed by credible research soundly demonstrating that the services or supplies will have a measurable and beneficial health outcome, and therefore considered experimental;

-	not consistent with the Mental Health/Substance Use Disorder Administrator’s level of care guidelines or best practices as modified from time to time; or

-	not clinically appropriate for the patient’s Mental Illness, Substance Use Disorder or condition based on generally accepted standards of medical practice and benchmarks.

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3.	Mental Health Services as treatments for V-code conditions as listed within the current edition of the Diagnostic and Statistical Manual of the American Psychiatric Association;

4.
Mental Health Services as treatment for a primary diagnosis of insomnia other sleep disorders, sexual dysfunction disorders, feeding disorders, neurological disorders and other disorders with a known physical basis;

5.	treatments for the primary diagnoses of learning disabilities, conduct and impulse control disorders, personality disorders and paraphilias (sexual behavior that is considered deviant or abnormal);

6.	educational/behavioral services that are focused on primarily building skills and capabilities in communication, social interaction and learning;

7.	tuition for or services that are school-based for children and adolescents under the Individuals with Disabilities Education Act;

8.	learning, motor skills and primary communication disorders as defined in the current edition of the Diagnostic and Statistical Manual of the American Psychiatric Association;

9.	mental retardation as a primary diagnosis defined in the current edition of the Diagnostic and Statistical Manual of the American Psychiatric Association;

10.	methadone treatment as maintenance, L.A.A.M. (1-Alpha-Acetyl-Methadol), Cyclazocine, or their equivalents for drug addiction;

11.	intensive behavioral therapies such as applied behavioral analysis for Autism Spectrum Disorders; and

12.
any treatments or other specialized services designed for Autism Spectrum Disorder that are not backed by credible research demonstrating that the services or supplies have a measurable and beneficial health outcome and therefore considered Experimental or Investigational or Unproven Services.

Nutrition

1.	nutritional or cosmetic therapy using high dose or mega quantities of vitamins, minerals or elements, and other nutrition based therapy;

2.	nutritional counseling for either individuals or groups, except as defined under Nutritional Counseling in Section 6, Additional Coverage Details;

3.	food of any kind. Foods that are not covered include:

-	enteral feedings and other nutritional and electrolyte formulas, including infant formula and donor breast milk, even if they are the only source of nutrition or even

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if they are specifically created to treat inborn errors of metabolism such as phenylketonuria (PKU) – infant formula available over the counter is always excluded;

-	foods to control weight, treat obesity (including liquid diets), lower cholesterol or control diabetes;

-	oral vitamins and minerals;

-	meals you can order from a menu, for an additional charge, during an Inpatient Stay; and

-	other dietary and electrolyte supplements; and

4.	health education classes unless offered by UnitedHealthcare or its affiliates, including but not limited to asthma, smoking cessation, and weight control classes.
Personal Care, Comfort or Convenience

1.	television;

2.	telephone;

3.	beauty/barber service;

4.	guest service;

5.	supplies, equipment and similar incidentals for personal comfort. Examples include:

-	air conditioners;

-	air purifiers and filters;

-	batteries and battery chargers;

-	dehumidifiers and humidifiers;

-	ergonomically correct chairs;

-	non-Hospital beds, comfort beds, motorized beds and mattresses;

-	breast pumps (this exclusion does not apply to breast pumps for which Benefits are provided under the Health Resources and Services Administration (HRSA) requirement);

-	car seats;

-	chairs, bath chairs, feeding chairs, toddler chairs, chair lifts, recliners;

-	electric scooters;

-	exercise equipment and treadmills;

-	hot tubs, Jacuzzis, saunas and whirlpools;

-	medical alert systems;

-	music devices;

-	personal computers;

-	pillows;

-	power-operated vehicles;

-	radios;

-	strollers;

-	safety equipment;

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-	vehicle modifications such as van lifts;

-	video players; and

-	home modifications to accommodate a health need (including, but not limited to, ramps, swimming pools, elevators, handrails, and stair glides).
Physical Appearance

1.	Cosmetic Procedures, as defined in Section 14, Glossary, are excluded from coverage. Examples include:

-	liposuction or removal of fat deposits considered undesirable, including fat accumulation under the male breast and nipple;

-	pharmacological regimens;

-	nutritional procedures or treatments;

-	tattoo or scar removal or revision procedures (such as salabrasion, chemosurgery and other such skin abrasion procedures);

-	hair removal or replacement by any means;

-	treatments for skin wrinkles or any treatment to improve the appearance of the skin;

-	treatment for spider veins;

-	skin abrasion procedures performed as a treatment for acne;

-	treatments for hair loss;

-	varicose vein treatment of the lower extremities, when it is considered cosmetic; and

-	replacement of an existing intact breast implant if the earlier breast implant was performed as a Cosmetic Procedure.

2.	breast reduction surgery that is determined to be a Cosmetic Procedure.
This exclusion does not apply to breast reduction surgery which the Claims Administrator determines is requested to treat a physiologic functional impairment or to coverage required by the Women's Health and Cancer Right's Act of 1998 for which Benefits are described under Reconstructive Procedures in Section 6, Additional Coverage Details;

3.	physical conditioning programs such as athletic training, bodybuilding, exercise, fitness, flexibility, health club memberships and programs, spa treatments, and diversion or general motivation;

4.	weight loss programs whether or not they are under medical supervision or for medical reasons, even if for morbid obesity;

5.
wigs regardless of the reason for the hair loss except for hair loss resulting from treatment of a malignancy, burns, or surgery, in which case the Plan pays for one wig per covered person per Lifetime; and

6.	treatment of benign gynecomastia (abnormal breast enlargement in males).
Preexisting Conditions

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1.	Benefits for the treatment of a Preexisting Condition are excluded until the the date you have had Continuous Creditable Coverage for 12 months.
Preexisting Condition is defined in Section 14, Glossary.
This exclusion may last up to 12 months from your first day of coverage. However, you can reduce the length of this exclusion period by the number of days of your prior Continuous Creditable Coverage. Most prior coverage is creditable coverage and can be used to reduce the pre-existing condition exclusion if you have not experienced a break in coverage of at least 63-days. To reduce the 12-month exclusion period by your Continuous Creditable Coverage, you should give us a copy of any certificates of creditable coverage you have. If you do not have a certificate, but you do have prior health coverage, we will help you obtain one from your prior plan or insurer. There are also other ways you can show you have Continuous Creditable Coverage. Please contact Human Resources if you need help in demonstrating Continuous Creditable Coverage
This exclusion does not apply to Covered Persons under age 19 or to newborns, newly adopted children, children placed with you for adoption, or to pregnancy.
Procedures and Treatments

1.	biofeedback;

2.
medical and surgical treatment of snoring, except when provided as a part of treatment for documented obstructive sleep apnea (a sleep disorder in which a person regularly stops breathing for 10 seconds or longer);

3.
rehabilitation services and Manipulative Treatment to improve general physical condition that are provided to reduce potential risk factors, where significant therapeutic improvement is not expected, including but not limited to routine, long-term or maintenance/preventive treatment;

4.	speech therapy to treat stuttering, stammering, or other articulation disorders;

5.
speech therapy, except when required for treatment of a speech impediment or speech dysfunction that results from Injury, stroke, cancer, a Congenital Anomaly or Autism Spectrum Disorders as identified under Rehabilitation Services – Outpatient Therapy in Section 6, Additional Coverage Details;

6.	a procedure or surgery to remove fatty tissue such as panniculectomy, abdominoplasty, thighplasty, brachioplasty, or mastopexy;

7.	excision or elimination of hanging skin on any part of the body (examples include plastic surgery procedures called abdominoplasty or abdominal panniculectomy and brachioplasty);

8.	psychosurgery (lobotomy);

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9.	treatment of tobacco dependency;

10.	chelation therapy, except to treat heavy metal poisoning;

11.
Manipulative Treatment to treat a condition unrelated to spinal manipulation and ancillary physiologic treatment rendered to restore/improve motion, reduce pain and improve function, alignment of the vertebral column, such as asthma or allergies;

12.	physiological modalities and procedures that result in similar or redundant therapeutic effects when performed on the same body region during the same visit or office encounter;

12.	sex transformation operations and related services;

13.	the following treatments for obesity:

-	non-surgical treatment, even if for morbid obesity; and

-	surgical treatment of obesity unless there is a diagnosis of morbid obesity as described under Obesity Surgery in Section 6, Additional Coverage Details;

14.	medical and surgical treatment of hyperhidrosis (excessive sweating);

15.
services for the evaluation and treatment of temporomandibular joint syndrome (TMJ), when the services are considered medical or dental in nature, including oral appliances, surface electromyography; Doppler analysis; vibration analysis; computerized mandibular scan or jaw tracking; craniosacral therapy; orthodontics; occlusal adjustment; dental restorations;

16.
diagnosis or treatment of the jawbones, including orthognathic surgery (procedure to correct underbite or overbite), jaw alignment and treatment for the temporomandibular joint, except as treatment of obstructive sleep apnea; and

17.	upper and lower jawbone surgery except as required for direct treatment of acute traumatic Injury, dislocation, tumor or cancer.
Providers
Services:

1.	performed by a provider who is a family member by birth or marriage, including your Spouse, brother, sister, parent or child;

2.	a provider may perform on himself or herself;

3.	performed by a provider with your same legal residence;

4.	ordered or delivered by a Christian Science practitioner;

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5.	performed by an unlicensed provider or a provider who is operating outside of the scope of his/her license;

6.	foreign language and sign language interpreters;

7.	provided at a diagnostic facility (Hospital or free-standing) without a written order from a provider;

8.	which are self-directed to a free-standing or Hospital-based diagnostic facility; and

9.	ordered by a provider affiliated with a diagnostic facility (Hospital or free-standing), when that provider is not actively involved in your medical care:

-	prior to ordering the service; or

-	after the service is received.
This exclusion does not apply to mammography testing.
Reproduction

1.	health services and associated expenses for infertility treatments, including assisted reproductive technology, regardless of the reason for the treatment
This exclusion does not apply to services required to treat or correct underlying causes of infertility.

2.	storage and retrieval of all reproductive materials (examples include eggs, sperm, testicular tissue and ovarian tissue);

3.	surrogate parenting, donor eggs, donor sperm and host uterus;

4.	the reversal of voluntary sterilization;

5.	artificial reproductive treatments done for genetic or eugenic (selective breeding) purposes;

6.	prenatal, labor and delivery coverage for enrolled Dependent children even those that have Complications of Pregnancy as defined in Section 14, Glossary;

7.	fetal surgery, unless as described under Congenital Heart Disease (CHD) Surgeries in Section 6, Additional Coverage Details;

8.	fetal reduction surgery;

9.	elective surgical, non-surgical or drug induced Pregnancy termination;
This exclusion does not apply to treatment of a molar Pregnancy, ectopic Pregnancy, or missed abortion (commonly known as a miscarriage).

10.	services provided by a doula (labor aide); and

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11.	parenting, pre-natal or birthing classes.
Services Provided under Another Plan
Services for which coverage is available:

1.	under another Plan, except for Eligible Expenses payable as described in Section 10, Coordination of Benefits (COB);

2.	under workers' compensation, no-fault automobile coverage or similar legislation if you could elect it, or could have it elected for you;

3.	while on active military duty; and

4.	for treatment of military service-related disabilities when you are legally entitled to other coverage, and facilities are reasonably accessible.
Transplants

1.
health services for organ and tissue transplants except as identified under Transplantation Services in Section 6, Additional Coverage Details unless UnitedHealthcare determines the transplant to be appropriate according to UnitedHealthcare’s transplant guidelines;

2.
mechanical or animal organ transplants, except services related to the implant or removal of a circulatory assist device (a device that supports the heart while the patient waits for a suitable donor heart to become available); and

3.
donor costs for organ or tissue transplantation to another person (these costs may be payable through the recipient's benefit Plan), except expenses incurred by the donor who is not ordinarily covered under this Plan according to Eligibility requirements will be covered expenses to the extent that such expenses are not payable by any other form of health coverage, including any governmental Plan or individual policy of health coverage, and provided the recipient is covered under this Plan. The donor’s expense shall be applied to the recipient’s maximum benefit. In no event will benefits be payable in excess of the maximum benefit still available to the recipient.

Travel

1.	health services provided in a foreign country, unless required as Emergency Health Services;
In the event a covered person incurs a covered expense in a foreign country, the covered person shall be responsible for providing the following to the claims processor before payment of any benefits due are payable:

-	The claim form, provider invoice and any other documentation required to process the claim must be submitted in the English language.

-	The changes for services must be converted into dollars on the date the service was provided.

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-	A current conversion chart validating the conversion from the foreign country's currency into dollars.

-	All non emergency foreign claims are subject to the Out of Network benefit levels.

2.
travel or transportation expenses, even if ordered by a Physician, except as identified under Travel and Lodging in Section 6, Additional Coverage Details. Additional travel expenses related to Covered Health Services received from a Designated Facility or Designated Physician may be reimbursed at the Plan's discretion.

Types of Care

1.	Custodial Care as defined in Section 14, Glossary;

2.	Domiciliary Care, as defined in Section 14, Glossary;

3.	multi-disciplinary pain management programs provided on an inpatient basis;

4.	private duty nursing;

5.	respite care;

6.	rest cures;

7.	services of personal care attendants; and

8.	work hardening (individualized treatment programs designed to return a person to work or to prepare a person for specific work).
Vision and Hearing

1	implantable lenses used only to correct a refractive error (such as Intacs corneal implants);

2.	purchase cost and associated fitting charges for eyeglasses or contact lenses;

3.	bone anchored hearing aids except when either of the following applies:

-	for Covered Persons with craniofacial anomalies whose abnormal or absent ear canals preclude the use of a wearable hearing aid; or

-	for Covered Persons with hearing loss of sufficient severity that it would not be adequately remedied by a wearable hearing aid;

The Plan will not pay for more than one bone anchored hearing aid per Covered Person who meets the above coverage criteria during the entire period of time the Covered Person is enrolled in this Plan. In addition, repairs and/or replacement for a bone anchored hearing aid for Covered Persons who meet the above coverage are not covered, other than for malfunctions.

4.	eye exercise or vision therapy; and

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5.
surgery and other related treatment that is intended to correct nearsightedness, farsightedness, presbyopia and astigmatism including, but not limited to, procedures such as laser and other refractive eye surgery and radial keratotomy.

All Other Exclusions

1.	autopsies and other coroner services and transportation services for a corpse;

2.	charges for:

-	missed appointments;

-	room or facility reservations;

-	completion of claim forms; or

-	record processing;

3.	charges prohibited by federal anti-kickback or self-referral statutes;

4.	diagnostic tests that are:

-	delivered in other than a Physician's office or health care facility; and

-	self-administered home diagnostic tests, including but not limited to HIV and Pregnancy tests;

5.	expenses for health services and supplies:

-	that do not meet the definition of a Covered Health Service in Section 14, Glossary;

-
that are received as a result of war or any act of war, whether declared or undeclared, while part of any armed service force of any country. This exclusion does not apply to Covered Persons who are civilians injured or otherwise affected by war, any act of war or terrorism in a non-war zone.;

-	that are received after the date your coverage under this Plan ends, including health services for medical conditions which began before the date your coverage under the Plan ends;

-	for which you have no legal responsibility to pay, or for which a charge would not ordinarily be made in the absence of coverage under this Benefit Plan; or

-	that exceed Eligible Expenses or any specified limitation in this SPD.

-	foreign language and sign language services;

6.	long term (more than 30 days) storage of blood, umbilical cord or other material. Examples include cryopreservation of tissue, blood and blood products; and

7.	physical, psychiatric or psychological exams, testing, vaccinations, immunizations or treatments when:

-	required solely for purposes of career, education, sports or camp, travel, employment, insurance, marriage or adoption; or as a result of incarceration;

-	conducted for purposes of medical research;

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-	related to judicial or administrative proceedings or orders; or

-	required to obtain or maintain a license of any type.
SECTION 9 - CLAIMS PROCEDURES

What this section includes:

■	How Network and non-Network claims work; and

■	What to do if your claim is denied, in whole or in part.

Network Benefits
In general, if you receive Covered Health Services from a Network provider, UnitedHealthcare will pay the Physician or facility directly. If a Network provider bills you for any Covered Health Service other than your Copay or Coinsurance, please contact the provider or call UnitedHealthcare at the phone number on your ID card for assistance.
Keep in mind, you are responsible for meeting the Annual Deductible and paying any Copay or Coinsurance owed to a Network provider at the time of service, or when you receive a bill from the provider.
Non-Network Benefits
If you receive a bill for Covered Health Services from a non-Network provider, you (or the provider if they prefer) must send the bill to UnitedHealthcare for processing. To make sure the claim is processed promptly and accurately, a completed claim form must be attached and mailed to UnitedHealthcare at the address on the back of your ID card.
Prescription Drug Benefit Claims
If you wish to receive reimbursement for a prescription, you may submit a post-service claim as described in this section if:

■	you are asked to pay the full cost of the Prescription Drug when you fill it and you believe that the Plan should have paid for it; or

■	you pay a Copay and you believe that the amount of the Copay was incorrect.
If a pharmacy (retail or mail order) fails to fill a prescription that you have presented and you believe that it is a Covered Health Service, you may submit a pre-service request for Benefits as described in this section.
If Your Provider Does Not File Your Claim
You can obtain a claim form by visiting www.myuhc.com, calling the toll-free number on your ID card or contacting Human Resources. If you do not have a claim form, simply attach a brief letter of explanation to the bill, and verify that the bill contains the information listed below. If any of these items are missing from the bill, you can include them in your letter:

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■	your name and address;

■	the patient's name, age and relationship to the Participant;

■	the number as shown on your ID card;

■	the name, address and tax identification number of the provider of the service(s);

■	a diagnosis from the Physician;

■	the date of service;

■	an itemized bill from the provider that includes:

-	the Current Procedural Terminology (CPT) codes;

-	a description of, and the charge for, each service;

-	the date the Sickness or Injury began; and

-
a statement indicating either that you are, or you are not, enrolled for coverage under any other health insurance Plan or program. If you are enrolled for other coverage you must include the name and address of the other carrier(s).

Failure to provide all the information listed above may delay any reimbursement that may be due you.
The above information should be filed with UnitedHealthcare at the address on your ID card. When filing a claim for Outpatient Prescription Drug Benefits, submit your claim to the pharmacy benefit manager claims address noted on your ID card.
After UnitedHealthcare has processed your claim, you will receive payment for Benefits that the Plan allows. It is your responsibility to pay the non-Network provider the charges you incurred, including any difference between what you were billed and what the Plan paid.
UnitedHealthcare will pay Benefits to you unless:

■	the provider notifies UnitedHealthcare that you have provided signed authorization to assign Benefits directly to that provider; or

■	you make a written request for the non-Network provider to be paid directly at the time you submit your claim.
UnitedHealthcare will only pay Benefits to you or, with written authorization by you, your provider, and not to a third party, even if your provider has assigned Benefits to that third party.
Health Statements
Each month in which UnitedHealthcare processes at least one claim for you or a covered Dependent, you will receive a Health Statement in the mail. Health Statements make it easy for you to manage your family's medical costs by providing claims information in easy-to-understand terms.

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If you would rather track claims for yourself and your covered Dependents online, you may do so at www.myuhc.com. You may also elect to discontinue receipt of paper Health Statements by making the appropriate selection on this site.
Explanation of Benefits (EOB)
You may request that UnitedHealthcare send you a paper copy of an Explanation of Benefits (EOB) after processing the claim. The EOB will let you know if there is any portion of the claim you need to pay. If any claims are denied in whole or in part, the EOB will include the reason for the denial or partial payment. If you would like paper copies of the EOBs, you may call the toll-free number on your ID card to request them. You can also view and print all of your EOBs online at www.myuhc.com. See Section 14, Glossary for the definition of Explanation of Benefits.

Important - Timely Filing of Claims
All Network claim forms must be submitted within 12 months after the date of service. Otherwise, the Plan will not pay any Benefits for that Eligible Expense, or Benefits will be reduced, as determined by UnitedHealthcare. This 12-month requirement does not apply if you are legally incapacitated. All Non-Network Claims must be filed no later than March 31st following the close of the Plan year. If your claim relates to an Inpatient Stay, the date of service is the date your Inpatient Stay ends.

Initial Claim Determination
The Plan has a specific amount of time, by law, to evaluate and respond to claims for benefits covered by the Employee Retirement Income Security Act of 1974 (ERISA). The period of time the Plan has to evaluate and respond to a claim begins on the date the Plan receives the claim as it is shown on the charts in this section.
Adverse Benefit Determination
If the Plan does not fully agree with your claim, you will receive an “adverse benefit determination” — a denial, reduction, or termination of a benefit, or failure to provide or pay for (in whole or in part) a benefit. An adverse benefit determination includes a decision to deny benefits based on:

■	An individual being ineligible to participate in the Plan;

■	Utilization review;

■	A service being characterized as experimental or investigational or not medically necessary or appropriate; and

■	A concurrent care decision.
In the event of an adverse benefit determination, the claimant will receive notice of the determination. The notice will include:

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■	The specific reasons for the adverse determination;

■	The specific plan provisions on which the determination is based;

■	A request for any additional information needed to reconsider the claim and the reason this information is needed;

■	A description of the plan’s review procedures and the time limits applicable to such procedures;

■	A statement of your right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review;

■
If any internal rules, guidelines, protocols or similar criteria was used as a basis for the adverse determination, either the specific rule, guideline, protocols or other similar criteria or a statement that a copy of such information will be made available free of charge upon request;

■
For adverse determinations based on medical necessity, experimental treatment or other similar exclusions or limits, an explanation of the scientific or clinical judgment used in the decision, or a statement that an explanation will be provided free of charge upon request; and

■
For adverse determinations involving urgent care, a description of the expedited review process for such claims. This notice can be provided orally within the timeframe for the expedited process, as long as written notice is provided no later than 3 days after the oral notice.

Claim Denials and Appeals
If Your Claim is Denied
If a claim for Benefits is denied in part or in whole, you may call UnitedHealthcare at the number on your ID card before requesting a formal appeal. If UnitedHealthcare cannot resolve the issue to your satisfaction over the phone, you have the right to file a formal appeal as described below.
How to Appeal a Denied Claim
If you wish to appeal a denied pre-service request for Benefits, post-service claim or a rescission of coverage as described below, you or your authorized representative must submit your appeal in writing within 180 days of receiving the adverse benefit determination. You do not need to submit Urgent Care appeals in writing. This communication should include:

■	the patient's name and ID number as shown on the ID card;

■	the provider's name;

■	the date of medical service;

■	the reason you disagree with the denial; and

■	any documentation or other written information to support your request.

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You or your enrolled Dependent may send a written request for an appeal to:
UnitedHealthcare - Appeals
P.O. Box 30432
Salt Lake City, UT 84130-0432
For Urgent Care requests for Benefits that have been denied, you or your provider can call UnitedHealthcare at the toll-free number on your ID card to request an appeal.

Types of claims
The timing of the claims appeal process is based on the type of claim you are appealing. If you wish to appeal a claim, it helps to understand whether it is an:

■	urgent care request for Benefits;

■	pre-service request for Benefits;

■	post-service claim; or

■	concurrent claim.

Review of an Appeal
UnitedHealthcare will conduct a full and fair review of your appeal. The appeal may be reviewed by:

■	an appropriate individual(s) who did not make the initial benefit determination and who is not the subordinate of that individual; and

■
a health care professional with appropriate expertise who was not consulted during the initial benefit determination process. No deference will be afforded to the initial adverse benefit determination.

Once the review is complete, if UnitedHealthcare upholds the denial, you will receive a written explanation of the reasons and facts relating to the denial. The notice will contain the following information:

■	The specific reason for the adverse determination on review;

■	Reference to the specific provisions of the Plan on which the determination is based;

■	A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;

■	A description of your right to bring a civil action under ERISA following an adverse determination on review;

■	If any internal rules, guidelines, protocols or similar criteria were used as a basis for the adverse determination, either the specific rule, guideline, protocols or other similar

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criteria or a statement that a copy of such information will be made available free of charge upon request; (for health and disability claims)

■
For adverse determinations based on medical necessity, experimental treatment or other similar exclusions or limits, an explanation of the scientific or clinical judgment used in the decision, or a statement that an explanation will be provided free of charge upon request; (for health and disability claims) and

■	A description of the voluntary appeals procedure under the Plan, if any, and your right to obtain additional information upon request about such procedures.
Filing a Second Appeal
Your Plan offers two levels of appeal. If you are not satisfied with the first level appeal decision, you have the right to request a second level appeal from UnitedHealthcare within 60 days from receipt of the first level appeal determination. UnitedHealthcare must notify you of the appeal determination within 15 days after receiving the completed appeal for a pre-service denial and 30 days after receiving the completed post-service appeal.
Appeals that do require clinical review will be sent by UnitedHealthcare to an independent review organization. If the adverse benefit determination was based in whole or part on a medical judgment, the independent review organization will consult with a health care professional that has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional consulted for this purpose may not be the individual consulted by the Claims Administrator in the first level appeal, or a subordinate of such individual.
Note: Upon written request and free of charge, any Covered Persons may examine documents relevant to their claim and/or appeals and submit opinions and comments. UnitedHealthcare will review all claims in accordance with the rules established by the U.S. Department of Labor.
Federal External Review Program
If, after exhausting your internal appeals, you are not satisfied with the determination made by UnitedHealthcare, or if UnitedHealthcare fails to respond to your appeal in accordance with applicable regulations regarding timing, you may be entitled to request an external review of UnitedHealthcare’s determination. The process is available at no charge to you.
If one of the above conditions is met, you may request an external review of adverse benefit determinations based upon any of the following:
■    clinical reasons;

■	the exclusions for Experimental or Investigational Services or Unproven Services;

■	rescission of coverage (coverage that was cancelled or discontinued retroactively); or

■	as otherwise required by applicable law.

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You or your representative may request a standard external review by sending a written request to the address set out in the determination letter. You or your representative may request an expedited external review, in urgent situations as detailed below, by calling the toll-free number on your ID card or by sending a written request to the address set out in the determination letter. A request must be made within four months after the date you received UnitedHealthcare’s decision.
An external review request should include all of the following:

■	a specific request for an external review;

■	the Covered Person's name, address, and insurance ID number;

■	your designated representative's name and address, when applicable;

■	the service that was denied; and

■	any new, relevant information that was not provided during the internal appeal.
An external review will be performed by an Independent Review Organization (IRO). UnitedHealthcare has entered into agreements with three or more IROs that have agreed to perform such reviews. There are two types of external reviews available:

■	a standard external review; and

■	an expedited external review.
Standard External Review
A standard external review is comprised of all of the following:

■	a preliminary review by UnitedHealthcare of the request;

■	a referral of the request by UnitedHealthcare to the IRO; and

■	a decision by the IRO.
Within the applicable timeframe after receipt of the request, UnitedHealthcare will complete a preliminary review to determine whether the individual for whom the request was submitted meets all of the following:

■	is or was covered under the Plan at the time the health care service or procedure that is at issue in the request was provided;

■	has exhausted the applicable internal appeals process; and

■	has provided all the information and forms required so that UnitedHealthcare may process the request.
After UnitedHealthcare completes the preliminary review, UnitedHealthcare will issue a notification in writing to you. If the request is eligible for external review, UnitedHealthcare will assign an IRO to conduct such review. UnitedHealthcare will assign requests by either rotating claims assignments among the IROs or by using a random selection process.

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The IRO will notify you in writing of the request’s eligibility and acceptance for external review. You may submit in writing to the IRO within ten business days following the date of receipt of the notice additional information that the IRO will consider when conducting the external review. The IRO is not required to, but may, accept and consider additional information submitted by you after ten business days.
UnitedHealthcare will provide to the assigned IRO the documents and information considered in making UnitedHealthcare’s determination. The documents include:

■	all relevant medical records;

■	all other documents relied upon by UnitedHealthcare; and

■
all other information or evidence that you or your Physician submitted. If there is any information or evidence you or your Physician wish to submit that was not previously provided, you may include this information with your external review request and UnitedHealthcare will include it with the documents forwarded to the IRO.

In reaching a decision, the IRO will review the claim anew and not be bound by any decisions or conclusions reached by UnitedHealthcare. The IRO will provide written notice of its determination (the “Final External Review Decision”) within 45 days after it receives the request for the external review (unless they request additional time and you agree). The IRO will deliver the notice of Final External Review Decision to you and UnitedHealthcare, and it will include the clinical basis for the determination.
Upon receipt of a Final External Review Decision reversing UnitedHealthcare’s determination, the Plan will immediately provide coverage or payment for the benefit claim at issue in accordance with the terms and conditions of the Plan, and any applicable law regarding plan remedies. If the Final External Review Decision is that payment or referral will not be made, the Plan will not be obligated to provide Benefits for the health care service or procedure.
Expedited External Review
An expedited external review is similar to a standard external review. The most significant difference between the two is that the time periods for completing certain portions of the review process are much shorter, and in some instances you may file an expedited external review before completing the internal appeals process.
You may make a written or verbal request for an expedited external review if you receive either of the following:

■
an adverse benefit determination of a claim or appeal if the adverse benefit determination involves a medical condition for which the time frame for completion of an expedited internal appeal would seriously jeopardize the life or health of the individual or would jeopardize the individual’s ability to regain maximum function and you have filed a request for an expedited internal appeal; or

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■
a final appeal decision, if the determination involves a medical condition where the timeframe for completion of a standard external review would seriously jeopardize the life or health of the individual or would jeopardize the individual’s ability to regain maximum function, or if the final appeal decision concerns an admission, availability of care, continued stay, or health care service, procedure or product for which the individual received emergency services, but has not been discharged from a facility.

Immediately upon receipt of the request, UnitedHealthcare will determine whether the individual meets both of the following:

■	is or was covered under the Plan at the time the health care service or procedure that is at issue in the request was provided.

■	has provided all the information and forms required so that UnitedHealthcare may process the request.
After UnitedHealthcare completes the review, UnitedHealthcare will immediately send a notice in writing to you. Upon a determination that a request is eligible for expedited external review, UnitedHealthcare will assign an IRO in the same manner UnitedHealthcare utilizes to assign standard external reviews to IROs. UnitedHealthcare will provide all necessary documents and information considered in making the adverse benefit determination or final adverse benefit determination to the assigned IRO electronically or by telephone or facsimile or any other available expeditious method. The IRO, to the extent the information or documents are available and the IRO considers them appropriate, must consider the same type of information and documents considered in a standard external review.
In reaching a decision, the IRO will review the claim anew and not be bound by any decisions or conclusions reached by UnitedHealthcare. The IRO will provide notice of the final external review decision for an expedited external review as expeditiously as the claimant’s medical condition or circumstances require, but in no event more than 72 hours after the IRO receives the request. If the initial notice is not in writing, within 48 hours after the date of providing the initial notice, the assigned IRO will provide written confirmation of the decision to you and to UnitedHealthcare.
You may contact UnitedHealthcare at the toll-free UnitedHealthcare number on your ID card for more information regarding external review rights, or if making a verbal request for an expedited external review.
Timing of Appeals Determinations
Separate schedules apply to the timing of claims appeals, depending on the type of claim. There are three types of claims:

■	Urgent Care request for Benefits - a request for Benefits provided in connection with Urgent Care services, as defined in Section 14, Glossary;

■	Pre-Service request for Benefits - a request for Benefits which the Plan must approve or in which you must notify UnitedHealthcare before non-Urgent Care is provided; and

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■	Post-Service - a claim for reimbursement of the cost of non-Urgent Care that has already been provided.
The tables below describe the time frames which you and UnitedHealthcare are required to follow.

Urgent Care Request for Benefits*
Type of Request for Benefits or Appeal	Timing
If your request for Benefits is incomplete, UnitedHealthcare must notify you within:	24 hours
You must then provide completed request for Benefits information to UnitedHealthcare within:	48 hours after receiving notice of additional information required
UnitedHealthcare must notify you of the benefit determination within:	72 hours
If UnitedHealthcare denies your request for Benefits, you must appeal the adverse benefit determination no later than:	180 days after receiving the adverse benefit determination
UnitedHealthcare must notify you of the appeal decision within:	72 hours after receiving the appeal
*You do not need to submit Urgent Care appeals in writing. You should call UnitedHealthcare as soon as possible to appeal an Urgent Care request for Benefits.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Pre-Service Request for Benefits
Type of Request for Benefits or Appeal	Timing
If your request for Benefits is filed improperly, UnitedHealthcare must notify you within:	5 days
If your request for Benefits is incomplete, UnitedHealthcare must notify you within:	15 days
You must then provide completed request for Benefits information to UnitedHealthcare within:	45 days after receiving an extension notice*
If UnitedHealthcare denies your initial request for Benefits, they must notify you of the denial:
■ if the initial request for Benefits is complete, within:	15 days
■ after receiving the completed request for Benefits (if the initial request for Benefits is incomplete), within:	15 days
You must appeal the request for Benefits denial no later than:	180 days after receiving the denial
UnitedHealthcare must notify you of the first level appeal decision within:	15 days after receiving the first level appeal
You must appeal the first level appeal (file a second level appeal) within:	60 days after receiving the first level appeal decision
UnitedHealthcare must notify you of the second level appeal decision within:	15 days after receiving the second level appeal*
*UnitedHealthcare may require a one-time extension of no more than 15 days only if more time is needed due to circumstances beyond their control.

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Post-Service Claims
Type of Claim or Appeal	Timing
If your claim is incomplete, UnitedHealthcare must notify you within:	30 days
You must then provide completed claim information to UnitedHealthcare within:	45 days after receiving an extension notice*
If UnitedHealthcare denies your initial claim, they must notify you of the denial:
■ if the initial claim is complete, within:	30 days
■ after receiving the completed claim (if the initial claim is incomplete), within:	30 days
You must appeal the claim denial no later than:	180 days after receiving the denial
UnitedHealthcare must notify you of the first level appeal decision within:	30 days after receiving the first level appeal
You must appeal the first level appeal (file a second level appeal) within:	60 days after receiving the first level appeal decision
UnitedHealthcare must notify you of the second level appeal decision within:	30 days after receiving the second level appeal
*UnitedHealthcare may be entitled to a one-time extension of no more than 15 days only if more time is needed due to circumstances beyond their control.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Concurrent Care Claims
If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and your request to extend the treatment is an Urgent Care request for Benefits as defined above, your request will be decided within 24 hours, provided your request is made at least 24 hours prior to the end of the approved treatment. UnitedHealthcare will make a determination on your request for the extended treatment within 24 hours from receipt of your request.
If your request for extended treatment is not made at least 24 hours prior to the end of the approved treatment, the request will be treated as an Urgent Care request for Benefits and decided according to the timeframes described above. If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and you request to extend treatment in a non-urgent circumstance, your request will be considered a new request and decided according to post-service or pre-service timeframes, whichever applies.
Limitation of Action
You cannot bring any legal action against Kansas City Life Insurance Company or the Claims Administrator to recover reimbursement until 90 days after you have properly submitted a request for reimbursement as described in this section and all required reviews of your claim have been completed. If you want to bring a legal action against Kansas City Life Insurance Company or the Claims Administrator, you must do so within three years from the expiration of the time period in which a request for reimbursement must be submitted or you lose any rights to bring such an action against Kansas City Life Insurance Company or the Claims Administrator.
You cannot bring any legal action against Kansas City Life Insurance Company or the Claims Administrator for any other reason unless you first complete all the steps in the appeal process described in this section. After completing that process, if you want to bring a legal action against Kansas City Life Insurance Company or the Claims Administrator you must do so within three years of the date you are notified of our final decision on your appeal or you lose any rights to bring such an action against Kansas City Life Insurance Company or the Claims Administrator.
SECTION 10 - COORDINATION OF BENEFITS (COB)

What this section includes:

■	How your Benefits under this Plan coordinate with other medical Plans;

■	How coverage is affected if you become eligible for Medicare; and

■	Procedures in the event the Plan overpays Benefits.

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Coordination of Benefits (COB) applies to you if you are covered by more than one health benefits Plan, including any one of the following:

■	another employer sponsored health benefits Plan;

■	a medical component of a group long-term care Plan, such as skilled nursing care;

■	no-fault or traditional "fault" type medical payment benefits or personal injury protection benefits under an auto insurance policy;

■	medical payment benefits under any premises liability or other types of liability coverage; or

■	Medicare or other governmental health benefit.
If coverage is provided under two or more Plans, COB determines which Plan is primary and which Plan is secondary. The Plan considered primary pays its benefits first, without regard to the possibility that another Plan may cover some expenses. Any remaining expenses may be paid under the other Plan, which is considered secondary. The secondary Plan may determine its benefits based on the benefits paid by the primary Plan.

Don't forget to update your Dependents' Medical Coverage Information
Avoid delays on your Dependent claims by updating your Dependent's medical coverage information. Just log on to www.myuhc.com or call the toll-free number on your ID card to update your COB information. You will need the name of your Dependent's other medical coverage, along with the policy number.

Determining Which Plan is Primary
If you are covered by two or more Plans, the benefit payment follows the rules below in this order:

■	this Plan will always be secondary to medical payment coverage or personal injury protection coverage under any auto liability or no-fault insurance policy;

■	when you have coverage under two or more medical Plans and only one has COB provisions, the Plan without COB provisions will pay benefits first;

■	a Plan that covers a person as a Participant pays benefits before a Plan that covers the person as a Dependent;

■	if you are receiving COBRA continuation coverage under another employer Plan, this Plan will pay Benefits first;

■
your Dependent children will receive primary coverage from the parent whose birth date occurs first in a calendar year. If both parents have the same birth date, the Plan that pays benefits first is the one that has been in effect the longest. This birthday rule applies only if:

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-	the parents are married or living together whether or not they have ever been married and not legally separated; or

-	a court decree awards joint custody without specifying that one party has the responsibility to provide health care coverage;

■
if two or more Plans cover a Dependent child of divorced or separated parents and if there is no court decree stating that one parent is responsible for health care, the child will be covered under the Plan of:

-	the parent with custody of the child; then

-	the Spouse of the parent with custody of the child; then

-	the parent not having custody of the child; then

-	the Spouse of the parent not having custody of the child;

■	Plans for active Participants pay before Plans covering laid-off or retired Participants;

■	the Plan that has covered the individual claimant the longest will pay first; The expenses must be covered in part under at least one of the Plans; and

■
finally, if none of the above rules determines which Plan is primary or secondary, the allowable expenses shall be shared equally between the Plans meeting the definition of Plan. In addition, this Plan will not pay more than it would have paid had it been the primary Plan.

The following examples illustrate how the Plan determines which Plan pays first and which Plan pays second.

Determining Primary and Secondary Plan – Examples
1) Let's say you and your Spouse both have family medical coverage through your respective employers. You are unwell and go to see a Physician. Since you're covered as a Participant under this Plan, and as a Dependent under your Spouse's Plan, this Plan will pay Benefits for the Physician's office visit first.
2) Again, let's say you and your Spouse both have family medical coverage through your respective employers. You take your Dependent child to see a Physician. This Plan will look at your birthday and your Spouse's birthday to determine which Plan pays first. If you were born on June 11 and your Spouse was born on May 30, your Spouse's Plan will pay first.

When This Plan is Secondary
If this Plan is secondary, it determines the amount it will pay for a Covered Health Service by following the steps below.

■	the Plan determines the amount it would have paid had it been the only Plan involved.

■
the Plan pays the entire difference between the allowable expense and the amount paid by the primary Plan – as long as this amount is not more than the Plan would have paid had it been the only Plan involved.

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The maximum combined payment you may receive from all Plans cannot exceed 100% of the total allowable expense. See the textbox below for the definition of allowable expense.
Determining the Allowable Expense When This Plan is Secondary
When this Plan is secondary, the allowable expense is the primary Plan's Network rate. If the primary Plan bases its reimbursement on reasonable and customary charges, the allowable expense is the primary Plan's reasonable and customary charge. If both the primary Plan and this Plan do not have a contracted rate, the allowable expense will be the greater of the two Plans' reasonable and customary charges.

What is an allowable expense?
For purposes of COB, an allowable expense is a health care expense that is covered at least in part by one of the health benefit Plans covering you.

When a Covered Person Qualifies for Medicare
Determining Which Plan is Primary
To the extent permitted by law, this Plan will pay Benefits second to Medicare when you become eligible for Medicare, even if you don't elect it. There are, however, Medicare-eligible individuals for whom the Plan pays Benefits first and Medicare pays benefits second:

■	employees with active current employment status age 65 or older and their Spouses age 65 or older; and

■	individuals with end-stage renal disease, for a limited period of time.
Determining the Allowable Expense When This Plan is Secondary
If this Plan is secondary to Medicare, the Medicare approved amount is the allowable expense, as long as the provider accepts Medicare. If the provider does not accept Medicare, the Medicare limiting charge (the most a provider can charge you if they don't accept Medicare) will be the allowable expense. Medicare payments, combined with Plan Benefits, will not exceed 100% of the total allowable expense.
If you are eligible for, but not enrolled in, Medicare, and this Plan is secondary to Medicare, Benefits payable under this Plan will be reduced by the amount that would have been paid if you had been enrolled in Medicare.
Medicare Cross-Over Program
The Plan offers a Medicare Cross-over Program for Medicare Part A claims. If you enroll for this program, you no longer have to file a separate claim with the Plan to receive secondary benefits for these expenses.

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Once the Medicare Part A carrier[s] have reimbursed your health care provider, the Medicare carrier will electronically submit the necessary information to the Claims Administrator to process the balance of your claim under the provisions of this Plan.
To participate in the Medicare Cross-over Program, you must complete a special form authorizing this service and submit it to the Claims Administrator. Your Spouse also can enroll for this program, as long as he or she is eligible for Medicare and this Plan is your only secondary medical coverage.
You can verify that the automated cross-over is in place when your copy of the explanation of Medicare benefits (EOMB) states your claim has been forwarded to your secondary carrier. Until this message appears, you must continue to file secondary claims with the Claims Administrator.
This cross-over process does not apply to expenses under Part A of Medicare (hospital expenses) expenses that Medicare does not cover. You must continue to file claims for these expenses.
For information about enrollment or if you have questions about the program, call the telephone number listed on the back of your ID card.
Right to Receive and Release Needed Information
Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits payable under this Plan and other Plans. The Plan Administrator may get the facts needed from, or give them to, other organizations or persons for the purpose of applying these rules and determining benefits payable under this Plan and other Plans covering the person claiming benefits.
The Plan Administrator does not need to tell, or get the consent of, any person to do this. Each person claiming benefits under this Plan must give UnitedHealthcare any facts needed to apply those rules and determine benefits payable. If you do not provide UnitedHealthcare the information needed to apply these rules and determine the Benefits payable, your claim for Benefits will be denied.
Overpayment and Underpayment of Benefits
If you are covered under more than one medical Plan, there is a possibility that the other Plan will pay a benefit that UnitedHealthcare should have paid. If this occurs, the Plan may pay the other Plan the amount owed.
If the Plan pays you more than it owes under this COB provision, you should pay the excess back promptly. Otherwise, the Company may recover the amount in the form of salary, wages, or benefits payable under any Company-sponsored benefit Plans, including this Plan. The Company also reserves the right to recover any overpayment by legal action or offset payments on future Eligible Expenses.

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If the Plan overpays a health care provider, UnitedHealthcare reserves the right to recover the excess amount, by legal action if necessary.
Refund of Overpayments
If Kansas City Life Insurance Company pays for Benefits for expenses incurred on account of a Covered Person, that Covered Person, or any other person or organization that was paid, must make a refund to Kansas City Life Insurance Company if:

■	all or some of the expenses were not paid by the Covered Person or did not legally have to be paid by the Covered Person;

■	all or some of the payment Kansas City Life Insurance Company made exceeded the Benefits under the Plan; or

■	all or some of the payment was made in error.
The refund equals the amount Kansas City Life Insurance Company paid in excess of the amount that should have paid under the Plan. If the refund is due from another person or organization, the Covered Person agrees to help Kansas City Life Insurance Company get the refund when requested.
If the Covered Person, or any other person or organization that was paid, does not promptly refund the full amount, Kansas City Life Insurance Company may reduce the amount of any future Benefits for the Covered Person that are payable under the Plan. The reductions will equal the amount of the required refund. Kansas City Life Insurance Company may have other rights in addition to the right to reduce future Benefits.
SECTION 11 - SUBROGATION AND REIMBURSEMENT

What this section includes:

■	How your Benefits are impacted if you suffer a Sickness or Injury caused by a third party.

The Plan has a right to subrogation and reimbursement, as defined below.
Right of Recovery
The Plan has the right to recover benefits it has paid on you or your Dependent's behalf that were:

■	made in error;

■	due to a mistake in fact;

■	advanced during the time period of meeting the calendar year Deductible; or

■	advanced during the time period of meeting the Out-of-Pocket Maximum for the calendar year.

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Benefits paid because you or your Dependent misrepresented facts are also subject to recovery.
If the Plan provides a Benefit for you or your Dependent that exceeds the amount that should have been paid, the Plan will:

■	require that the overpayment be returned when requested, or

■	reduce a future benefit payment for you or your Dependent by the amount of the overpayment.
If the Plan provides an advancement of benefits to you or your Dependent during the time period of the Deductible and/or meeting the Out-of-Pocket Maximum for the calendar year, the Plan will send you or your Dependent a monthly statement identifying the amount you owe with payment instructions. The Plan has the right to recover Benefits it has advanced by:

■	submitting a reminder letter to you or a covered Dependent that details any outstanding balance owed to the Plan; and

■	conducting courtesy calls to you or a covered Dependent to discuss any outstanding balance owed to the Plan.
Right to Subrogation
The right to subrogation means the Plan is substituted to and shall succeed to any and all legal claims that you may be entitled to pursue against any third party for Benefits that the Plan has paid. Subrogation applies when the Plan has paid on your behalf Benefits for a Sickness or Injury for which a third party is considered responsible, e.g. an insurance carrier if you are involved in an auto accident.
The Plan shall be subrogated to, and shall succeed to, all rights of recovery from any or all third parties, under any legal theory of any type, for 100 percent of any services and Benefits the Plan has paid on your behalf relating to any Sickness or Injury caused by any third party.
Right to Reimbursement
The right to reimbursement means that if a third party causes a Sickness or Injury for which you receive a settlement, judgment, or other recovery, you must use those proceeds to fully return to the Plan 100% of any Benefits you received for that Sickness or Injury.
Third Parties
The following persons and entities are considered third parties:

■	a person or entity alleged to have caused you to suffer a Sickness, Injury or damages, or who is legally responsible for the Sickness, Injury or damages;

■	any insurer or other indemnifier of any person or entity alleged to have caused or who caused the Sickness, Injury or damages;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■	Kansas City Life Insurance Company in workers' compensation cases; or

■	any person or entity who is or may be obligated to provide you with benefits or payments under:

-	underinsured or uninsured motorist insurance;

-	medical provisions of no-fault or traditional insurance (auto, homeowners or otherwise);

-	workers' compensation coverage; or

-	any other insurance carrier or third party administrator.
Subrogation and Reimbursement Provisions
As a Covered Person, you agree to the following:

■
the Plan has a first priority right to receive payment on any claim against a third party before you receive payment from that third party. Further, the Plan’s first priority right to payment is superior to any and all claims, debts or liens asserted by any medical providers, including but not limited to hospitals or emergency treatment facilities, that assert a right to payment from funds you recover from a third party.

■
the Plan's subrogation and reimbursement rights apply to full and partial settlements, judgments, or other recoveries paid or payable to you or your representative, no matter how those proceeds are captioned or characterized. Payments include, but are not limited to, economic, non-economic, and punitive damages. The Plan is not required to help you to pursue your claim for damages or personal injuries, or pay any of your associated costs, including attorneys' fees. No so-called "Fund Doctrine" or "Common Fund Doctrine" or "Attorney's Fund Doctrine" shall defeat this right.

■
The Plan has an equitable lien by agreement on any and all monies paid (or payable to) you or for your benefit by any responsible party or other recovery to the extent the Plan paid benefits for such Sickness or Injury;

■	the Plan may enforce its subrogation and reimbursement rights regardless of whether you have been "made whole" (fully compensated for your injuries and damages).

■	you will cooperate with the Plan and its agents in a timely manner to protect its legal and equitable rights to subrogation and reimbursement, including, but not limited to:

-	complying with the terms of this section;

-	providing any relevant information requested;

-	signing and/or delivering documents at its request;

-	appearing at medical examinations and legal proceedings, such as depositions or hearings; and

-	obtaining the Plan's consent before releasing any party from liability or payment of medical expenses.

■
if you receive payment as part of a settlement or judgment from any third party as a result of a Sickness or Injury, and the Plan alleges some or all of those funds are due and owed to it, you agree to hold those settlement funds in trust, either in a separate bank

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

account in your name or in your attorney's trust account. You agree that you will serve as a trustee over those funds to the extent of the Benefits the Plan has paid.

■	if the Plan incurs attorneys' fees and costs in order to collect third party settlement funds held by you or your representative, the Plan has the right to recover those fees and costs from you.

■	you may not accept any settlement that does not fully reimburse the Plan, without its written approval.

■	you will assign to the Plan all rights of recovery against third parties to the extent of Benefits the Plan has provided for a Sickness or Injury caused by a third party.

■	the Plan's rights will not be reduced due to your own negligence.

■
the Plan may file suit in your name and take appropriate action to assert its rights under this section. The Plan is not required to pay you part of any recovery it may obtain from a third party, even if it files suit in your name.

■	the provisions of this section apply to the parents, guardian, or other representative of a Dependent child who incurs a Sickness or Injury caused by a third party.

■	in case of your wrongful death, the provisions of this section apply to your estate, the personal representative of your estate, and your heirs.

■
your failure to cooperate with the Plan or its agents is considered a breach of contract. As such, the Plan has the right to terminate your Benefits, deny future Benefits, take legal action against you, and/or set off from any future Benefits the value of Benefits the Plan has paid relating to any Sickness or Injury caused by any third party to the extent not recovered by the Plan due to you or your representative not cooperating with the Plan.

■	if a third party causes you to suffer a Sickness or Injury while you are covered under this Plan, the provisions of this section continue to apply, even after you are no longer a Covered Person.

■	the Plan has the authority and discretion to resolve all disputes regarding the interpretation of the language stated herein.

Subrogation – Example
Suppose you are injured in a car accident that is not your fault, and you receive Benefits under the Plan to treat your injuries. Under subrogation, the Plan has the right to take legal action in your name against the driver who caused the accident and that driver's insurance carrier to recover the cost of those Benefits.

SECTION 12 - WHEN COVERAGE ENDS

What this section includes:

■	Circumstances that cause coverage to end;

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■	Extended coverage; and

■	How to continue coverage after it ends.

Your entitlement to Benefits automatically ends on the date that coverage ends, even if you are hospitalized or are otherwise receiving medical treatment on that date.
When your coverage ends, Kansas City Life Insurance Company will still pay claims for Covered Health Services that you received before your coverage ended. However, once your coverage ends, Benefits are not provided for health services that you receive after coverage ended, even if the underlying medical condition occurred before your coverage ended.
Your coverage under the Plan will end on the earliest of:

■	the last day of the month your employment with the Company ends;

■	the date the Plan ends;

■	the last day of the month you stop making the required contributions;

■	the last day of the month you are no longer eligible;

■	the last day of the month UnitedHealthcare receives written notice from Kansas City Life Insurance Company to end your coverage, or the date requested in the notice, if later; or

■	the last day of the month you retire or are pensioned under the Plan, unless specific coverage is available for retired or pensioned persons and you are eligible for that coverage.
Coverage for your eligible Dependents will end on the earliest of:

■	the date your coverage ends;

■	the last day of the month you stop making the required contributions;

■	the last day of the month UnitedHealthcare receives written notice from Kansas City Life Insurance Company to end your coverage, or the date requested in the notice, if later;

■	the last day of the month your Dependents no longer qualify as Dependents under this Plan or

■	for coverage under a QMCSO, the date the child is no longer covered under the QMCSO.
Other Events Ending Your Coverage
Your coverage may also end when any of the following happen. If your coverage is terminated for any of the below reasons you will be provided a 30 day advance written notice that coverage has ended on the date the Plan Administrator identifies in the notice.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

■
Fraud, Misrepresentation or False Information - occurs when there has been fraud or misrepresentation, or the Participant knowingly gave UnitedHealthcare or Kansas City Life Insurance Company false material information. Examples include false information relating to another person's eligibility or status as a Dependent. UnitedHealthcare reserves the right to demand that you pay back Benefits Kansas City Life Insurance Company paid to you, or paid in your name, during the time you were incorrectly covered under the Plan.

■	Material Violation – occurs when there was a material violation of the terms of the Plan.

■	Threatening Behavior – occurs when you have committed acts of physical or verbal abuse that pose a threat to Kansas City Life Insurance Company.
Note: Kansas City Life Insurance Company has the right to demand that you pay back Benefits Kansas City Life Insurance Company paid to you, or paid in your name, during the time you were incorrectly covered under the Plan.
Continuing Coverage Through COBRA
If you lose your Plan coverage, you may have the right to extend it under the Consolidated Budget Reconciliation Act of 1985 (COBRA), as defined in Section 14, Glossary.
Continuation coverage under COBRA is available only to group health plans that are subject to the terms of COBRA. The Plan provides no greater COBRA rights than what COBRA requires – nothing in this Summary Plan Description is intended to expand your rights beyond COBRA’s requirements.
The right to COBRA coverage was created by federal law, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). COBRA coverage can become available to you when you would otherwise lose your group health coverage under the Plan. It can also become available to your spouse and dependent children who lose coverage for certain specified situations.
What is COBRA Coverage
COBRA coverage is temporary continuation of group health coverage under the Plan when coverage would otherwise end because of a “qualifying event”. After a qualifying event occurs and any required notice of that event is properly provided to the Company, COBRA coverage will be offered to each person losing group health coverage under the Plan who is a “qualified beneficiary”. You, your spouse, and your dependent children could become qualified beneficiaries and would be entitled to elect COBRA if group health coverage under the Plan is lost because of the qualifying event.
COBRA coverage is the same coverage that the Plan provides to other participants or beneficiaries under the Plan who have not experienced a qualifying event. Each qualified beneficiary who elects COBRA will have the same rights under the Plan as other participants or beneficiaries covered under the Plan’s group health coverage elected by the qualified beneficiaries, including open enrollment and special enrollment rights. Under the Plan, qualified beneficiaries who elect COBRA must pay the full cost for COBRA coverage.

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Coordination with Retiree Medical Plan Coverage
If you are eligible to elect retiree coverage when you retire, you will have the one-time option of electing either retiree coverage or COBRA coverage. If you elect retiree coverage, you will have no further COBRA rights, including when your retiree coverage ends. (Note, however, that if your spouse or dependents later lose retiree coverage on account of a qualifying event, such as your child losing dependent status, he or she may be entitled to continue coverage under COBRA.) If you elect COBRA coverage, you will not be eligible to elect retiree coverage at any later date. Your election between retiree coverage and COBRA coverage is irrevocable.
Continuation Coverage under Federal Law (COBRA)
Much of the language in this section comes from the federal law that governs continuation coverage. You should call your Plan Administrator if you have questions about your right to continue coverage.
In order to be eligible for continuation coverage under federal law, you must meet the definition of a "Qualified Beneficiary". A Qualified Beneficiary is any of the following persons who were covered under the Plan on the day before a qualifying event:

■	a Participant;

■
a Participant's enrolled Dependent, including with respect to the Participant's children, a child born to or placed for adoption with the Participant during a period of continuation coverage under federal law; or

■	a Participant's former Spouse.
Qualifying Events for Continuation Coverage under COBRA
The following table outlines situations in which you may elect to continue coverage under COBRA for yourself and your Dependents, and the maximum length of time you can receive continued coverage. These situations are considered qualifying events.

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If Coverage Ends Because of the Following Qualifying Events:	You May Elect COBRA:
	For Yourself	For Your Spouse	For Your Child(ren)
Your work hours are reduced	18 months	18 months	18 months
Your employment terminates for any reason (other than gross misconduct)	18 months	18 months	18 months
You or your family member become eligible for Social Security disability benefits at any time within the first 60 days of losing coverage[1]	29 months	29 months	29 months
You die	N/A	36 months	36 months
You divorce (or legally separate)	N/A	36 months	36 months
Your child is no longer an eligible family member (e.g., reaches the maximum age limit)	N/A	N/A	36 months
You become entitled to Medicare	N/A	See table below	See table below
Kansas City Life Insurance Company files for bankruptcy under Title 11, United States Code.[2]	36 months	36 months[3]	36 months[3]
[1]Subject to the following conditions: (i) notice of the disability must be provided within the latest of 60 days after a). the determination of the disability, b). the date of the qualifying event, c). the date the Qualified Beneficiary would lose coverage under the Plan, and in no event later than the end of the first 18 months; (ii) the Qualified Beneficiary must agree to pay any increase in the required premium for the additional 11 months over the original 18 months; and (iii) if the Qualified Beneficiary entitled to the 11 months of coverage has non-disabled family members who are also Qualified Beneficiaries, then those non-disabled Qualified Beneficiaries are also entitled to the additional 11 months of continuation coverage. Notice of any final determination that the Qualified Beneficiary is no longer disabled must be provided within 30 days of such determination. Thereafter, continuation coverage may be terminated on the first day of the month that begins more than 30 days after the date of that determination.
[2]This is a qualifying event for any Retired Participant and his or her enrolled Dependents if there is a substantial elimination of coverage within one year before or after the date the bankruptcy was filed.
[3]From the date of the Participant's death if the Participant dies during the continuation coverage.

How Your Medicare Eligibility Affects Dependent COBRA Coverage
When Plan coverage is lost because of termination of employment or reduction in hours, and the employee became entitled to Medicare benefits less than 18 months before the qualifying event, COBRA coverage for qualified beneficiaries (other than the employee) who lose coverage as a result of the qualifying event can continue COBRA coverage until up to a maximum of 36 months after the date of Medicare entitlement. This COBRA coverage

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period is available only if the covered employee becomes entitled to Medicare within 18 months BEFORE termination or reduction of hours.
FMLA
If you take a leave of absence that qualified under the Family and Medical Leave Act (FMLA) and do not return to work at the end of the leave, you (and your spouse and dependent children, if any) will have the right to elect COBRA if:

■	you were covered by group health coverage under the Plan on the day before the FMLA leave began (or became covered by group health coverage under the Plan during the FMLA leave); and

■	you lose group health coverage under the Plan because the employee does not return to work at the end of the leave.
COBRA coverage will begin on the earliest of the following to occur:

■	when you definitively inform the Company that you are not returning at the end of the leave; or

■	the end of the leave, assuming you do not return to work.
Newly Eligible Dependent
If you, the former employee of the Company, elect COBRA coverage and then have a child (either by birth, adoption, or placement for adoption) during the period of COBRA coverage, the new child is also eligible to become a qualified beneficiary. In accordance with the terms of the Plan’s eligibility and other requirements for group health coverage and the requirements of federal law, these qualified beneficiaries can be added to COBRA coverage by providing the Company (see contact information below) with notice of the new child’s birth, adoption or placement for adoption. This notice must be provided within 31 days of birth, adoption or placement for adoption. The notice must be in writing and must include the name of the new qualified beneficiary, date of birth or adoption of new qualified beneficiary, and birth certificate or adoption decree.
If you fail to notify the Company within the 31 days, you will not be offered the option to elect COBRA coverage for the newly acquired child. Newly acquired dependent (other than children born to, adopted by, or placed for adoption with the employee) will not be considered qualified beneficiaries, but may be added to the employee’s continuation coverage, if enrolled in a timely fashion, subject to the Plan’s rules for adding a new dependent.
QMCSO
A child of the covered employee who is receiving benefits under the Plan pursuant to a qualified medical child support order (QMCSO) received by the Company during the covered employee’s period of employment with the Company is entitled to the same rights to elect COBRA as an eligible dependent child of the covered employee.
Getting Started

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You will be notified by mail if you become eligible for COBRA coverage as a result of a reduction in work hours or termination of employment. The notification will give you instructions for electing COBRA coverage, and advise you of the monthly cost. Your monthly cost is the full cost, including both Participant and Employer costs, plus a 2% administrative fee or other cost as permitted by law. The amount of your COBRA premiums may change from time to time during your period of COBRA coverage and will most likely increase over time. You will be notified of COBRA premium changes.
You will have up to 60 days from the date you receive notification or 60 days from the date your coverage ends to elect COBRA coverage, whichever is later. Your election must be postmarked within the 60-day election period. If you do not submit a completed election form within the 60-day election period, you will lose your right to COBRA.
You will then have an additional 45 days to pay the initial premium. If you do not make your first payment for COBRA coverage within the 45 days after the date of your timely election, you will lose all COBRA rights under the Plan. Thereafter, payments are due by the first day of each month to which the payments apply (payments must be postmarked on or before the end of the 30-day grace period). If you fail to make a monthly payment before the end of the grace period for that month, you will lose all rights to COBRA coverage under the Plan.
Your first payment must cover the cost of COBRA coverage from the time your coverage under the Plan would have otherwise terminated up through the end of the month before the month in which you make your first payment. You are responsible for making sure that the amount of your first payment is correct. You may contact (877) 797-7475 to confirm the correct amount of your first payment.
During the 60-day election period, the Plan will, only in response to a request from a provider, inform that provider of your right to elect COBRA coverage, retroactive to the date your COBRA eligibility began.
While you are a participant in the medical Plan under COBRA, you have the right to change your coverage election:

■	during Open Enrollment; and

■	following a change in family status, as described under Changing Your Coverage in Section 2, Introduction.
Notification Requirements
If your covered Dependents lose coverage due to divorce, legal separation, or loss of Dependent status, you or your Dependents must notify the Plan Administrator within 60 days of the latest of:

■	the date of the divorce, legal separation or an enrolled Dependent's loss of eligibility as an enrolled Dependent;

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■	the date your enrolled Dependent would lose coverage under the Plan; or

■	the date on which you or your enrolled Dependent are informed of your obligation to provide notice and the procedures for providing such notice.
You or your Dependents must also notify the Plan Administrator when a second qualifying event occurs that will extend continuation coverage.
If you or your Dependents fail to notify the Plan Administrator of these events within the 60 day period, the Plan Administrator is not obligated to provide continued coverage to the affected Qualified Beneficiary. If you are continuing coverage under federal law, you must notify the Plan Administrator within 31 days of the birth or adoption of a child if you want to add the child to your coverage.
Once you have notified the Plan Administrator, you will then be notified by mail of your election rights under COBRA.
Separate Elections
Each qualified beneficiary has an independent election right for COBRA coverage. For example, even if the employee does not elect COBRA coverage, other family members who are qualified beneficiaries may elect to be covered under COBRA. Also, if there is a choice among types of coverage during an open enrollment period, each qualified beneficiary who is eligible for COBRA continuation coverage is entitled to make a separate election among the types of coverage. Thus, a spouse or dependent child may elect different coverage than the employee elects.
A covered employee or spouse can also make the COBRA election on behalf of all qualified beneficiaries and a parent or legal guardian may make the election on behalf of a minor child. Any qualified beneficiary for whom COBRA is not elected within the 60-day election period will lose his or her right to elect COBRA coverage.
Coverage
If you elect COBRA continuation coverage, your coverage will generally be identical to coverage provided to “similarly situated” employees or family members at the time you lose coverage. However, if any changes are made to coverage for similarly situated employees or family members, your coverage will be modified as well. “Similarly situated” refers to a current employee or dependent child(ren) who has not experienced a qualifying event. Qualified beneficiaries on COBRA have the same enrollment and election change rights as active employees.
Notification Requirements for Disability Determination
If you extend your COBRA coverage beyond 18 months because you are eligible for disability benefits from Social Security, you must provide Human Resources with notice of the Social Security Administration's determination within 60 days after you receive that determination, and before the end of your initial 18-month continuation period.

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The notice requirements will be satisfied by providing written notice to the Plan Administrator at the address stated in Section 15, Important Administrative Information: ERISA. The contents of the notice must be such that the Plan Administrator is able to determine the covered Employee and qualified beneficiary(ies), the qualifying event or disability, and the date on which the qualifying event occurred.
Trade Act of 2002
The Trade Act of 2002 amended COBRA to provide for a special second 60-day COBRA election period for certain Participants who have experienced a termination or reduction of hours and who lose group health Plan coverage as a result. The special second COBRA election period is available only to a very limited group of individuals: generally, those who are receiving trade adjustment assistance (TAA) or 'alternative trade adjustment assistance' under a federal law called the Trade Act of 1974. These Participants are entitled to a second opportunity to elect COBRA coverage for themselves and certain family members (if they did not already elect COBRA coverage), but only within a limited period of 60 days from the first day of the month when an individual begins receiving TAA (or would be eligible to receive TAA but for the requirement that unemployment benefits be exhausted) and only during the six months immediately after their group health Plan coverage ended.
If a Participant qualifies or may qualify for assistance under the Trade Act of 1974, he or she should contact the Plan Administrator for additional information. The Participant must contact the Plan Administrator promptly after qualifying for assistance under the Trade Act of 1974 or the Participant will lose his or her special COBRA rights. COBRA coverage elected during the special second election period is not retroactive to the date that Plan coverage was lost, but begins on the first day of the special second election period.
When COBRA Ends
COBRA coverage will end before the maximum continuation period shown above if:

■
you or your covered Dependent first becomes covered under another group medical Plan, after electing COBRA, as long as the other Plan doesn't limit your coverage due to a preexisting condition; or if the other Plan does exclude coverage due to your preexisting condition, your COBRA benefits would end when the exclusion period ends;

■	you or your covered Dependent first becomes entitled to, and enrolls in, Medicare after electing COBRA;

■	the first required premium is not paid within 45 days;

■	any other monthly premium is not paid within 30 days of its due date;

■	the Company no longer provides any group health plan coverage to any employees; or

■	coverage would otherwise terminate under the Plan as described in the beginning of this section.

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Note: If you selected continuation coverage under a prior Plan which was then replaced by coverage under this Plan, continuation coverage will end as scheduled under the prior Plan or in accordance with the terminating events listed in this section, whichever is earlier.
Uniformed Services Employment and Reemployment Rights Act
A Participant who is absent from employment for more than 30 days by reason of service in the Uniformed Services may elect to continue Plan coverage for the Participant and the Participant's Dependents in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (USERRA).
The terms "Uniformed Services" or "Military Service" mean the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.
If qualified to continue coverage pursuant to the USERRA, Participants may elect to continue coverage under the Plan by notifying the Plan Administrator in advance, and providing payment of any required contribution for the health coverage. This may include the amount the Plan Administrator normally pays on a Participant's behalf. If a Participant's Military Service is for a period of time less than 31 days, the Participant may not be required to pay more than the regular contribution amount, if any, for continuation of health coverage.
A Participant may continue Plan coverage under USERRA for up to the lesser of:

■	the 24 month period beginning on the date of the Participant's absence from work; or

■	the day after the date on which the Participant fails to apply for, or return to, a position of employment.
Regardless of whether a Participant continues health coverage, if the Participant returns to a position of employment, the Participant's health coverage and that of the Participant's eligible Dependents will be reinstated under the Plan. No exclusions or waiting period may be imposed on a Participant or the Participant's eligible Dependents in connection with this reinstatement, unless a Sickness or Injury is determined by the Secretary of Veterans Affairs to have been incurred in, or aggravated during, the performance of military service.
You should call the Plan Administrator if you have questions about your rights to continue health coverage under USERRA.

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FMLA Leave
The federal Family and Medical Leave Act (FMLA) allows eligible employees to take a specific amount of unpaid leave for serious illness, the birth or adoption of a child, to care for a spouse, child, or parent who has a serious health condition, to care for family members wounded while on active duty in the Armed Forces, or to deal with any qualifying exigency that arises from a family member’s active duty in the Armed Forces. This leave is also available for family members of veterans for up to five years after a veteran leaves service if he or she develops a service-related injury or illness incurred or aggravated while on active duty. See Human Resources for more information about what leave is available under the FMLA.
If you take an FMLA leave, you may continue your group health coverage for you and any covered dependents as long as you continue to pay your portion of the cost for your benefits during the leave. If you take a paid leave of absence, the cost of group health coverage will continue to be deducted from your pay on a pre-tax basis. If you take an unpaid leave of absence that qualifies under FMLA, you may continue your participation as long as you contribute the active employee share of the cost of group health coverage during the leave in a method approved and made available by Kansas City Life Insurance Company FMLA leave policy. You also have the option to suspend your health coverage during the leave.
If you experience a change in status event while you are on leave, or upon your return from leave, you may make appropriate changes to your elections. Any coverages that are terminated during your FMLA leave will be reinstated upon your return without any evidence of good health or newly imposed waiting period. If you lose any group health coverage during an FMLA leave because you did not make the required contributions, you may re-enroll when you return from your leave. Your group health coverage will start again on the first day after you return to work and make your required contributions. If you do not return to work at the end of your FMLA leave you may be entitled to purchase COBRA continuation coverage.
SECTION 13 - OTHER IMPORTANT INFORMATION

What this section includes:

■	Court-ordered Benefits for Dependent children;

■	Your relationship with UnitedHealthcare and Kansas City Life Insurance Company;

■	Relationships with providers;

■	Interpretation of Benefits;

■	Information and records;

■	Incentives to providers and you;

■	The future of the Plan; and

■	How to access the official Plan documents.

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Qualified Medical Child Support Orders (QMCSOs)
A qualified medical child support order (QMCSO) is a judgment, decree or order, including a court approved settlement agreement, issued by a court or appropriate state agency that requires a child to be covered for medical benefits. Generally, a QMCSO is issued as part of a paternity, divorce, or other child support settlement.
If the Plan receives a medical child support order for your child that instructs the Plan to cover the child, the Plan Administrator will review it to determine if it meets the requirements for a QMCSO. If it determines that it does, your child will be enrolled in the Plan as your Dependent, and the Plan will be required to pay Benefits as directed by the order.
You may obtain, without charge, a copy of the procedures governing QMCSOs from the Plan Administrator.
Note: A National Medical Support Notice will be recognized as a QMCSO if it meets the requirements of a QMCSO.
Your Relationship with UnitedHealthcare and Kansas City Life Insurance Company
In order to make choices about your health care coverage and treatment, Kansas City Life Insurance Company believes that it is important for you to understand how UnitedHealthcare interacts with the Plan Sponsor's benefit Plan and how it may affect you. UnitedHealthcare helps administer the Plan Sponsor's benefit Plan in which you are enrolled. UnitedHealthcare does not provide medical services or make treatment decisions. This means:

■	Kansas City Life Insurance Company and UnitedHealthcare do not decide what care you need or will receive. You and your Physician make those decisions;

■
UnitedHealthcare communicates to you decisions about whether the Plan will cover or pay for the health care that you may receive (the Plan pays for Covered Health Services, which are more fully described in this SPD); and

■	the Plan may not pay for all treatments you or your Physician may believe are necessary. If the Plan does not pay, you will be responsible for the cost.
Kansas City Life Insurance Company and UnitedHealthcare may use individually identifiable information about you to identify for you (and you alone) procedures, products or services that you may find valuable. Kansas City Life Insurance Company and UnitedHealthcare will use individually identifiable information about you as permitted or required by law, including in our operations and in our research. Kansas City Life Insurance Company and UnitedHealthcare will use de-identified data for commercial purposes including research.

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Relationship with Providers
The relationships between Kansas City Life Insurance Company, UnitedHealthcare and Network providers are solely contractual relationships between independent contractors. Network providers are not Kansas City Life Insurance Company's agents or employees, nor are they agents or employees of UnitedHealthcare. Kansas City Life Insurance Company and any of its employees are not agents or employees of Network providers, nor are UnitedHealthcare and any of its employees agents or employees of Network providers.
Kansas City Life Insurance Company and UnitedHealthcare do not provide health care services or supplies, nor do they practice medicine. Instead, Kansas City Life Insurance Company and UnitedHealthcare arranges for health care providers to participate in a Network and pay Benefits. Network providers are independent practitioners who run their own offices and facilities. UnitedHealthcare's credentialing process confirms public information about the providers' licenses and other credentials, but does not assure the quality of the services provided. They are not Kansas City Life Insurance Company's employees nor are they employees of UnitedHealthcare. Kansas City Life Insurance Company and UnitedHealthcare do not have any other relationship with Network providers such as principal-agent or joint venture. Kansas City Life Insurance Company and UnitedHealthcare are not liable for any act or omission of any provider.
UnitedHealthcare is not considered to be an employer of the Plan Administrator for any purpose with respect to the administration or provision of benefits under this Plan.
Kansas City Life Insurance Company and the Plan Administrator are solely responsible for:

■	enrollment and classification changes (including classification changes resulting in your enrollment or the termination of your coverage);

■	the timely payment of Benefits; and

■	notifying you of the termination or modifications to the Plan.
Your Relationship with Providers
The relationship between you and any provider is that of provider and patient. Your provider is solely responsible for the quality of the services provided to you. You:

■	are responsible for choosing your own provider;

■
are responsible for paying, directly to your provider, any amount identified as a member responsibility, including Copayments, Coinsurance, any Annual Deductible and any amount that exceeds Eligible Expenses;

■	are responsible for paying, directly to your provider, the cost of any non-Covered Health Service;

■	must decide if any provider treating you is right for you (this includes Network providers you choose and providers to whom you have been referred); and

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■	must decide with your provider what care you should receive.
Interpretation of Benefits
Kansas City Life Insurance Company and UnitedHealthcare have the sole and exclusive discretion to:

■	interpret Benefits under the Plan;

■	interpret the other terms, conditions, limitations and exclusions of the Plan, including this SPD and any Riders and/or Amendments; and

■	make factual determinations related to the Plan and its Benefits.
Kansas City Life Insurance Company and UnitedHealthcare may delegate this discretionary authority to other persons or entities that provide services in regard to the administration of the Plan.
In certain circumstances, for purposes of overall cost savings or efficiency, Kansas City Life Insurance Company may, in its discretion, offer Benefits for services that would otherwise not be Covered Health Services. The fact that Kansas City Life Insurance Company does so in any particular case shall not in any way be deemed to require Kansas City Life Insurance Company to do so in other similar cases.
Information and Records
Kansas City Life Insurance Company and UnitedHealthcare may use your individually identifiable health information to administer the Plan and pay claims, to identify procedures, products, or services that you may find valuable, and as otherwise permitted or required by law. Kansas City Life Insurance Company and UnitedHealthcare may request additional information from you to decide your claim for Benefits. Kansas City Life Insurance Company and UnitedHealthcare will keep this information confidential. Kansas City Life Insurance Company and the Claims Administrator may also use your de-identified data for commercial purposes, including research, as permitted by law.
By accepting Benefits under the Plan, you authorize and direct any person or institution that has provided services to you to furnish Kansas City Life Insurance Company and UnitedHealthcare with all information or copies of records relating to the services provided to you. Kansas City Life Insurance Company and UnitedHealthcare have the right to request this information at any reasonable time. This applies to all Covered Persons, including Enrolled Dependents whether or not they have signed the Participant's enrollment form. Kansas City Life Insurance Company and UnitedHealthcare agree that such information and records will be considered confidential.
Kansas City Life Insurance Company and UnitedHealthcare have the right to release any and all records concerning health care services which are necessary to implement and administer the terms of the Plan, for appropriate medical review or quality assessment, or as Kansas City Life Insurance Company is required to do by law or regulation. During and after the term of the Plan, Kansas City Life Insurance Company and UnitedHealthcare and

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its related entities may use and transfer the information gathered under the Plan in a de-identified format for commercial purposes, including research and analytic purposes.
For complete listings of your medical records or billing statements Kansas City Life Insurance Company recommends that you contact your health care provider. Providers may charge you reasonable fees to cover their costs for providing records or completing requested forms.
If you request medical forms or records from UnitedHealthcare, they also may charge you reasonable fees to cover costs for completing the forms or providing the records.
In some cases, Kansas City Life Insurance Company and UnitedHealthcare will designate other persons or entities to request records or information from or related to you, and to release those records as necessary. Our designees have the same rights to this information as does the Plan Administrator.
Incentives to Providers
Network providers may be provided financial incentives by UnitedHealthcare to promote the delivery of health care in a cost efficient and effective manner. These financial incentives are not intended to affect your access to health care.
Examples of financial incentives for Network providers are:

■	bonuses for performance based on factors that may include quality, member satisfaction, and/or cost-effectiveness; or

■
a practice called capitation which is when a group of Network providers receives a monthly payment from UnitedHealthcare for each Covered Person who selects a Network provider within the group to perform or coordinate certain health services. The Network providers receive this monthly payment regardless of whether the cost of providing or arranging to provide the Covered Person's health care is less than or more than the payment.

If you have any questions regarding financial incentives you may contact the telephone number on your ID card. You can ask whether your Network provider is paid by any financial incentive, including those listed above; however, the specific terms of the contract, including rates of payment, are confidential and cannot be disclosed. In addition, you may choose to discuss these financial incentives with your Network provider.
Incentives to You
Sometimes you may be offered coupons or other incentives to encourage you to participate in various wellness programs or certain disease management programs. The decision about whether or not to participate is yours alone but Kansas City Life Insurance Company recommends that you discuss participating in such programs with your Physician. These incentives are not Benefits and do not alter or affect your Benefits. You may call the number on the back of your ID card if you have any questions.

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Rebates and Other Payments
Kansas City Life Insurance Company and UnitedHealthcare may receive rebates for certain drugs that are administered to you in a Physician's office, or at a Hospital or Alternate Facility. This includes rebates for those drugs that are administered to you before you meet your Annual Deductible. Kansas City Life Insurance Company and UnitedHealthcare do not pass these rebates on to you, nor are they applied to your Annual Deductible or taken into account in determining your Copays or Coinsurance.
Workers' Compensation Not Affected
Benefits provided under the Plan do not substitute for and do not affect any requirements for coverage by workers' compensation insurance.
Future of the Plan
Although the Company expects to continue the Plan indefinitely, it reserves the right to discontinue, alter or modify the Plan in whole or in part, at any time and for any reason, at its sole determination.
The Company's decision to terminate or amend a Plan may be due to changes in federal or state laws governing employee benefits, the requirements of the Internal Revenue Code or Employee Retirement Income Security Act of 1974 (ERISA), or any other reason. A Plan change may transfer Plan assets and debts to another Plan or split a Plan into two or more parts. If the Company does change or terminate a Plan, it may decide to set up a different Plan providing similar or different benefits.
If this Plan is terminated, Covered Persons will not have the right to any other Benefits from the Plan, other than for those claims incurred prior to the date of termination, or as otherwise provided under the Plan. In addition, if the Plan is amended, Covered Persons may be subject to altered coverage and Benefits.
The amount and form of any final benefit you receive will depend on any Plan document or contract provisions affecting the Plan and Company decisions. After all Benefits have been paid and other requirements of the law have been met, certain remaining Plan assets will be turned over to the Company and others as may be required by any applicable law.
Plan Document
This Summary Plan Description (SPD) represents an overview of your Benefits. In the event there is a discrepancy between the SPD and the official Plan document, the Plan document will govern. Copies of these documents, as well as the latest summary annual reports of Plan operations and Plan descriptions as filed with the Internal Revenue Service and the U.S. Department of Labor, are available for your inspection during regular business hours in the office of the Plan Administrator. You (or your personal representative) may obtain a copy of these documents by written request to the Plan Administrator, for a nominal charge.
SECTION 14 - GLOSSARY

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What this section includes:

■	Definitions of terms used throughout this SPD.

Many of the terms used throughout this SPD may be unfamiliar to you or have a specific meaning with regard to the way the Plan is administered and how Benefits are paid. This section defines terms used throughout this SPD, but it does not describe the Benefits provided by the Plan.
Addendum – any attached written description of additional or revised provisions to the Plan. The benefits and exclusions of this SPD and any amendments thereto shall apply to the Addendum except that in the case of any conflict between the Addendum and SPD and/or Amendments to the SPD, the Addendum shall be controlling.
Alternate Facility – a health care facility that is not a Hospital and that provides one or more of the following services on an outpatient basis, as permitted by law:

■	surgical services;

■	Emergency Health Services; or

■	rehabilitative, laboratory, diagnostic or therapeutic services.
An Alternate Facility may also provide Mental Health or Substance Use Disorder Services on an outpatient basis or inpatient basis.
Amendment – any attached written description of additional or alternative provisions to the Plan. Amendments are effective only when distributed by the Plan Sponsor or the Plan Administrator. Amendments are subject to all conditions, limitations and exclusions of the Plan, except for those that the amendment is specifically changing.
Annual Deductible (or Deductible) – the amount you must pay for Covered Health Services in a calendar year before the Plan will begin paying Benefits in that calendar year. The Deductible is shown in the first table in Section 5, Plan Highlights.
Autism Spectrum Disorders – a group of neurobiological disorders that includes Autistic Disorder, Rhett's Syndrome, Asperger's Disorder, Childhood Disintegrated Disorder, and Pervasive Development Disorders Not Otherwise Specified (PDDNOS).
Bariatric Resource Services (BRS) – a program administered by UnitedHealthcare or its affiliates made available to you by Kansas City Life Insurance. The BRS program provides:

■	specialized clinical consulting services to Employees and enrolled Dependents to educate on obesity treatment options; and

■	access to specialized Network facilities and Physicians for obesity surgery services.
Benefits – Plan payments for Covered Health Services, subject to the terms and conditions of the Plan and any Addendums and/or Amendments.

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Body Mass Index (BMI) – a calculation used in obesity risk assessment which uses a person's weight and height to approximate body fat.
BMI – see Body Mass Index (BMI).
Cancer Resource Services (CRS) – a program administered by UnitedHealthcare or its affiliates made available to you by Kansas City Life Insurance Company. The CRS program provides:

■	specialized consulting services to Participants and enrolled Dependents with cancer;

■	access to cancer centers with expertise in treating specific forms of cancer – even the most rare and complex conditions; and

■	guidance for the patient on the prescribed Plan of care and the potential side effects of radiation and chemotherapy.
CHD – see Congenital Heart Disease (CHD).
Claims Administrator – UnitedHealthcare (also known as United HealthCare Services, Inc.) and its affiliates, who provide certain claim administration services for the Plan.
Clinical Trial – a scientific study designed to identify new health services that improve health outcomes. In a Clinical Trial, two or more treatments are compared to each other and the patient is not allowed to choose which treatment will be received.
COBRA – see Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).
Coinsurance – the percentage of Eligible Expenses you are required to pay for certain Covered Health Services as described in Section 3, How the Plan Works.
Company – Kansas City Life Insurance Company.
Complications of Pregnancy – a condition suffered by a Dependent child that requires medical treatment before or after Pregnancy ends.
Congenital Anomaly – a physical developmental defect that is present at birth and is identified within the first twelve months of birth.
Congenital Heart Disease (CHD) – any structural heart problem or abnormality that has been present since birth. Congenital heart defects may:

■	be passed from a parent to a child (inherited);

■	develop in the fetus of a woman who has an infection or is exposed to radiation or other toxic substances during her Pregnancy; or

■	have no known cause.

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Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) – a federal law that requires employers to offer continued health insurance coverage to certain employees and their dependents whose group health insurance has been terminated.
Continuous Creditable Coverage – health care coverage under any of the types of Plans listed below, during which there was no break in coverage of 63 consecutive days or more:

■	a group health Plan;

■	health insurance coverage;

■	Medicare;

■	Medicaid;

■	medical and dental care for members and certain former members of the uniformed services, and for their dependents;

■	a medical care program of the Indian Health Services Program or a tribal organization;

■	a state health benefits risk pool;

■	The Federal Employees Health Benefits Program;

■	The State Children's Health Insurance Program (S-CHIP);

■	health Plans established and maintained by foreign governments or political subdivisions and by the U.S. government;

■	any public health benefit program provided by a state, county, or other political subdivision of a state; or

■	a health benefit Plan under the Peace Corps Act.
If you or your eligible Dependents were covered by any of the above Plans before first becoming covered by this Plan, you should have received a Certificate of Creditable Coverage when that Plan's coverage ended.
Copayment (or Copay) – the set dollar amount you are required to pay for certain Covered Health Services as described in Section 3, How the Plan Works.
Cosmetic Procedures – procedures or services that change or improve appearance without significantly improving physiological function, as determined by the Claims Administrator. Reshaping a nose with a prominent bump is a good example of a Cosmetic Procedure because appearance would be improved, but there would be no improvement in function like breathing.
Cost-Effective – the least expensive equipment that performs the necessary function. This term applies to Durable Medical Equipment and prosthetic devices.
Covered Health Services – those health services, including services, supplies or Pharmaceutical Products, which Kansas City Life Insurance Company determines to be:

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■	provided for the purpose of preventing, diagnosing or treating Sickness, Injury, Mental Illness, Substance Use Disorder, or their symptoms;

■	consistent with nationally recognized scientific evidence as available, and prevailing medical standards and clinical guidelines as described below;

■	not provided for the convenience of the Covered Person, Physician, facility or any other person;

■	included in Sections 5 and 6, Plan Highlights and Additional Coverage Details;

■	provided to a Covered Person who meets the Plan's eligibility requirements, as described under Eligibility in Section 2, Introduction; and

■	not identified in Section 8, Exclusions.
In applying the above definition, "scientific evidence" and "prevailing medical standards" have the following meanings:

■
"scientific evidence" means the results of controlled Clinical Trials or other studies published in peer-reviewed, medical literature generally recognized by the relevant medical specialty community; and

■
"prevailing medical standards and clinical guidelines" means nationally recognized professional standards of care including, but not limited to, national consensus statements, nationally recognized clinical guidelines, and national specialty society guidelines.

The Claims Administrator maintains clinical protocols that describe the scientific evidence, prevailing medical standards and clinical guidelines supporting its determinations regarding specific services. You can access these clinical protocols (as revised from time to time) on www.myuhc.com or by calling the number on the back of your ID card. This information is available to Physicians and other health care professionals on UnitedHealthcareOnline.
Covered Person – either the Participant or an enrolled Dependent only while enrolled and eligible for Benefits under the Plan. References to "you" and "your" throughout this SPD are references to a Covered Person.
CRS – see Cancer Resource Services (CRS).
Custodial Care – services that do not require special skills or training and that:

■
provide assistance in activities of daily living (including but not limited to feeding, dressing, bathing, ostomy care, incontinence care, checking of routine vital signs, transferring and ambulating);

■	do not seek to cure, or which are provided during periods when the medical condition of the patient who requires the service is not changing; or

■	do not require continued administration by trained medical personnel in order to be delivered safely and effectively.

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Deductible – see Annual Deductible.
Dependent – an individual who meets the eligibility requirements specified in the Plan, as described under Eligibility in Section 2, Introduction. A Dependent does not include anyone who is also enrolled as a Participant. No one can be a Dependent of more than one Participant.
Designated Facility – a facility that has entered into an agreement with the Claims Administrator or with an organization contracting on behalf of the Plan, to provide Covered Health Services for the treatment of specified diseases or conditions. A Designated Facility may or may not be located within your geographic area.
To be considered a Designated Facility, a facility must meet certain standards of excellence and have a proven track record of treating specific conditions.
DME – see Durable Medical Equipment (DME).
Domiciliary Care – living arrangements designed to meet the needs of people who cannot live independently but do not require Skilled Nursing Facility services.
Durable Medical Equipment (DME) – medical equipment that is all of the following:

■	used to serve a medical purpose with respect to treatment of a Sickness, Injury or their symptoms;

■	not disposable;

■	not of use to a person in the absence of a Sickness, Injury or their symptoms;

■	durable enough to withstand repeated use;

■	not implantable within the body; and

■	appropriate for use, and primarily used, within the home.
Eligible Expenses – charges for Covered Health Services that are provided while the Plan is in effect, determined as follows:

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For:	Eligible Expenses are Based On:
Network Benefits	Contracted rates with the provider
Non-Network Benefits	■ negotiated rates agreed to by the non-Network provider and either the Claims Administrator or one of its vendors, affiliates or subcontractors.

■    one of the following:
-    for Covered Health Services other than Pharmaceutical Products, selected data resources which, in the judgment of the Claims Administrator, represent competitive fees in that geographic area;

- for Covered Health Services that are Pharmaceutical Products, 100% of the amount that the Centers for Medicare and Medicaid Services (CMS) would have paid under the Medicare program for the drug determined by either:

- reference to available CMS schedules; or
- methods similar to those used by CMS;
- fee(s) that are negotiated with the provider;
■ 50% of the billed charge; or
■ A fee schedule that the Claims Administrator develops.

These provisions do not apply if you receive Covered Health Services from a non-Network provider in an Emergency. In that case, Eligible Expenses are the amounts billed by the provider, unless the Claims Administrator negotiates lower rates.

For certain Covered Health Services, you are required to pay a percentage of Eligible Expenses in the form of a Copay and/or Coinsurance.
Eligible Expenses are subject to the Claims Administrator's reimbursement policy guidelines. You may request a copy of the guidelines related to your claim from the Claims Administrator.
Emergency – a serious medical condition or symptom resulting from Injury, Sickness or Mental Illness, or Substance Use Disorder which:

■	arises suddenly; and

■	in the judgment of a reasonable person, requires immediate care and treatment, generally received within 24 hours of onset, to avoid jeopardy to life or health.
Emergency Health Services – health care services and supplies necessary for the treatment of an Emergency.

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Employee Retirement Income Security Act of 1974 (ERISA) – the federal legislation that regulates retirement and employee welfare benefit programs maintained by employers and unions.
Employer – Kansas City Life Insurance Company.
EOB – see Explanation of Benefits (EOB).
ERISA – see Employee Retirement Income Security Act of 1974 (ERISA).
Experimental or Investigational Services – medical, surgical, diagnostic, psychiatric, Substance Use Disorder or other health care services, technologies, supplies, treatments, procedures, drug therapies, medications or devices that, at the time UnitedHealthcare make a determination regarding coverage in a particular case, are determined to be any of the following:

■
not approved by the U.S. Food and Drug Administration (FDA) to be lawfully marketed for the proposed use and not identified in the American Hospital Formulary Service or the United States Pharmacopoeia Dispensing Information as appropriate for the proposed use;

■
subject to review and approval by any institutional review board for the proposed use (Devices which are FDA approved under the Humanitarian Use Device exemption are not considered to be Experimental or Investigational); or

■
the subject of an ongoing Clinical Trial that meets the definition of a Phase 1, 2 or 3 Clinical Trial set forth in the FDA regulations, regardless of whether the trial is actually subject to FDA oversight.

Exceptions:

■
If you have a life threatening Sickness or condition (one that is likely to cause death within one year of the request for treatment), UnitedHealthcare may, at its discretion, consider an otherwise Experimental or Investigational Service to be a Covered Health Service for that Sickness or condition. Prior to such consideration, UnitedHealthcare must determine that, although unproven, the service has significant potential as an effective treatment for that Sickness or condition, and that the service would be provided under standards equivalent to those defined by the National Institutes of Health.

Explanation of Benefits (EOB) – a statement provided by UnitedHealthcare to you, your Physician, or another health care professional that explains:

■	the Benefits provided (if any);

■	the allowable reimbursement amounts;

■	Deductibles;

■	Coinsurance;

■	any other reductions taken;

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■	the net amount paid by the Plan; and

■	the reason(s) why the service or supply was not covered by the Plan.
Health Statement(s) – a single, integrated statement that summarizes EOB information by providing detailed content on account balances and claim activity.
Home Health Agency – a program or organization authorized by law to provide health care services in the home.
Hospital – an institution, operated as required by law, which is:

■
primarily engaged in providing health services, on an inpatient basis, for the acute care and treatment of sick or injured individuals. Care is provided through medical, mental health, Substance Use Disorder, diagnostic and surgical facilities, by or under the supervision of a staff of Physicians; and

■	has 24 hour nursing services.
A Hospital is not primarily a place for rest, Custodial Care or care of the aged and is not a Skilled Nursing Facility, convalescent home or similar institution.
Injury – bodily damage other than Sickness, including all related conditions and recurrent symptoms.
Inpatient Rehabilitation Facility – a Hospital (or a special unit of a Hospital that is designated as an Inpatient Rehabilitation Facility) that provides physical therapy, occupational therapy and/or speech therapy on an inpatient basis, as authorized by law.
Inpatient Stay – an uninterrupted confinement, following formal admission to a Hospital, Skilled Nursing Facility or Inpatient Rehabilitation Facility.
Intensive Outpatient Treatment – a structured outpatient Mental Health or Substance Use Disorder treatment program that may be free-standing or Hospital-based and provides services for at least three hours per day, two or more days per week.
Intermittent Care - skilled nursing care that is provided or needed either:

■	fewer than seven days each week; or

■	fewer than eight hours each day for periods of 21 days or less.
Exceptions may be made in special circumstances when the need for additional care is finite and predictable.
Kidney Resource Services (KRS) – a program administered by UnitedHealthcare or its affiliates made available to you by Kansas City Life Insurance Company. The KRS program provides:

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■	specialized consulting services to Participants and enrolled Dependents with ESRD or chronic kidney disease;

■	access to dialysis centers with expertise in treating kidney disease; and

■	guidance for the patient on the prescribed Plan of care.
Manipulative Treatment – the therapeutic application of Manipulative and/or manipulative treatment with or without ancillary physiologic treatment and/or rehabilitative methods rendered to restore/improve motion, reduce pain and improve function in the management of an identifiable neuromusculoskeletal condition.
Medicaid – a federal program administered and operated individually by participating state and territorial governments that provides medical benefits to eligible low-income people needing health care. The federal and state governments share the program's costs.
Medicare – Parts A, B, C and D of the insurance program established by Title XVIII, United States Social Security Act, as amended by 42 U.S.C. Sections 1394, et seq. and as later amended.
Mental Health Services – Covered Health Services for the diagnosis and treatment of Mental Illnesses. The fact that a condition is listed in the current Diagnostic and Statistical Manual of Mental Disorders does not mean that treatment for the condition is a Covered Health Service.
Mental Health/Substance Use Disorder (MH/SA) Administrator – the organization or individual designated by Kansas City Life Insurance Company who provides or arranges Mental Health and Substance Use Disorder Services under the Plan.
Mental Illness – mental health or psychiatric diagnostic categories listed in the American Psychiatric Association's Diagnostic and Statistical Manual of Mental Disorders, unless they are listed in Section 8, Exclusions.
Network – when used to describe a provider of health care services, this means a provider that has a participation agreement in effect (either directly or indirectly) with the Claims Administrator or with its affiliate to participate in the Network; however, this does not include those providers who have agreed to discount their charges for Covered Health Services by way of their participation in the Shared Savings Program. The Claims Administrator's affiliates are those entities affiliated with the Claims Administrator through common ownership or control with the Claims Administrator or with the Claims Administrator's ultimate corporate parent, including direct and indirect subsidiaries.
A provider may enter into an agreement to provide only certain Covered Health Services, but not all Covered Health Services, or to be a Network provider for only some products. In this case, the provider will be a Network provider for the Covered Health Services and products included in the participation agreement, and a non-Network provider for other

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Covered Health Services and products. The participation status of providers will change from time to time.
Network Benefits - description of how Benefits are paid for Covered Health Services provided by Network provider. Refer to Section 5, Plan Highlights for details about how Network Benefits apply.
Non-Network Benefits - description of how Benefits are paid for Covered Health Services provided by non-Network providers. Refer to Section 5, Plan Highlights for details about how Non-Network Benefits apply.
Open Enrollment – the period of time, determined by Kansas City Life Insurance Company, during which eligible Participants may enroll themselves and their Dependents under the Plan. Kansas City Life Insurance Company determines the period of time that is the Open Enrollment period.
Out-of-Pocket Maximum – the maximum amount you pay every calendar year. Refer to Section 5, Plan Highlights for the Out-of-Pocket Maximum amount. See Section 3, How the Plan Works for a description of how the Out-of-Pocket Maximum works.
Participant – a full-time Participant of the Employer who meets the eligibility requirements specified in the Plan, as described under Eligibility in Section 2, Introduction. A Participant must live and/or work in the United States.
Partial Hospitalization/Day Treatment – a structured ambulatory program that may be a free-standing or Hospital-based program and that provides services for at least 20 hours per week.
Personal Health Support – programs provided by the Claims Administrator that focus on prevention, education, and closing the gaps in care designed to encourage an efficient system of care for you and your covered Dependents.
Personal Health Support Nurse – the primary nurse that UnitedHealthcare may assign to you if you have a chronic or complex health condition. If a Personal Health Support Nurse is assigned to you, this nurse will call you to assess your progress and provide you with information and education.
Pharmaceutical Products – FDA-approved prescription pharmaceutical products administered in connection with a Covered Health Service by a Physician or other health care provider within the scope of the provider’s license, and not otherwise excluded under the Plan.
Physician – any Doctor of Medicine or Doctor of Osteopathy who is properly licensed and qualified by law.
Please note: Any podiatrist, dentist, psychologist, chiropractor, optometrist or other provider who acts within the scope of his or her license will be considered on the same basis as a

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Physician. The fact that a provider is described as a Physician does not mean that Benefits for services from that provider are available to you under the Plan.
Plan – The Kansas City Life Insurance Company Welfare Benefit Plan.
Plan Administrator – Kansas City Life Insurance Company or its designee.
Plan Sponsor – Kansas City Life Insurance Company.
Preexisting Condition – any Sickness or that is identified by the Plan Administrator as having been diagnosed or treated, or for which prescriptions drugs were prescribed or taken within the six months before coverage under this Plan begins (or the first day of any waiting period, if earlier). A Preexisting Condition does not include Pregnancy. Genetic information is not an indicator of a Preexisting Condition, if there is not a diagnosis of a condition related to the genetic information.
If you have Continuous Creditable Coverage, you or your Dependent will be eligible to receive Plan Benefits for a Preexisting Condition. Continuous Creditable Coverage is defined in this section.
Pregnancy – includes prenatal care, postnatal care, childbirth, and any complications associated with Pregnancy.
Primary Physician – a Physician who has a majority of his or her practice in general pediatrics, internal medicine, obstetrics/gynecology, family practice or general medicine.
Reconstructive Procedure – a procedure performed to address a physical impairment where the expected outcome is restored or improved function. The primary purpose of a Reconstructive Procedure is either to treat a medical condition or to improve or restore physiologic function. Reconstructive Procedures include surgery or other procedures which are associated with an Injury, Sickness or Congenital Anomaly. The primary result of the procedure is not changed or improved physical appearance. The fact that a person may suffer psychologically as a result of the impairment does not classify surgery or any other procedure done to relieve the impairment as a Reconstructive Procedure.
Residential Treatment Facility – a facility which provides a program of effective Mental Health Services or Substance Use Disorder Services treatment and which meets all of the following requirements:

■	it is established and operated in accordance with applicable state law for residential treatment programs;

■	it provides a program of treatment under the active participation and direction of a Physician and approved by the Mental Health/Substance Use Disorder Administrator;

■	it has or maintains a written, specific and detailed treatment program requiring full-time residence and full-time participation by the patient; and

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■	it provides at least the following basic services in a 24-hour per day, structured milieu:

-	room and board;

-	evaluation and diagnosis;

-	counseling; and

-	referral and orientation to specialized community resources.
A Residential Treatment Facility that qualifies as a Hospital is considered a Hospital.
Retired Employee – an Employee who retires from Kansas City Life Insurance Company on or after age fifty-five (55) and whose age plus years of full-time service equal at least seventy-five (75).
Semi-private Room - a room with two or more beds. When an Inpatient Stay in a Semi-private Room is a Covered Health Service, the difference in cost between a Semi-private Room and a private room is a benefit only when a private room is necessary in terms of generally accepted medical practice, or when a Semi-private Room is not available.
Shared Savings Program - the Shared Savings Program provides access to discounts from non-Network Physicians who participate in that program. UnitedHealthcare will use the Shared Savings Program to pay claims when doing so will lower Eligible Expenses. While UnitedHealthcare might negotiate lower Eligible Expenses for Non-Network Benefits, the Coinsurance will stay the same as described in Section 5, Plan Highlights.
UnitedHealthcare does not credential the Shared Savings Program providers and the Shared Savings Program providers are not Network providers. Accordingly, in benefit Plans that have both Network and non-Network levels of Benefits, Benefits for Covered Health Services provided by Shared Savings Program providers will be paid at the non-Network Benefit level (except in situations when Benefits for Covered Health Services provided by non-Network providers are payable at Network Benefit levels, as in the case of Emergency Health Services). When UnitedHealthcare uses the Shared Savings Program to pay a claim, the patient responsibility is limited to Coinsurance calculated on the contracted rate paid to the provider, in addition to any required Annual Deductible.
Sickness – physical illness, disease or Pregnancy. The term Sickness as used in this SPD does not include Mental Illness or Substance Use Disorder, regardless of the cause or origin of the Mental Illness or Substance Use Disorder.
Skilled Care – skilled nursing, teaching, and rehabilitation services when:

■	they are delivered or supervised by licensed technical or professional medical personnel in order to obtain the specified medical outcome and provide for the safety of the patient;

■	a Physician orders them;

■	they are not delivered for the purpose of assisting with activities of daily living, including, but not limited to, dressing, feeding, bathing or transferring from a bed to a chair;

■	they require clinical training in order to be delivered safely and effectively; and

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■	they are not Custodial Care, as defined in this section.
Skilled Nursing Facility – a nursing facility that is licensed and operated as required by law. A Skilled Nursing Facility that is part of a Hospital is considered a Skilled Nursing Facility for purposes of the Plan.
Specialist Physician - a Physician who has a majority of his or her practice in areas other than general pediatrics, internal medicine, obstetrics/gynecology, family practice or general medicine.
Spouse – an opposite-sex individual to whom you are legally married as determined under federal law.
Substance Use Disorder Services - Covered Health Services for the diagnosis and treatment of alcoholism and Substance Use Disorder disorders that are listed in the current Diagnostic and Statistical Manual of Mental Disorders, unless those services are specifically excluded.
Total Disability – a Participant's inability to perform all substantial job duties because of physical or mental impairment, or a Dependent's or retired person's inability to perform the normal activities of a person of like age and gender.
Transitional Care – Mental Health Services/Substance Use Disorder Services that are provided through transitional living facilities, group homes and supervised apartments that provide 24-hour supervision that are either:

■
sober living arrangements such as drug-free housing, alcohol/drug halfway houses. These are transitional, supervised living arrangements that provide stable and safe housing, an alcohol/drug-free environment and support for recovery. A sober living arrangement may be utilized as an adjunct to ambulatory treatment when treatment doesn't offer the intensity and structure needed to assist the Covered Person with recovery; or

■
supervised living arrangement which are residences such as transitional living facilities, group homes and supervised apartments that provide members with stable and safe housing and the opportunity to learn how to manage their activities of daily living. Supervised living arrangements may be utilized as an adjunct to treatment when treatment doesn't offer the intensity and structure needed to assist the Covered Person with recovery.

UnitedHealth Premium Program – a program that identifies network Physicians or facilities that have been designated as a UnitedHealth Premium Program Physician or facility for certain medical conditions.
To be designated as a UnitedHealth Premium provider, Physicians and facilities must meet program criteria. The fact that a Physician or facility is a Network Physician or facility does not mean that it is a UnitedHealth Premium Program Physician or facility.

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Unproven Services – health services, including medications that are determined not to be effective for treatment of the medical condition and/or not to have a beneficial effect on health outcomes due to insufficient and inadequate clinical evidence from well-conducted randomized controlled trials or cohort studies in the prevailing published peer-reviewed medical literature:

■	Well-conducted randomized controlled trials are two or more treatments compared to each other, with the patient not being allowed to choose which treatment is received.

■
Well-conducted cohort studies are studies in which patients who receive study treatment are compared to a group of patients who receive standard therapy. The comparison group must be nearly identical to the study treatment group.

UnitedHealthcare has a process by which it compiles and reviews clinical evidence with respect to certain health services. From time to time, UnitedHealthcare issues medical and drug policies that describe the clinical evidence available with respect to specific health care services. These medical and drug policies are subject to change without prior notice. You can view these policies at www.myuhc.com.
Please note:

■
If you have a life threatening Sickness or condition (one that is likely to cause death within one year of the request for treatment), UnitedHealthcare may, at its discretion, consider an otherwise Unproven Service to be a Covered Health Service for that Sickness or condition. Prior to such a consideration, UnitedHealthcare must first establish that there is sufficient evidence to conclude that, albeit unproven, the service has significant potential as an effective treatment for that Sickness or condition, and that the service would be provided under standards equivalent to those defined by the National Institutes of Health.

■
UnitedHealthcare may, in their discretion, consider an otherwise Unproven Service to be a Covered Health Service for a Covered Person with a Sickness or Injury that is not life-threatening. For that to occur, all of the following conditions must be met:

-	If the service is one that requires review by the U.S. Food and Drug Administration (FDA), it must be FDA-approved.

-	It must be performed by a Physician and in a facility with demonstrated experience and expertise.

-
The Covered Person must consent to the procedure acknowledging that UnitedHealthcare does not believe that sufficient clinical evidence has been published in peer-reviewed medical literature to conclude that the service is safe and/or effective.

-	At least two studies must be available in published peer-reviewed medical literature that would allow UnitedHealthcare to conclude that the service is promising but unproven.

-	The service must be available from a Network Physician and/or a Network facility.

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The decision about whether such a service can be deemed a Covered Health Service is solely at UnitedHealthcare’s discretion. Other apparently similar promising but unproven services may not qualify.
Urgent Care – treatment of an unexpected Sickness or Injury that is not life-threatening but requires outpatient medical care that cannot be postponed. An urgent situation requires prompt medical attention to avoid complications and unnecessary suffering, such as high fever, a skin rash, or an ear infection.
Urgent Care Center – a facility that provides Urgent Care services, as previously defined in this section. In general, Urgent Care Centers:

■	do not require an appointment;

■	are open outside of normal business hours, so you can get medical attention for minor illnesses that occur at night or on weekends; and

■	provide an alternative if you need immediate medical attention, but your Physician cannot see you right away.

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SECTION 15 - PRESCRIPTION DRUGS
The Kansas City Life Employee Medical Plan offers prescription drug coverage for all covered persons. Please note the Plan’s Prescription Drug Program does not provide prescription drug coverage for retirees’, retirees’ dependents, and surviving spouses if they are eligible for Medicare.

What this section includes:

■	Benefits available for Prescription Drugs;

■	How to utilize the retail and mail order service for obtaining Prescription Drugs;

■	Any benefit limitations and exclusions that exist for Prescription Drugs; and

■	Definitions of terms used throughout this section related to the Prescription Drug Plan.

Prescription Drug Coverage Highlights
The table below provides an overview of the Plan's Prescription Drug coverage. It includes Copay amounts that apply when you have a prescription filled at a Pharmacy. For detailed descriptions of your Benefits, refer to Retail and Mail Order in this section.
You are responsible for paying any amounts due to the pharmacy at the time you receive your prescription drugs. You are not responsible for paying a Copayment for Preventive Care Medications.

Covered Health Services[1]	Percentage of Prescription Drug Cost Payable by the Plan:	Percentage of Predominant Reimbursement Rate Payable by the Plan:
	Network	Non-Network
Retail - up to a 31-day supply	100% after you pay a:
■ tier-1	$10.00 Copay	$10.00 Copay
■ tier-2	$35.00 Copay	$35.00 Copay
■ tier-3	$50.00 Copay	$50.00 Copay
Mail order - up to a 90-day supply	100% after you pay a:
■ tier-1	$25.00 Copay
■ tier-2	$87.50 Copay
■ tier-3	$125.00 Copay
[1]You must notify UnitedHealthcare to receive full Benefits for certain Prescription Drugs. Otherwise, you may pay more out-of-pocket. See Notification Requirements in this section for details.

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Identification Card (ID Card) – Network Pharmacy
You must either show your ID card at the time you obtain your Prescription Drug at a Network Pharmacy or you must provide the Network Pharmacy with identifying information that can be verified by the Claims Administrator during regular business hours.
If you don't show your ID card or provide verifiable information at a Network Pharmacy, you will be required to pay the Usual and Customary Charge for the Prescription Drug at the pharmacy.
Benefit Levels
Benefits are available for outpatient Prescription Drugs that are considered Covered Health Services.
The Plan pays Benefits at different levels for tier-1, tier-2 and tier-3 Prescription Drugs. All Prescription Drugs covered by the Plan are categorized into these three tiers on the Prescription Drug List (PDL). The tier status of a Prescription Drug can change periodically, generally quarterly but no more than six times per calendar year, based on the Prescription Drug List Management Committee's periodic tiering decisions. When that occurs, you may pay more or less for a Prescription Drug, depending on its tier assignment. Since the PDL may change periodically, you can visit www.myuhc.com or call UnitedHealthcare at the toll-free number on your ID card for the most current information.
Each tier is assigned a Copay, which is the amount you pay when you visit the pharmacy or order your medications through mail order. Your Copay will also depend on whether or not you visit the pharmacy or use the mail order service - see the table shown at the beginning of this section for further details. Here's how the tier system works:

■	Tier-1 is your lowest Copay option. For the lowest out-of-pocket expense, you should consider tier-1 drugs if you and your Physician decide they are appropriate for your treatment.

■	Tier-2 is your middle Copay option. Consider a tier-2 drug if no tier-1 drug is available to treat your condition.

■	Tier-3 is your highest Copay option. The drugs in tier-3 are usually more costly. Sometimes there are alternatives available in tier-1 or tier-2.
For Prescription Drugs at a retail Network Pharmacy, you are responsible for paying the lower of:

■	the applicable Copay;

■	the Network Pharmacy's Usual and Customary Charge for the Prescription Drug; or

■	the Prescription Drug Cost that UnitedHealthcare agreed to pay the Network Pharmacy.
For Prescription Drugs from a mail order Network Pharmacy, you are responsible for paying the lower of:

■	the applicable Copay; or

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■	the Prescription Drug cost for that particular Prescription Drug.
Retail
The Plan has a Network of participating retail pharmacies, which includes many large drug store chains. You can obtain information about Network Pharmacies by contacting UnitedHealthcare at the toll-free number on your ID card or by logging onto www.myuhc.com.
To obtain your prescription from a retail pharmacy, simply present your ID card and pay the Copay. The Plan pays Benefits for certain covered Prescription Drugs:

■	as written by a Physician;

■	up to a consecutive 31-day supply, unless adjusted based on the drug manufacturer's packaging size or based on supply limits;

■	when a Prescription Drug is packaged or designed to deliver in a manner that provides more than a consecutive 31-day supply, the Copay that applies will reflect the number of days dispensed; and

■	a one-cycle supply of an oral contraceptive. You may obtain up to three cycles at one time if you pay a Copay for each cycle supplied.
Note: Pharmacy Benefits apply only if your prescription is for a Covered Health Service, and not for Experimental or Investigational, or Unproven Services. Otherwise, you are responsible for paying 100% of the cost.
Mail Order
The mail order service may allow you to purchase up to a 90-day supply of a covered maintenance drug through the mail. Maintenance drugs help in the treatment of chronic illnesses, such as heart conditions, allergies, high blood pressure, and arthritis.
To use the mail order service, all you need to do is complete a patient profile and enclose your prescription order or refill. Your medication, plus instructions for obtaining refills, will arrive by mail about 14 days after your order is received. If you need a patient profile form, or if you have any questions, you can reach UnitedHealthcare at the toll-free number on your ID card.
The Plan pays mail order Benefits for certain covered Prescription Drugs:

■	as written by a Physician; and

■	up to a consecutive 90-day supply, unless adjusted based on the drug manufacturer's packaging size or based on supply limits.
You may be required to fill an initial Prescription Drug order and obtain 1 – 3 refills through a retail pharmacy prior to using a mail order Network Pharmacy.

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Note: To maximize your benefit, ask your Physician to write your prescription order or refill for a 90-day supply, with refills when appropriate. You will be charged a mail order Copay for any prescription order or refill if you use the mail order service, regardless of the number of days' supply that is written on the order or refill. Be sure your Physician writes your mail order or refill for a 90-day supply, not a 30-day supply with three refills.
Benefits for Preventive Care Medications
Benefits under the Prescription Drug Plan include those for Preventive Care Medications as defined under Glossary – Prescription Drugs. You may determine whether a drug is a Preventive Care Medication through the internet at www.myuhc.com or by calling UnitedHealthcare at the toll-freetelephone number on your ID card.
Designated Pharmacy
If you require certain Prescription Drugs, UnitedHealthcare may direct you to a Designated Pharmacy with whom it has an arrangement to provide those Prescription Drugs.

Want to lower your out-of-pocket Prescription Drug costs?
Consider tier-1 Prescription Drugs, if you and your Physician decide they are appropriate.

Assigning Prescription Drugs to the PDL
UnitedHealthcare's Prescription Drug List (PDL) Management Committee makes the final approval of Prescription Drug placement in tiers. In its evaluation of each Prescription Drug, the PDL Management Committee takes into account a number of factors including, but not limited to, clinical and economic factors. Clinical factors may include:

■	evaluations of the place in therapy;

■	relative safety and efficacy; and

■	whether supply limits or notification requirements should apply.
Economic factors may include:

■	the acquisition cost of the Prescription Drug; and

■	available rebates and assessments on the cost effectiveness of the Prescription Drug.
Some Prescription Drugs are most cost effective for specific indications as compared to others, therefore, a Prescription Drug may be listed on multiple tiers according to the indication for which the Prescription Drug was prescribed.
When considering a Prescription Drug for tier placement, the PDL Management Committee reviews clinical and economic factors regarding Covered Persons as a general population. Whether a particular Prescription Drug is appropriate for an individual Covered Person is a determination that is made by the Covered Person and the prescribing Physician.

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The PDL Management Committee may periodically change the placement of a Prescription Drug among the tiers. These changes will not occur more than six times per calendar year and may occur without prior notice to you.
Prescription Drug, Prescription Drug List (PDL), and Prescription Drug List (PDL) Management Committee are defined at the end of this section.

Prescription Drug List (PDL)
The Prescription Drug List (PDL) is a tool that helps guide you and your Physician in choosing the medications that allow the most effective and affordable use of your Prescription Drug benefit.

Notification Requirements
Before certain Prescription Drugs are dispensed to you, it is the responsibility of your Physician, your pharmacist or you to notify UnitedHealthcare. UnitedHealthcare will determine if the Prescription Drug is:

■	a Covered Health Service as defined by the Plan; and

■	not Experimental or Investigational or Unproven, as defined in Section 14, Glossary.
Network Pharmacy Notification
When Prescription Drugs are dispensed at a Network Pharmacy, the prescribing provider, the pharmacist, or you are responsible for notifying the Claims Administrator.
Non-Network Pharmacy Notification
When Prescription Drugs are dispensed at a non-Network Pharmacy, you or your Physician are responsible for notifying the Claims Administrator.
If UnitedHealthcare is not notified before the Prescription Drug is dispensed, you may pay more for that Prescription Drug order or refill. You will be required to pay for the Prescription Drug at the time of purchase. The contracted pharmacy reimbursement rates (the Prescription Drug Cost) will not be available to you at a non-Network Pharmacy. If UnitedHealthcare is not notified before you purchase the Prescription Drug, you can request reimbursement after you receive the Prescription Drug - see Section 9, Claims Procedures, for information on how to file a claim.
When you submit a claim on this basis, you may pay more because you did not notify the Claims Administrator before the Prescription Drug was dispensed. The amount you are reimbursed will be based on the Prescription Drug Cost (for Prescription Drugs from a Network Pharmacy) or the Predominant Reimbursement Rate (for Prescription Drugs from a non-Network Pharmacy), less the required Copayment and/or Coinsurance and any Deductible that applies.

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To determine if a Prescription Drug requires notification, either visit www.myuhc.com or call the toll-free number on your ID card. The Prescription Drugs requiring notification are subject to UnitedHealthcare's periodic review and modification.
Benefits may not be available for the Prescription Drug after the Claims Administrator reviews the documentation provided and determines that the Prescription Drug is not a Covered Health Service or it is an Experimental or Investigational or Unproven Service.
Prescription Drug Benefit Claims
For Prescription Drug claims procedures, please refer to Section 9, Claims Procedures.
Limitation on Selection of Pharmacies
If the Claims Administrator determines that you may be using Prescription Drugs in a harmful or abusive manner, or with harmful frequency, your selection of Network Pharmacies may be limited. If this happens, you may be required to select a single Network Pharmacy that will provide and coordinate all future pharmacy services. Benefits will be paid only if you use the designated single Network Pharmacy. If you don't make a selection within 31 days of the date the Plan Administrator notifies you, the Claims Administrator will select a single Network Pharmacy for you.
Supply Limits
Some Prescription Drugs are subject to supply limits that may restrict the amount dispensed per prescription order or refill. To determine if a Prescription Drug has been assigned a maximum quantity level for dispensing, either visit www.myuhc.com or call the toll-free number on your ID card. Whether or not a Prescription Drug has a supply limit is subject to UnitedHealthcare's periodic review and modification.
Note: Some products are subject to additional supply limits based on criteria that the Plan Administrator and the Claims Administrator have developed, subject to periodic review and modification. The limit may restrict the amount dispensed per prescription order or refill and/or the amount dispensed per month's supply.
If a Brand-name Drug Becomes Available as a Generic
If a Brand-name Prescription Drug becomes available as a Generic drug, the tier placement of the Brand-name Drug may change and an Ancillary Charge may apply. As a result, your Copay may change. You will pay the Copay applicable for the tier to which the Prescription Drug is assigned.
Prescription Drugs that are Chemically Equivalent
If two drugs are chemically equivalent (they contain the same active ingredient) and you or your Physician choose not to substitute a lower tiered drug for the higher tiered drug, you will pay the difference between the higher tiered drug and the lower tiered drug, in addition to the lower tiered drug’s Copayment. This difference in cost is called an Ancillary Charge. An Ancillary Charge may apply when a covered Prescription Drug is dispensed at your or

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the provider’s request and there is another drug that is chemically the same available at a lower tier.
Special Programs
Kansas City Life Insurance Company and UnitedHealthcare may have certain programs in which you may receive an enhanced or reduced benefit based on your actions such as adherence/compliance to medication regimens. You may access information on these programs through the Internet at www.myuhc.com or by calling the number on the back of your ID card.
Rebates and Other Discounts
UnitedHealthcare and Kansas City Life Insurance Company may, at times, receive rebates for certain drugs on the PDL. UnitedHealthcare does not pass these rebates and other discounts on to you nor does UnitedHealthcare take them into account when determining your Copays.
The Claims Administrator and a number of its affiliated entities, conduct business with various pharmaceutical manufacturers separate and apart from this Prescription Drug section. Such business may include, but is not limited to, data collection, consulting, educational grants and research. Amounts received from pharmaceutical manufacturers pursuant to such arrangements are not related to this Prescription Drug section. The Claims Administrator is not required to pass on to you, and does not pass on to you, such amounts.
Coupons, Incentives and Other Communications
UnitedHealthcare may send mailings to you or your Physician that communicate a variety of messages, including information about Prescription Drugs. These mailings may contain coupons or offers from pharmaceutical manufacturers that allow you to purchase the described Prescription Drug at a discount or to obtain it at no charge. Pharmaceutical manufacturers may pay for and/or provide the content for these mailings. Only your Physician can determine whether a change in your Prescription order or refill is appropriate for your medical condition.
Exclusions - What the Prescription Drug Plan Will Not Cover
Exclusions from coverage listed under Section 8, Exclusions also apply to this section, except that any preexisting condition exclusion in Section 8, Exclusions is not applicable to this section. In addition, the following exclusions apply.
Medications that are:

1.
for any condition, Injury, Sickness or mental illness arising out of, or in the course of, employment for which benefits are available under any workers' compensation law or other similar laws, whether or not a claim for such benefits is made or payment or benefits are received;

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2.
any Prescription Drug for which payment or benefits are provided or available from the local, state or federal government (for example Medicare) whether or not payment or benefits are received, except as otherwise provided by law;

3.	Pharmaceutical Products for which Benefits are provided in the medical (not in Section 15, Prescription Drugs) portion of the Plan;

4.
available over-the-counter that do not require a prescription order or refill by federal or state law before being dispensed, unless the Plan Administrator has designated over-the-counter medication as eligible for coverage as if it were a Prescription Drug and it is obtained with a prescription order or refill from a Physician. Prescription Drugs that are available in over-the-counter form or comprised of components that are available in over-the-counter form or equivalent. Certain Prescription Drugs that the Plan Administrator has determined are Therapeutically Equivalent to an over-the-counter drug. Such determinations may be made up to six times during a calendar year, and the Plan Administrator may decide at any time to reinstate Benefits for a Prescription Drug that was previously excluded under this provision;

5.
Compounded drugs that do not contain at least one ingredient that has been approved by the U.S. Food and Drug Administration and requires a prescription order or refill. Compounded drugs that are available as a similar commercially available Prescription Drug. (Compounded drugs that contain at least one ingredient that requires a prescription order or refill are assigned to Tier-3);

6.	dispensed outside of the United States, except in an Emergency;

7.	durable medical equipment (prescribed and non-prescribed outpatient supplies, other than the diabetic supplies and inhaler spacers specifically stated as covered);

8.	Over the counter for smoking cessation;

9.	growth hormone for children with familial short stature based on heredity and not caused by a diagnosed medical condition;

10.	the amount dispensed (days' supply or quantity limit) which exceeds the supply limit;

11.	new drugs and/or new dosages, until they are reviewed and assigned to a tier by the PDL Management Committee;

12.	prescribed, dispensed or intended for use during an Inpatient Stay;

13.	prescribed for appetite suppression, and other weight loss products;

14.	prescribed to treat infertility;

15.	Prescription Drugs, including new Prescription Drugs or new dosage forms, that Kansas City Life Insurance Company determines do not meet the definition of a Covered Health Service;

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16.	Prescription Drugs that contain (an) active ingredient(s) available in and Therapeutically Equivalent to another covered Prescription Drug;

17.	Prescription Drugs that contain (an) active ingredient(s) which is (are) a modified version of and Therapeutically Equivalent to another covered Prescription Drug;

18.
typically administered by a qualified provider or licensed health professional in an outpatient setting. This exclusion does not apply to Depo Provera and other injectable drugs used for contraception;

19.	in a particular Therapeutic Class (visit www.myuhc.com or call the number on the back of your ID card for information on which Therapeutic Classes are excluded);

20.	unit dose packaging of Prescription Drugs;

21.
used for conditions and/or at dosages determined to be Experimental or Investigational, or Unproven, unless UnitedHealthcare and Kansas City Life Insurance Company have agreed to cover an Experimental or Investigational or Unproven treatment, as defined in Section 14, Glossary;

22.	used for cosmetic purposes;

23.	vitamins, except for the following which require a prescription:

-	prenatal vitamins;

-	vitamins with fluoride; and

-	single entity vitamins.
Glossary - Prescription Drugs
Ancillary Charge – a charge, in addition to the Copayment, that you are required to pay when a covered Prescription Drug is dispensed at your or the provider’s request, when a chemically equivalent Prescription Drug is available on a lower tier. For Prescription Drugs from Network Pharmacies, the Ancillary Charge is calculated as the difference between the Prescription Drug Charge or MAC list price for Network Pharmacies for the Prescription Drug on the higher tier, and the Prescription Drug Charge or MAC List price of the chemically equivalent Prescription Drug available on the lower tier. For Prescription Drugs from non-Network Pharmacies, the Ancillary Charge is calculated as the difference between the Predominant Reimbursement Rate or MAC List price for non-Network Pharmacies for the Prescription Drug on the higher tier, and the Predominant Reimbursement Rate or MAC List price of the chemically equivalent Prescription Drug available on the lower tier.
Brand-name - a Prescription Drug that is either:

■	manufactured and marketed under a trademark or name by a specific drug manufacturer; or

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■
identified by UnitedHealthcare as a Brand-name Drug based on available data resources including, but not limited to, First DataBank, that classify drugs as either Brand-name or Generic based on a number of factors.

You should know that all products identified as "brand name" by the manufacturer, pharmacy, or your Physician may not be classified as Brand-name by the Claims Administrator.
Copayment (or Copay) – the set dollar amount you are required to pay for certain Prescription Drugs.
Designated Pharmacy – a pharmacy that has entered into an agreement with UnitedHealthcare or with an organization contracting on its behalf, to provide specific Prescription Drugs. The fact that a pharmacy is a Network Pharmacy does not mean that it is a Designated Pharmacy.
Generic - a Prescription Drug that is either:

■	chemically equivalent to a Brand-name drug; or

■
identified by UnitedHealthcare as a Generic Drug based on available data resources, including, but not limited to, First DataBank, that classify drugs as either Brand-name or Generic based on a number of factors.

You should know that all products identified as a "generic" by the manufacturer, pharmacy or your Physician may not be classified as a Generic by the Claims Administrator.
Maximum Allowable Cost (MAC) List – a list of Generic Prescription Drugs that will be covered at a price level that the Claims Administrator establishes. This list is subject to periodic review and modification.
Network Pharmacy - a retail or mail order pharmacy that has:

■	entered into an agreement with the Claims Administrator to dispense Prescription Drugs to Covered Persons;

■	agreed to accept specified reimbursement rates for Prescription Drugs; and

■	been designated by the Claims Administrator as a Network Pharmacy.
PDL - see Prescription Drug List (PDL).
PDL Management Committee - see Prescription Drug List (PDL) Management Committee.
Predominant Reimbursement Rate – the amount the Plan will pay to reimburse you for a Prescription Drug Product that is dispensed at a non-Network Pharmacy. The Predominant Reimbursement Rate for a particular Prescription Drug dispensed at a non-Network Pharmacy includes a dispensing fee and any applicable sales tax. The Claims Administrator calculates the Predominant Reimbursement Rate using its Prescription Drug Cost that applies for that particular Prescription Drug at most Network Pharmacies.

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Prescription Drug - a medication, product or device that has been approved by the Food and Drug Administration and that can, under federal or state law, only be dispensed using a prescription order or refill. A Prescription Drug includes a medication that, due to its characteristics, is appropriate for self-administration or administration by a non-skilled caregiver. For purposes of this Plan, Prescription Drugs include:

■	inhalers (with spacers);

■	insulin;

■	the following diabetic supplies:

-	insulin syringes with needles;

-	blood testing strips - glucose;

-	urine testing strips - glucose;

-	ketone testing strips and tablets;

-	lancets and lancet devices;

-	insulin pump supplies, including infusion sets, reservoirs, glass cartridges, and insertion sets; and

-	glucose monitors.
Prescription Drug Cost – the rate the Claims Administrator has agreed to pay its Network Pharmacies, including a dispensing fee and any applicable sales tax, for a Prescription Drug dispensed at a Network Pharmacy.
Prescription Drug List (PDL) - a list that categorizes into tiers medications, products or devices that have been approved by the U.S. Food and Drug Administration. This list is subject to periodic review and modification (generally quarterly, but no more than six times per calendar year). You may determine to which tier a particular Prescription Drug has been assigned by contacting UnitedHealthcare at the toll-free number on your ID card or by logging onto www.myuhc.com.
Prescription Drug List (PDL) Management Committee - the committee that UnitedHealthcare designates for, among other responsibilities, classifying Prescription Drugs into specific tiers.
Preventive Care Medications – the medications that are obtained at a Network Pharmacy with a Prescription Order or Refill from a Physician and that are payable at 100% of the Prescription Drug Charge (without application of any Copayment, Coinsurance, Annual Deductible, Annual Prescription Drug Deductible or Specialty Prescription Drug Annual Deductible, if any) as required by applicable law under any of the following:

■	evidence-based items or services that have in effect a rating of "A" or "B" in the current recommendations of the United States Preventive Services Task Force;

■
with respect to infants, children and adolescents, evidence-informed preventive care and screenings provided for in the comprehensive guidelines supported by the Health Resources and Services Administration; or

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■	with respect to women, such additional preventive care and screenings as provided for in comprehensive guidelines supported by the Health Resources and Services Administration.
You may determine whether a drug is a Preventive Care Medication through the internet at www.myuhc.com or by calling UnitedHealthcare at the toll-free telephone number on your ID card.
Usual and Customary Charge – the usual fee that a pharmacy charges individuals for a Prescription Drug without reference to reimbursement to the pharmacy by third parties. The Usual and Customary Charge includes a dispensing fee and any applicable sales tax.

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SECTION 16 - IMPORTANT ADMINISTRATIVE INFORMATION: ERISA

What this section includes:

■	Plan administrative information, including your rights under ERISA.

This section includes information on the administration of the medical Plan, as well as information required of all Summary Plan Descriptions by ERISA as defined in Section 14, Glossary. While you may not need this information for your day-to-day participation, it is information you may find important.
Plan Sponsor and Administrator
Kansas City Life Insurance Company is the Plan Sponsor and Plan Administrator of the Kansas City Life Employee Medical Plan and has the discretionary authority to interpret the Plan. You may contact the Plan Administrator at:
Plan Administrator – Medical Plan
Kansas City Life Insurance Company
Human Resources
3520 Broadway
Kansas City, MO 64111
(816) 753-7299, extension 8226
Claims Administrator
UnitedHealthcare is the Plan's Claims Administrator. The role of the Claims Administrator is to handle the day-to-day administration of the Plan's coverage as directed by the Plan Administrator, through an administrative agreement with the Company. The Claims Administrator shall not be deemed or construed as an employer for any purpose with respect to the administration or provision of Benefits under the Plan Sponsor's Plan. The Claims Administrator shall not be responsible for fulfilling any duties or obligations of an employer with respect to the Plan Sponsor's Plan.
You may contact the Claims Administrator by phone at the number on your ID card or in writing at:
United HealthCare Services, Inc.
185 Asylum Street
Hartford, CT 06103-3408

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Agent for Service of Legal Process
Should it ever be necessary, you or your personal representative may serve legal process on the agent of service for legal process for the Plan. The Plan's Agent of Service is:
General Counsel
Kansas City Life Insurance Company
3520 Broadway
Kansas City, MO 64111
(816) 753-7000
Legal process may also be served on the Plan Administrator.
Other Administrative Information
This section of your SPD contains information about how the Plan is administered as required by ERISA.
Type of Administration
The Plan is a self-funded welfare Plan and the administration is provided through one or more third party administrators.

Plan Name:	Kansas City Life Insurance Company Welfare Benefit Plan
Plan Number:	503
Employer ID:	44-0308260
Plan Type:	Welfare benefits plan – group health plan
Calendar year:	January 1 through December 31
Plan Administration:	Self-Insured
Source of Plan Contributions:
Employee and Company
Where the Company and employees share the cost of coverage, the Company shall contribute the difference between the amount employees contribute and the amount required to pay benefits under the Plan. The Plan Administrator will notify employees annually as to what the employee contribution rates will be. The Company, in its sole and absolute discretion, shall determine the amount of any required contributions under the Plan and may increase or decrease the amount of the required contribution at any time. Any refund, rebate, dividend, experience adjustment, or other similar payment under a group insurance contract shall be applied first to reimburse the Company for their contributions, unless otherwise provided in that group insurance contract or required by applicable law.

Source of Benefits:	Assets of the Company

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Plan Administration
Kansas City Life Insurance Company is responsible for the general administration of the Plan, and will be the fiduciary to the extent not otherwise specified in this SPD or the Plan document. The Company has the discretionary authority to construe and interpret the provisions of the Plan and make factual determinations regarding all aspects of the Plan and its benefits, including the power to determine the rights or eligibility of employees and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions. Such determinations shall be conclusive and binding on all parties. A misstatement or other mistake of fact will be corrected when it becomes known, and the Company will make such adjustment on account of the mistake as it considers equitable and practicable, in light of applicable law. Neither the Plan Administrator nor the Company will be liable in any manner for any determination made in good faith.
The Company may designate other organizations or persons to carry out specific fiduciary responsibilities for the Company in administering the Plan including, but not limited to, the following:

■
Pursuant to an administrative services or claims administration agreement, if any, the responsibility for administering and managing the Plan, including the processing and payment of claims under the Plan and the related recordkeeping,

■
The responsibility to prepare, report, file and disclose any forms, documents, and other information required to be reported and filed by law with any governmental agency, or to be prepared and disclosed to employees or other persons entitled to benefits under the Plan, and

■	The responsibility to act as Claims Administrator and to review claims and claim denials under the Plan to the extent an insurer or administrator is not empowered with such responsibility.
The Company will administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.
Your ERISA Rights
As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be permitted to:

■	receive information about Plan Benefits;

■
examine, without charge, at the Plan Administrator's office and at other specified worksites, all Plan documents – including pertinent insurance contracts, trust agreements, collective bargaining agreements, summary annual reports, and other documents filed with the Internal Revenue Service or the U.S. Department of Labor, and available at the Public Disclosure Room of the Employee Benefits Security Administration;

■	obtain copies of all Plan documents and other Plan information, including insurance contracts and collective bargaining agreements, and copies of the latest summary annual

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reports, and updated Summary Plan Descriptions, by writing to the Plan Administrator. The Plan Administrator may make a reasonable charge for copies; and

■	receive a summary annual report of the Plan's financial activities. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
You can continue health care coverage for yourself, Spouse or Dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your Dependents may have to pay for such coverage. Review this Summary Plan Description and the Plan documents to understand the rules governing your COBRA continuation coverage rights.
You will be provided a certificate of creditable coverage in writing, free of charge, from UnitedHealthcare:

■	when you lose coverage under the Plan;

■	when you become entitled to elect COBRA;

■	when your COBRA coverage ends;

■	if you request a certificate of credible coverage before losing coverage; or

■	if you request a certificate of credible coverage up to 24 months after losing coverage.
You may request a certificate of creditable coverage by calling the toll-free number on your ID card.
If you have creditable coverage from another group health Plan, you may receive a reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health Plan. Without evidence of creditable coverage, Plan Benefits for the treatment of a preexisting condition may be excluded for 12 months (18 months for late enrollees) after your enrollment date in your coverage. In addition to creating rights for Plan participants, ERISA imposes duties on the people who are responsible for the operation of the Plan. The people who operate your Plan, who are called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan Benefit or exercising your rights under ERISA.
If your claim for a Plan Benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. See Section 9, Claims Procedures, for details.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest summary annual report from the Plan, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Plan Administrator.

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If you have a claim for Benefits, which is denied or ignored, in whole or in part, and you have exhausted the administrative remedies available under the Plan, you may file suit in a state or federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.
The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.
If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or write to the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W. Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at (866) 444-3272.

The Plan's Benefits are administered by Kansas City Life Insurance Company, the Plan Administrator. UnitedHealthcare is the Claims Administrator and processes claims for the Plan and provides appeal services; however, UnitedHealthcare and Kansas City Life Insurance Company are not responsible for any decision you or your Dependents make to receive treatment, services or supplies, whether provided by a Network or non-Network provider. UnitedHealthcare and Kansas City Life Insurance Company are neither liable nor responsible for the treatment, services or supplies provided by Network or non-Network providers.

ATTACHMENT I - HEALTH CARE REFORM NOTICES
Patient Protection and Affordable Care Act (“PPACA”)
Patient Protection Notices
The Claims Administrator generally allows the designation of a primary care provider. You have the right to designate any primary care provider who participates in the Claims Administrator’s network and who is available to accept you or your family members. For information on how to select a primary care provider, and for a list of the participating primary care providers, contact the Claims Administrator at the number on the back of your ID card.
For children, you may designate a pediatrician as the primary care provider.

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You do not need prior authorization from the Claims Administrator or from any other person (including a primary care provider) in order to obtain access to obstetrical or gynecological care from a health care professional in the Claims Administrator’s network who specializes in obstetrics or gynecology. The health care professional, however, may be required to comply with certain procedures, including obtaining prior authorization for certain services, following a pre-approved treatment plan, or procedures for making referrals. For a list of participating health care professionals who specialize in obstetrics or gynecology, contact the Claims Administrator at the number on the back of your ID card.
Note: This required PPACA Notice does not reflect the current administration outbind://68/ - _msocom_1of Kansas City Life Employee Medical Plan.

139        ATTACHMENT I - HEALTH CARE REFORM NOTICES

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS PLAN

ADDENDUM - PARENTSTEPS®
Introduction
This Addendum to the Summary Plan Description illustrates the benefits you may be eligible for under the ParentSteps program.
When the words "you" and "your" are used the Plan is referring to people who are Covered Persons as the term is defined in the Summary Plan Description (SPD). See Section 14, Glossary in the SPD.

Important:
ParentSteps is not a health insurance plan. You are responsible for the full cost of any services purchased. ParentSteps will collect the provider payment from you online via the ParentSteps website and forward the payment to the provider on your behalf. Always use your health insurance plan for Covered Health Services described in the Summary Plan Description 5, Plan Highlights) when a benefit is available.

What is ParentSteps?
ParentSteps is a discount program that offers savings on certain medications and services for the treatment of infertility that are not Covered Health Services under your health plan.
This program also offers:

■	guidance to help you make informed decisions on where to receive care;

■	education and support resources through experienced infertility nurses;

■	access to providers contracted with UnitedHealthcare that offer discounts for infertility medical services; and

■	discounts on select medications when filled through a designated pharmacy partner.
Because this is not a health insurance plan, you are not required to receive a referral or submit any claim forms.
Discounts through this program are available to you and your Dependents. Dependents are defined in the Summary Plan Description in Section 14, Glossary.
Registering for ParentSteps
Prior to obtaining discounts on infertility medical treatment or speaking with an infertility nurse you need to register for the program online at www.myoptumhealthparentsteps.com or by calling ParentSteps toll-free at 1-877-801-3507.

140        ATTACHMENT I - HEALTH CARE REFORM NOTICES

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS PLAN

Selecting a Contracted Provider
After registering for the program you can view ParentSteps facilities and clinics online based on location, compare IVF cycle outcome data for each participating provider and see the specific rates negotiated by ParentSteps with each provider for select types of infertility treatment in order to make an informed decision.
Visiting Your Selected Health Care Professional
Once you have selected a provider, you will be asked to choose that clinic for a consultation. You should then call and make an appointment with that clinic and mention you are a ParentSteps member. ParentSteps will validate your choice and send a validation email to you and the clinic.
Obtaining a Discount
If you and your provider choose a treatment in which ParentSteps discounts apply, the provider will enter in your proposed course of treatment. ParentSteps will alert you, via email, that treatment has been assigned. Once you log in to the ParentSteps website, you will see your treatment plan with a cost breakdown for your review.
After reviewing the treatment plan and determining it is correct you can pay for the treatment online. Once this payment has been made successfully ParentSteps will notify your provider with a statement saying that treatments may begin.
Speaking with a Nurse
Once you have successfully registered for the ParentSteps program you may receive additional educational and support resources through an experienced infertility nurse. You may even work with a single nurse throughout your treatment if you choose.
For questions about diagnosis, treatment options, your plan of care or general support, please contact a ParentSteps nurse via phone (toll-free) by calling 1-866-774-4626.
ParentSteps nurses are available from 8 a.m. to 5 p.m. Central Time; Monday through Friday, excluding holidays.
Additional ParentSteps Information
Additional information on the ParentSteps program can be obtained online at www.myoptumhealthparentsteps.com or by calling 1-877-801-3507 (toll-free).

141        ATTACHMENT I - HEALTH CARE REFORM NOTICES